As filed with the Securities and Exchange Commission on January 30, 1998

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              -----------------------------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           PENN NATIONAL GAMING, INC.
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                       23-2234473
(State or other jurisdiction of                   (I.R.S. Employer Incorporation
incorporation or organization)                       or Identification Number)

                         825 Berkshire Blvd., Suite 200
                         Wyomissing, Pennsylvania 19610
                                 (610) 373-2400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                             Additional Registrants
                      are set forth on the following pages
              -----------------------------------------------------
                                Peter M. Carlino
                             Chief Executive Officer
                         825 Berkshire Blvd., Suite 200
                         Wyomissing, Pennsylvania 19610
                                 (610) 373-2400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              Brian J. Lynch, Esq.
                           MORGAN, LEWIS & BOCKIUS LLP
                              2000 One Logan Square
                      Philadelphia, Pennsylvania 19103-6993
                                 (215) 963-5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE

                                                                       Proposed               Proposed
      Title of Class of Securities             Amount to be        Maximum Offering       Maximum Aggregate        Amount of
            to Be Registered                    Registered        Price Per Note (1)      Offering Price (1)    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
10 5/8% Senior Notes Due 2004                  $80,000,000               100%                $80,000,000             $23,600
-----------------------------------------------------------------------------------------------------------------------------------
Guarantees Evidencing Additional
Registrants' Joint and Several
Guarantees of 10 5/8% Senior Notes due
   2004.                                       $80,000,000                (2)                    (2)                    (2)
===================================================================================================================================

(1)  Calculated in accordance with Rule 457(f)(2).

(2) No additional consideration for the Guarantees of the 10 5/8% Senior Notes will be furnished. Pursuant to Rule 457(n), no separate fee is payable with respect to such Guarantees.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine. Information contained herein is subject to completion or amendment. A registration statement relating to these statements has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This registration statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
================================================================================

                           PENN NATIONAL GAMING, INC.

                              CROSS-REFERENCE TABLE

            Pursuant to Rule 404(a) and Item 501(b) of Regulation S-K


Item No.        Form S-4                                                   Prospectus Caption
--------        --------                                                   ------------------
Item 1          Forepart of the Registration Statement and Outside
                Front....................................................  Outside Front Cover Page Prospectus

Item 2          Inside Front and Outside Back Cover Pages of               Inside Front Cover and Outside Back Cover Pages
                Prospectus...............................................  of Prospectus

Item 3          Risk Factors, Ratio of Earnings to Fixed Charges and       Summary; Risk Factors; Selected Consolidated
                Other Information........................................  Financial Information

Item 4          Terms of the Transaction.................................  Summary; The Exchange Offer, Description of
                                                                           Exchange Notes

Item 5          Pro Forma Financial Information..........................  Not Applicable

Item 6          Material Contacts with the Company Being Acquired........  Not Applicable

Item 7          Additional Information Required for Reoffering by
                Persons and Parties Deemed to be Underwriters............  Not Applicable

Item 8          Interests of  Named Experts and Counsel..................  Legal Matters; Experts

Item 9          Disclosure of Commission Position on Indemnification
                for Securities Acts Liabilities..........................  Management

Item 10         Information with Respect to S-3 Registrants..............  Summary; Risk Factors; Capitalization;
                                                                           Management's Discussion and Analysis of
                                                                           Financial Condition and Results of
                                                                           Operations; Business; Regulatory Matters

Item 11         Incorporation of Certain Information by Reference........  Incorporation of Certain Documents by Reference

Item 12         Information with Respect to S-2 or S-3 Registrants.......  Not Applicable

Item 13         Incorporation of Certain Information by Reference........  Incorporation of Certain Documents by Reference

Item 14         Information with Respect to Registrants Other than S-3
                or S-2 Registrants.......................................  Not Applicable

Item 15         Information with Respect to S-3 Companies................  Not Applicable

Item 16         Information with Respect to S-2 or S-3 Companies.........  Not Applicable

Item 17         Information with Respect to Companies Other than S-3
                or S-2 Companies.........................................  Not Applicable

Item 18         Information if Proxies, Consents or Authorizations are
                to be Solicited..........................................  Not Applicable

Item 19         Information if Proxies, Consents or Authorization are      Management;  Incorporation of Certain Documents
                not to be Solicited or in an Exchange Offer..............  by Reference

                                                 ADDITIONAL REGISTRANTS
                                    (Initial Guarantors of 10 5/8% Senior Notes)


                                      MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION
                                 (Exact name of Registrant as specified in its charter)

             Pennsylvania                               7948                       25-1196820
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation or organization)            Classification Code Number

                                                R.D. #1 (P.O. Box 32)
                                                 Grantville, PA 17028
                                                    (717) 469-2910

(Name, address including zip code and telephone number, including area code, or Registrant's principal executive offices)

                                                    --------------

                                         PENNSYLVANIA NATIONAL TURF CLUB, INC.
                                 (Exact name of Registrant as specified in its charter)

             Pennsylvania                               7948                                   23-2346492
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation or organization)           Classification Code Number)

                                                R.D. #1 (P.O. Box 32)
                                                 Grantville, PA 17028
                                                    (717) 469-2910

(Name, address including zip code and telephone number, including area code, or Registrant's principal executive offices)

                                                    --------------

                                              PENN NATIONAL SPEEDWAY, INC.
                                 (Exact name of Registrant as specified in its charter)

             Pennsylvania                               7948                                   25-1759895
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation or organization)           Classification Code Number)

                                                R.D. #1 (P.O. Box 32)
                                                 Grantville, PA 17028
                                                    (717) 469-2910

(Name, address including zip code and telephone number, including area code, or Registrant's principal executive offices)

                                                    --------------

                                              NORTHEAST CONCESSIONS, INC.
                                 (Exact name of Registrant as specified in its charter)

             Pennsylvania                               5812                                   23-2493823
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation of organization)           Classification Code Number)

                                               Highway 1280, Route 315
                                                Wilkes-Barre, PA 18702
                                                    (717) 825-6681

(Name, address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                                    --------------

                                           THE DOWNS OFF-TRACK WAGERING, INC.
                                 (Exact name of Registrant as specified in its charter)

             Pennsylvania                               7999                                   23-2669470
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation of organization)           Classification Code Number)

                                               Highway 1280, Route 315
                                                Wilkes-Barre, PA 18702
                                                    (717) 825-6681

(Name, address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                                    --------------

                                                 THE DOWNS RACING, INC.
                                 (Exact name of Registrant as specified in its charter)

             Pennsylvania                               7948                                   23-2924948
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation of organization)           Classification Code Number)

                                               Highway 1280, Route 315
                                                Wilkes-Barre, PA 18702
                                                    (717) 825-6681

(Name, address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                                    --------------

                                                 STERLING AVIATION INC.
                                 (Exact name of Registrant as specified in its charter)

               Delaware                                 7359                                   23-2818588
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation of organization)           Classification Code Number)

                                             900 Market Street, Suite 200
                                                 Wilmington, DE 19801
                                                    (302) 421-7361

(Name, address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                                    --------------

                                             PENN NATIONAL HOLDING COMPANY
                                 (Exact name of Registrant as specified in its charter)

               Delaware                                 7948                                   51-0372406
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation of organization)           Classification Code Number)

                                             900 Market Street, Suite 200
                                                 Wilmington, DE 19801
                                                    (302) 421-7361

(Name, address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                                    --------------

                                                   PNGI POCONO, INC.
                                 (Exact name of Registrant as specified in its charter)

               Delaware                                 7948                                  52-2058610
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation of organization)           Classification Code Number)

                                             900 Market Street, Suite 200
                                                 Wilmington, DE 19801
                                                    (302) 421-7361

(Name, address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                                    --------------

                                      PENN NATIONAL GAMING OF WEST VIRGINIA, INC.
                                 (Exact name of Registrant as specified in its charter)

             West Virginia                              7993                                   23-2839600
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation of organization)           Classification Code Number)

                                               825 Berkshire Boulevard
                                                      Suite 200
                                                 Wyomissing, PA 19610
                                                    (610) 373-2400

(Name, address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                                    --------------

                                                 TENNESSEE DOWNS, INC.
                                 (Exact name of Registrant as specified in its charter)

               Tennessee                                7948                                   62-1711858
    (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification Number)
    incorporation of organization)           Classification Code Number)

                                               825 Berkshire Boulevard
                                                      Suite 200
                                                 Wyomissing, PA 19610
                                                    (610) 373-2400

(Name, address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                                    --------------


                  SUBJECT TO COMPLETION, DATED JANUARY 30, 1998
                                Offer to Exchange
                                 All Outstanding
                          10 5/8% Senior Notes due 2004
                   ($80,000,000 principal amount outstanding)
                                       of
                           PENN NATIONAL GAMING, INC.


     The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time on _______________, 1998 (as such date may be extended, the "Expiration Date").

     PENN NATIONAL GAMING, INC. (the "Company") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 10 5/8% Senior Notes due 2004 (the "Exchange Notes") for each $1,000 in principal amount of its outstanding 10 5/8% Senior Notes due 2004 (the "Old Notes" and together with the Exchange Notes, the "Notes") held by Holders (as defined) of which an aggregate principal amount of $80,000,000 is outstanding. See "The Exchange Offer." For purposes of the Exchange Offer, a "Holder" shall mean the registered owner of any Registrable Notes. For purposes of the Exchange Offer, "Registrable Notes" means each Old Note, each Exchange Note issued to the Holder that remains restricted under federal and state securities laws, or each Private Exchange Note (as defined) until the earliest to occur of (i) a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") covering such Note, Exchange Note or Private Exchange Note has been made effective by the Securities and Exchange Commission (the "Commission") and such Note, Exchange Note, or Private Exchange Note has been disposed of in accordance with such effective registration statement, (ii) such Note, Exchange Note, or Private Exchange Note may be sold in compliance with Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), (iii) such Old Note has been exchanged for an Exchange Note or Exchange Notes pursuant to an Exchange Offer and is entitled to be resold without complying with the prospectus delivery requirements of the Securities Act or (iv) such Old Note, Exchange Note, or Private Exchange Note ceases to be outstanding under the Indenture (as defined).

     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement dated as of December 17, 1997 among the Company, BT Alex. Brown Incorporated and Jefferies & Company, Inc. (the "Initial Purchasers") (the "Registration Rights Agreement"). See "The Exchange Offer."

     The Old Notes were issued in a transaction (the "Offering") pursuant to which the Company issued an aggregate of $80 million principal amount of the Old Notes. The Old Notes were sold by the Company to the Initial Purchasers on December 17, 1997 (the "Closing Date") pursuant to a Purchase Agreement, dated December 12, 1997 (the "Purchase Agreement") among the Company and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer -- Purpose and Effect."

     The Old Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of December 17, 1997 (the "Indenture"), among the Company, certain subsidiaries of the Company that have agreed to guarantee the Notes (collectively, the "Subsidiary Guarantors") and State Street Bank and Trust Company, as trustee (in such capacity, the "Trustee"). The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the Exchange Notes have been registered under the terms of the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of Exchange Notes will not be entitled to the additional interest otherwise payable under the terms of the Registration Rights Agreement in respect of Old Notes tendered in accordance with the terms of the Exchange Offer but not exchanged for Exchange Notes prior to the 45th day after the Exchange Offer registration statement has been declared effective or where a Shelf Registration Statement has been declared effective and subsequently ceases to be effective at any time during the effectiveness period and prior to the disposition of all Old Notes thereunder (the "Additional Interest") and (iii) holders of Exchange Notes will not be, and upon the consummation of the Exchange Offer, Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities; provided, however, that a Holder of Old Notes who reasonably determines that (i) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or
(ii) that such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales by such Eligible Holder, or (iii) that such Eligible Holder is a broker-dealer registered under the Exchange Act and holds the Old Notes acquired directly from the Company or one of its affiliates, subject to reasonable verification by the Company, shall have the right to require the Company to file a shelf registration statement pursuant to Rule 415 under the Securities Act solely for the benefit of such Holder of Old Notes and will be entitled to receive Additional Interest following the occurrence of defined events of default in connection with the filing of such shelf registration statement. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "--Procedures for Tendering Old Notes" and "Description of Exchange Notes."

                                   ----------
                                                        (continued on next page)

        SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISKS THAT HOLDERS
                SHOULD CONSIDER IN EVALUATING THE EXCHANGE OFFER.

                                   ----------

           THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE

                                   ----------

                 The date of this Prospectus is January __, 1998

                      [PRINTER TO ADD RED HERRING LANGUAGE]

     The Exchange Notes will bear interest at a rate equal to 10 5/8% per annum from and including their date of issuance. Interest on the Exchange Notes is payable semiannually on June 15 and December 15 of each year (each, an "Interest Payment Date"). Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the Exchange Notes. The Exchange Notes will mature on December 15, 2004. See "Description of Exchange Notes -- General."

     The Exchange Notes will not be redeemable, in whole or in part, prior to December 15, 2000. Thereafter, the Exchange Notes will be redeemable at the redemption prices set forth herein, plus interest accrued thereon to the redemption date. Upon the occurrence of a Change of Control (as defined), each holder of Exchange Notes will have the right to require the Company to purchase all or a portion of such holder's Exchange Notes at 101% of the principal amount thereof, plus interest accrued thereon to the purchase.

     Based on an interpretation by the Staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is not an affiliate of the Company, is acquiring the Exchange Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer -- Resales of the Exchange Notes." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities.

     As of January 27, 1998, Cede & Co. ("Cede"), as nominee for The Depository Trust Company, New York, New York ("DTC") was the sole registered holder of the Old Notes and held the Old Notes for ______ of its participants. The Company believes that no such participant is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. There has previously been only a limited secondary market and no public market for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. In addition, the Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, however, neither is obligated to do so and any market making activities may be discontinued by either of the Initial Purchasers at any time. Therefore, there can be no assurance that an active market for the Exchange Notes will develop. If such a trading market develops for the Exchange Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the Exchange Notes may trade at a discount from their face value. See "Risk Factors--Lack of Public Market for Exchange Notes."

     The Company will not receive any proceeds from this offering, but, pursuant to the Registration Rights Agreement, the Company will bear certain registration expenses. No underwriter is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. IN ADDITION, HOLDERS OF THE EXCHANGE NOTES FOLLOWING THE EXCHANGE OFFER SHALL BE PROHIBITED FROM SELLING THE EXCHANGE NOTES TO NONINSTITUTIONAL BUYERS IN THE STATES OF ALABAMA, CALIFORNIA AND WISCONSIN IN THE ABSENCE OF REGISTRATION OF THE EXCHANGE NOTES AND THE GUARANTEES (OR A VALID EXEMPTION THEREFROM) UNDER THE SECURITIES LAWS OF SUCH STATES.

     The Old Notes were issued originally in global form (the "Global Old Notes"). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depository"). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depository's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes' electronically in accordance with the Depository's established procedures without the need to transfer a physical certificate. Except as provided below, the Exchange Notes will also be issued initially as a note in global form (the "Global Exchange Note," and together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depository. Notwithstanding the foregoing, holders of Old Notes that were held, at any time, by a person that is not a qualified institutional buyer under Rule 144A, (a "Qualified Institutional Buyer"), and any Holder that is not a Qualified Institutional Buyer that exchanges Old Notes in the Exchange Offer, will receive the Exchange Notes in certificated form and is not, and will not be, able to trade such securities through the Depository, unless the Exchange Notes are resold to a Qualified Institutional Buyer. After the initial issuance of the Global Exchange Note, Exchange Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note or as set forth in the Indenture.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Available Information...................................................

Disclosure Regarding Forward-Looking Statements.........................

Summary.................................................................

Risk Factors............................................................

The Exchange Offer......................................................

Capitalization..........................................................

Selected Consolidated Financial Data....................................

Management's Discussion and Analysis of Financial Condition
and Results of Operations...............................................

Business................................................................

Regulatory Matters......................................................

Management..............................................................

Description of Exchange Notes...........................................

Incorporation of Certain Documents by Reference.........................

Legal Matters...........................................................

Experts.................................................................

Index to Financial Statements...........................................    F-1

                              AVAILABLE INFORMATION

     The Company has filed a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the Exchange Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Exchange Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, is required to file reports and other information with the Commission. In addition, upon registration of the guarantees of the Notes in connection with the Exchange Offer, each subsidiary of the Company that is a guarantor of the Exchange Notes (a "Subsidiary Guarantor") will also be subject to the reporting requirements of the Exchange Act so long as the guarantee of the Subsidiary Guarantor remains outstanding. Upon effectiveness of the Registration Statement, the Subsidiary Guarantors will be subject to the reporting requirements of the Exchange Act and the interpretations issued thereunder by the Commission staff.

     All documents filed by the Company and its Subsidiary Guarantors pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer to which this Prospectus relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company will provide a copy of any and all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein) without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to Robert S. Ippolito, Chief Financial Officer, Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, (610) 373-2400.

     The Registration Statement (including the exhibits and schedules thereto) and the periodic reports and other information filed by the Company and the Subsidiary Guarantors with the Commission may be inspected without charge at the Commission's principal office in Washington, D.C. or obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). The Common Stock of the Company is traded under the symbol "PENN" on the Nasdaq National Market. Proxy statements, reports and other information filed by the Company, on behalf of itself, before and after the date of this Prospectus, and on behalf of the Subsidiary Guarantors, after the date of this Prospectus, with the Commission and other information can be inspected at the offices of the National Association of Securities Dealers, Inc., Report Section, 17835 K Street, N.W., Washington, D.C. 20006.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, CERTAIN STATEMENTS UNDER THE "PROSPECTUS SUMMARY," "RISK FACTORS," "THE COMPANY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" AND LOCATED ELSEWHERE HEREIN REGARDING THE COMPANY'S OPERATIONS, FINANCIAL POSITION AND BUSINESS STRATEGY, MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. IN ADDITION, FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "INTEND," "ESTIMATE," "ANTICIPATE," "BELIEVE," OR "CONTINUE" OR

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THE NEGATIVE THEREOF OR VARIATIONS THEREON OR SIMILAR TERMINOLOGY. ALTHOUGH THE
COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE AT THIS TIME, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

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                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. References to "Penn National" or the "Company" include Penn National Gaming, Inc. and its subsidiaries.

                                   THE COMPANY

     The Company, which began operations in 1972, is a diversified gaming and pari-mutuel wagering company that owns and operates two racetracks and seven off-track wagering facilities ("OTWs") in Pennsylvania, as well as an entertainment complex that includes a thoroughbred racetrack and video gaming machines ("Gaming Machines") in Charles Town, West Virginia (the "Charles Town Entertainment Complex"). The Company's Pennsylvania racetracks include Penn National Race Course, located outside Harrisburg, one of two thoroughbred racetracks in Pennsylvania, and Pocono Downs Racetrack ("Pocono Downs"), located outside Wilkes-Barre, one of two harness racetracks in Pennsylvania. The Company intends to develop the four additional OTWs that have been allocated to it under Pennsylvania law, after which it would operate 11 of the 23 OTWs currently authorized in Pennsylvania. Between 1993 and 1996, the Company increased its total wagers, including live track, simulcast and OTW wagers, at a compound annual growth rate of 21.1% by expanding its simulcast and OTW operations. In contrast, during the same period, total industry wagers increased at a compound annual growth rate of 3.0%. For the twelve months ended September 30, 1997, the Company generated $97.9 million in revenues and $15.9 million in EBITDA (as defined).

     The Company developed the Charles Town Entertainment Complex in order to operate and market a facility that integrates Gaming Machines with the Company's core business strengths of live racing and simulcast wagering. The Charles Town Entertainment Complex is an approximately 60-minute drive from Baltimore, Maryland and an approximately 70-minute drive from Washington, DC. Through November 30, 1997, the Company has invested a total of approximately $45.2 million to acquire and develop the Charles Town Entertainment Complex, which includes $18.1 million in acquisition costs and $27.1 million for substantial renovations and refurbishments. In developing the Charles Town Entertainment Complex, the Company preserved the California mission-style architecture of the original Charles Town Races facility and incorporated extensive internal renovations including a 1930s art deco Hollywood theater theme within the Silver Screen Gaming area. After having been closed for approximately six months, the Company reopened thoroughbred racing and simulcasting operations ("Charles Town Races") at the Charles Town Entertainment Complex in April 1997. Gaming Machine operations commenced with a soft opening on September 10, 1997, and was followed by a grand opening on October 17, 1997. The Company owns an 89% joint venture interest in PNGI Charles Town Gaming LLC, the entity which owns the Charles Town Entertainment Complex (the "Charles Town Joint Venture").

                                BUSINESS STRATEGY

     The Company intends to be a leading operator in the gaming and pari-mutuel wagering industry by capitalizing upon its horse racing expertise and its numerous wagering locations. The Company plans to significantly increase revenue and EBITDA using the following strategies:

     Focus on Gaming Machine Operations. The Company's primary focus at the Charles Town Entertainment Complex is on Gaming Machine operations. The Company commenced Gaming Machine operations with a soft opening of 223 Gaming Machines on September 10, 1997. The Company's grand opening of Gaming Machine operations at the Charles Town Entertainment Complex occurred on October 17, 1997 with 400 Gaming Machines in operation. As of January 30, 1998, the Company had 550 Gaming Machines in operation. The Company intends to conclude the facility renovation and refurbishment, which is substantially complete, and increase the number of Gaming Machines in operation at the Charles Town Entertainment Complex to approximately 690 by February 28, 1998 and to 1,000 during 1998, the maximum number the Company is currently approved to operate at this complex. The Charles Town Entertainment Complex's Gaming Machines are dollar bill-fed video gaming machines that replicate traditional spinning reel slot machines and also feature video card games, such as blackjack and poker. Marketing efforts, which include


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print and radio advertising, commenced in October 1997 and are focused on the
Washington, DC, Baltimore, Maryland, Northern Virginia, Eastern West Virginia and Southern Pennsylvania markets. The Company intends to enhance these marketing efforts by installing and operating a computerized player tracking system to identify preferred players and encourage repeat Gaming Machine patronage at the Charles Town Entertainment Complex.

     Open Additional OTWs. The Company operates seven of the 18 OTWs now open in Pennsylvania and has the right to operate four of the five remaining OTWs currently authorized in Pennsylvania. The Company's OTWs are located in Allentown, Chambersburg, Erie, Lancaster, Reading, Williamsport and York, Pennsylvania. At OTWs, customers can place wagers on thoroughbred and harness races simulcast from the Company's racetracks and from other tracks around the country. Under the Pennsylvania Race Horse Industry Reform Act (the "Pennsylvania Racing Act"), only licensed thoroughbred and harness racing associations, such as the Company, can operate OTWs or accept customer wagers on simulcast races at Pennsylvania racetracks. The Company will open OTWs in Carbondale and Hazleton, Pennsylvania during the first quarter of 1998 and plans (subject to the receipt of remaining regulatory approvals, including site approvals) to open and operate additional OTWs in Stroudsburg and Altoona, Pennsylvania, which would give the Company a total of 11 of the 23 OTWs currently authorized by Pennsylvania law.

     Expand Simulcasting Operations. Simulcasting involves the transmission to or the receipt of audio and/or video signals of a live racing event through a satellite for re-transmission at a different wagering location. The Company transmits simulcasts of Company races to other wagering locations year-round ("export simulcasting") and receives simulcasts of races from other locations for wagering by its customers at the Company's facilities year-round ("import simulcasting"). Full-card import simulcasting, in which all of the races at a non-Company track are import simulcast to a Company wagering facility, maximizes the number of events available to a patron for wagering at the Company's facilities. The Company currently receives import simulcasts from approximately 75 racetracks, including premier racetracks such as Arlington International, Belmont Park, Gulfstream Park, Hollywood Park, Santa Anita and Saratoga. Export simulcasting increases the consumer base for Company races beyond Company racetracks and OTWs. The Company transmits export simulcasts of Company races to approximately 98 locations and receives a flat percentage of the amounts wagered on Company races at non-Company locations. The Company intends to increase export simulcasting of races from Company-owned tracks to out-of-state racetracks, OTWs, casinos and other gaming facilities. The Company also seeks to improve the quality of its export simulcast products by increasing purse sizes where practicable. The Company believes that the minimal incremental costs associated with expanding import simulcasting and export simulcasting make it a particularly desirable source of revenue and EBITDA growth.

     Capitalize on Other Gaming and Pari-Mutuel Wagering Opportunities. The Company intends to continue identifying opportunities in the gaming and pari-mutuel wagering industries that complement the Company's core operations and leverage its pari-mutuel management and operating strengths. Management also intends to explore other opportunities to capitalize upon changes in gaming legislation, including legislation relating to Gaming Machines.

                               RECENT DEVELOPMENTS

     The Company has acquired an option to purchase approximately 100 acres of land in northeastern Memphis, Tennessee and has submitted an application to the Tennessee State Racing Commission to obtain a racing license to develop a harness track and OTW facility at this site. On December 2, 1997, the Company received approval from the Memphis City Council for the necessary zoning and land development plans. If the Company's racing application is approved, the Company plans to spend approximately $9.0 million in the next year to purchase the land subject to the option and build a combined OTW and grandstand facility. The Company estimates that total development costs, including subsequent track construction, will be approximately $15.0 million. See "Business-- Potential Tennessee Development Project." In addition, if the Company is awarded a racing license, it will be permitted to pursue the development of additional OTWs in Tennessee, provided it first obtains necessary approvals, including a public referendum for each proposed OTW site and other necessary zoning and land development approvals.

     The Company is the successor to several businesses which have operated the Penn National Race Course since 1972. The Company was incorporated in Pennsylvania in 1982 as PNRC Corp. It adopted its present name in 1994. The

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Company's principal executive offices are located in the Wyomissing Professional
Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610; its telephone number is (610) 373-2400.
























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                            ISSUANCE OF THE OLD NOTES

     The outstanding 10 5/8% Senior Notes due 2004 (the "Old Notes") were sold by the Company to BT Alex. Brown Incorporated and Jefferies & Company, Inc. (the "Initial Purchasers"), on December 17, 1997 (the "Closing Date") pursuant to a Purchase Agreement, dated December 12, 1997 (the "Purchase Agreement"), between the Company and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and other available exemptions under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement, dated as of December 17, 1997 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer (as defined) is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer--Purpose and Effect." Capitalized terms used but not defined in this Prospectus Summary are defined elsewhere in the Prospectus.

                               THE EXCHANGE OFFER

The Exchange Offer..................... The Company is offering upon the terms and subject to the conditions set forth
                                        herein to exchange $1,000 in principal
                                        amount of its 10 5/8% Senior Notes due
                                        2004 (the "Exchange Notes") for each
                                        $1,000 in principal amount of the
                                        outstanding Old Notes (the Old Notes and the Exchange Notes are collectively referred to herein as the "Notes"). As of the date of this Prospectus, $80 million in aggregate principal amount of the Old Notes is outstanding. As of the Record Date, there was one registered holder of the Old Notes, Cede & Co. ("Cede"), which held the Old Notes for ___ of its participants. See "The Exchange Offer--Terms of the Exchange Offer."

Expiration Date........................ 5:00 p.m., New York City time, on
                                        __________________________, 1998 as the
                                        same may be extended. See "The Exchange
                                        Offer--Expiration Date; Extensions;
                                        Amendments."

Conditions of the Exchange Offer....... The Exchange Offer is not conditioned upon any minimum principal amount of Old
                                        Notes being tendered for exchange.
                                        However, the Exchange Offer is subject
                                        to certain customary conditions,
                                        including that (i) the Exchange Offer
                                        does not violate applicable law or any
                                        applicable interpretation of the staff
                                        of the Commission, (ii) no action or
                                        proceeding is instituted or threatened
                                        that would be reasonably likely to
                                        materially impair the ability of the
                                        Company or Subsidiary Guarantors to
                                        proceed with the Exchange Offer, and
                                        (iii) all government approvals have been obtained. The Company expects that the foregoing conditions will be satisfied. All such conditions may be waived by the Company. See "The Exchange
                                        Offer--Conditions of the Exchange
                                        Offer."

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                                      -16-

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Termination of Certain Rights.......... Pursuant to the Registration Rights
                                        Agreement and the Old Notes, Holders (as defined) of Old Notes (i) have rights to receive Additional Interest (as defined) and (ii) have certain rights intended for the holders of unregistered securities. Holders of Exchange Notes will not be and, upon consummation of the Exchange Offer, Holders of Old Notes will no longer be, entitled to (i) the right to receive the Additional Interest or (ii) certain other rights under the Registration Rights Agreement intended for holders of unregistered securities, provided, however, that a Holder of Old Notes who reasonably determines and notifies the Company within 20 business days of the consummation of the Exchange Offer that (a) such Holder is prohibited by applicable law or Commission policy from participating, in the Exchange Offer, or (b) that such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales by such Holder,] or (c) that such Holder is a broker-dealer registered under the Exchange Act and holds the Old Notes acquired directly from the Company or one of its affiliates subject to reasonable verification by the Company shall have the right to require the Company to file a shelf registration statement pursuant to Rule 415 under the Securities Act solely for the benefit of such Holder of Old Notes and will be entitled to receive the Additional Interest following the occurrence of defined events of default in connection with such shelf registration statement. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. "Holder" means the registered owner of any Old Notes that remain Transfer Restricted Securities as reflected on the records of State Street Bank and Trust Company, as registrar for the Old Notes (in such capacity, the
                                        "Registrar"), or any person whose Old
                                        Notes are held of record by the
                                        Depository (as defined) as of the Record
                                        Date (as defined). See "The Exchange
                                        Offer--Termination of Certain Rights"
                                        and "Procedures for Tendering Old
                                        Notes."

Shelf Registration....................  The Company and Subsidiary Guarantors
                                        shall be required to file a Shelf
                                        Registration Statement pursuant to Rule
                                        415 under the Securities Act covering
                                        all of the Registrable Notes if (i)
                                        because of a change in law or in
                                        currently prevailing interpretations of
                                        the Staff of the Commission, the Company and Subsidiary Guarantors are not permitted to effect an Exchange Offer,
                                        (ii) the Exchange Offer is not
                                        consummated within 165 days of December
                                        17, 1997 (the "Issue Date"), (iii) the
                                        holder of the Private Exchange Notes so
                                        requests at any time after the
                                        consummation of the Private Exchange, or
                                        (iv) in the case of any Holder that
                                        participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the Exchange that may be sold without restriction under state and federal securities laws.

Accrued Interest on the
Old Notes.............................. The Exchange Notes will bear interest at a rate equal to 10 5/8% per annum from
                                        and including their date of issuance.
                                        Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange, which accrued at the rate of 10 5/8% per annum, will cease to accrue on, the day prior to the issuance of the Exchange Notes.

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Additional Interest....................  Pursuant to the Registration Rights
                                        Agreement, if (i) neither the Exchange
                                        Offer nor Shelf Registration, if
                                        applicable, is filed on or prior to the
                                        respective Filing Date applicable
                                        thereto, or (ii) neither the Exchange
                                        Offer nor Shelf Registration, if
                                        applicable, is declared effective prior
                                        to the respective Effectiveness Date
                                        applicable thereto, or (iii) neither the Company nor the Subsidiary Guarantors has exchanged Exchange Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement has been declared effective or, if applicable, a Shelf Registration ceases to be effective at any time during the Effectiveness Period and prior to the disposition of all Old Notes thereunder, additional interest shall accrue for the period of any such failure or event on the principal amount of the Old Notes at a rate of .50% per annum for the first 90 days after such failure or event and shall increase by an additional .50% for each subsequent 90-day period, provided, that such additional interest shall not exceed in the aggregate 1.0% per annum
                                        ("Additional Interest").

Procedures for Tendering
Old Notes.............................. Unless a tender of Old Notes is effected pursuant to the procedures for
                                        book-entry transfer as provided herein,
                                        each Holder desiring to accept the
                                        Exchange Offer must complete and sign
                                        the Letter of Transmittal, have the
                                        signature thereon Guaranteed if required by the Letter of Transmittal, and mail or deliver the Letter of Transmittal, together with the Old Notes or a Notice of Guaranteed Delivery and any other required documents (such as evidence of authority to act, if the Letter of Transmittal is signed by someone acting in a fiduciary or representative capacity), to the Exchange Agent (as defined) at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any Beneficial Owner (as defined) of the Old Notes whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender Old Notes in the Exchange Offer, should instruct such entity or person to promptly tender on such Beneficial Owner's behalf. See "Exchange Offer--Procedures for
                                        Tendering Old Notes."

Guaranteed Delivery Procedures......... Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes
                                        are not immediately available or (ii)
                                        who cannot deliver their Old Notes or
                                        any other documents required by the
                                        Letter of Transmittal to the Exchange
                                        Agent prior to the Expiration Date (or
                                        complete the procedure for book-entry
                                        transfer on a timely basis), may tender
                                        their Old Notes according to the
                                        guaranteed delivery procedures set forth in the Letter of Transmittal. See "The Exchange Offer-- Guaranteed Delivery Procedures."

Acceptance of Old Notes and Delivery
of Exchange Notes...................... Upon satisfaction or waiver of all conditions of the Exchange Offer, the
                                        Company will accept any and all Old
                                        Notes that are properly tendered in the
                                        Exchange Offer prior to 5:00 p.m., New
                                        York City time, on the Expiration Date.
                                        The Exchange Notes issued pursuant to
                                        the Exchange Offer will be delivered
                                        promptly after acceptance of the Old
                                        Notes. See "The Exchange
                                        Offer--Acceptance of Old Notes for
                                        Exchange; Delivery of Exchange Notes."

Withdrawal Rights...................... Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York
                                        City time, on the Expiration Date. See
                                        "The Exchange Offer--Withdrawal Rights."

The Exchange Agent..................... State Street Bank and Trust Company is
                                        the exchange agent (in such capacity,
                                        the "Exchange Agent"). The address and
                                        telephone number of the Exchange Agent
                                        are set forth in "The Exchange
                                        Offer--The Exchange Agent; Assistance."

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                                      -18-
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Fees and Expenses...................... All expenses incident to the Company's consummation of the Exchange Offer and
                                        compliance with the Registration Rights
                                        Agreement will be borne by the Company
                                        or the Subsidiary Guarantors. The
                                        Company will also pay certain transfer
                                        taxes applicable to the Exchange Offer.
                                        See "The Exchange Offer--Fees and
                                        Expenses.

Resales of the New
Notes.................................. Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
                                        Act), without compliance with the
                                        registration and prospectus delivery
                                        provisions of the Securities Act,
                                        provided that the Holder is acquiring
                                        the Exchange Notes in the ordinary
                                        course of business and is not
                                        participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker as a result of market-making, or other trading, activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer--Resales of the Exchange Notes" and "Plan of Distribution."

                          DESCRIPTION OF EXCHANGE NOTES

     The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the Exchange Notes will not be entitled to Additional Interest and (iii) holders of the Exchange Notes will not be, and upon consummation of the Exchange Offer, Holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities, except in certain limited circumstances. See "Exchange Offer--Termination of Certain Rights." The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer--Termination of Certain Rights" and "Procedures for Tendering Old Notes," and "Description of Exchange Notes." "Transfer Restricted Securities" means each Old Note until the earliest to occur of (i) the date on which such Old Note has been exchanged for an Exchange Note in the Exchange Offer, (ii) the date on which such Old Note has been effectively registered under the Securities Act, and disposed of in accordance with a shelf registration statement, or (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

Securities Offered..................... $80,000,000 aggregate principal amount of 10 5/8% Senior Notes due 2004.

Maturity Date.......................... December 15, 2004.

Interest Payments Dates................ Interest on the Exchange Notes will accrue from the date of original
                                        issuance (the "Issue Date") and is
                                        payable semi-annually in arrears on June
                                        15 and December 15, commencing June 15,
                                        1998.

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Ranking................................ The Exchange Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and senior in right of payment with all existing and future subordinated indebtedness of the Company. The Exchange Notes will be effectively subordinated in right of payment to all secured indebtedness of the Company, including indebtedness incurred under a new $12.0 million revolving credit facility (the "Credit Facility") entered into on December 17, 1997. As of January 30, 1998, the Company has approximately $80.3 million of indebtedness outstanding (and $12 million of secured indebtedness available) under the Credit Facility.

Optional Redemption.................... The Exchange Notes will be redeemable, in whole or in part, at the option of
                                        the Company on or after December 15,
                                        2001, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to December 15, 2000, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Exchange Notes originally issued with the net cash proceeds of one or more Public Equity Offerings, at a redemption price equal to 110.625% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that at least 65% of the aggregate principal amount of Exchange Notes originally issued remains outstanding immediately after any redemption. See "Description of Exchange Notes--Redemption."

Change of Control...................... Upon a Change of Control, each holder of an Exchange Note will have the right to
                                        require the Company to repurchase such
                                        holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Exchange
                                        Notes--Redemption."

Guarantees............................. The Exchange Notes will be unconditionally guaranteed (the
                                        "Guarantees") on a senior basis by
                                        certain of the Company's subsidiaries
                                        (the "Subsidiary Guarantors"). The
                                        Guarantees will be general unsecured
                                        obligations of the Subsidiary Guarantors and will rank pari passu in right of payment to any unsubordinated indebtedness of the Subsidiary Guarantors and will rank senior in right of payment to all other subordinated obligations of the Subsidiary
                                        Guarantors. The Guarantees will be
                                        effectively subordinated to all secured
                                        indebtedness of the Subsidiary
                                        Guarantors to the extent of the value of the assets securing such indebtedness.

Certain Covenants...................... The Indenture governing the Exchange
                                        Notes (the "Indenture") will contain
                                        certain covenants that limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company and its subsidiaries, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. These restrictions and qualifications are subject to a number of important qualifications and exceptions.

Transfer Restrictions; Absence
of a Public Market for the New
Notes.................................. The Exchange Notes are a new issue of securities with no established market.
                                        Accordingly, there can be no assurance
                                        as to the development or liquidity of
                                        any market for the Exchange Notes. The
                                        Initial Purchasers have advised the
                                        Company that they currently intend to
                                        make a market in the Exchange Notes.
                                        However, neither Initial Purchaser is
                                        obligated to do so, and any market
                                        making with respect to the Exchange
                                        Notes may be discontinued at any time
                                        without notice. The Company does not
                                        intend to apply for listing of the
                                        Exchange Notes on a securities exchange.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth the summary historical consolidated financial data of the Company. The summary historical consolidated financial data for each of the three years in the period ended December 31, 1996 are derived from the Company's audited consolidated financial statements. The summary historical consolidated financial data of the Company and its subsidiaries as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 and for the twelve months ended September 30, 1997 are unaudited, but, in the opinion of management, all adjustments necessary to present fairly the financial data for such periods have been made, none of which were other than normal accruals. The results for the nine month period ended September 30, 1997 are not necessarily indicative of the results for the full year, or any future period. For additional information, see the consolidated financial statements of the Company appearing elsewhere in this Prospectus. The summary historical consolidated financial data should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                                   Twelve
                                                                                        Nine Months Ended        Months Ended
                                                          Year Ended December 31,         September 30,          September 30,
                                                   ------------------------------------ ------------------ -------------------------
                                                     1994          1995          1996          1996         1997(1)          1997(1)
                                                   --------      --------      --------      --------      --------         --------

                                                                               (dollars in thousands)
Income Statement Data:
Total revenues ..............................      $ 46,031      $ 57,676      $ 62,834      $ 46,474      $ 81,568         $ 97,928
Total operating expenses ....................        41,607        49,421        53,374        39,237        71,099           85,236
Income from operations ......................         4,424         8,255         9,460         7,237        10,469           12,692
Net income ..................................         2,603         4,996         5,510         4,406         4,055            5,159
Operating Data:
Pari-mutuel wagering:
Live races ..................................      $111,248      $102,145      $ 89,327      $ 69,200      $ 99,971         $120,098
Import simulcasting .........................        93,461       142,499       170,814       122,960       228,352          276,206
Export simulcasting .........................        40,337        72,252       112,871        84,228       132,347          160,990
                                                   --------      --------      --------      --------      --------         --------

Total pari-mutuel wagering ..................      $245,046      $316,896      $373,012      $276,388      $460,670         $557,294
                                                   ========      ========      ========      ========      ========         ========

Gross profit from wagering(2) ...............      $ 17,963      $ 24,915      $ 27,955      $ 20,286      $ 37,398         $ 45,067
Other Data:
EBITDA(3) ...................................      $  5,123      $  9,136      $ 10,893      $  8,148      $ 13,170         $ 15,915
Depreciation and amortization ...............           699           881         1,433           911         2,701            3,223
Capital expenditures ........................         2,852         3,958         6,995         4,784        26,392(4)        28,603

PRO FORMA DATA(5):
Adjusted EBITDA(6) ...................................................................................................      $ 16,489
Net interest expense(7) ..............................................................................................         8,100
Ratio of Adjusted EBITDA to net interest expense .....................................................................          2.0x
Net debt(8) ..........................................................................................................      $ 71,409
Ratio of net debt to Adjusted EBITDA .................................................................................          4.3x

                                                       September 30, 1997
                                                       ------------------

                                                                         As
                                                    Actual           Adjusted(5)
                                                    ------           -----------
Balance Sheet Data:
Cash and cash equivalents ................        $   3,951         $   8,951
Working capital (deficiency) .............          (10,406)            5,741
Total assets .............................          134,919           155,021
Total debt ...............................           53,860            80,360
Shareholders' equity .....................           55,654            54,575(9)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Reflects the November 27, 1996 acquisition of Pocono Downs and the January 15, 1997 acquisition of a joint venture interest in the Charles Town Entertainment Complex. See "Business--Acquisitions."

(2) Amounts equal total pari-mutuel revenues, less purses paid to the Horsemen (as defined), taxes payable to Pennsylvania and simulcast commissions or host track fees paid to other racetracks. Figures for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 do not include purses paid at Penn National Speedway.

(3) Represents income from operations before depreciation and amortization ("EBITDA"). EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and/or service debt. EBITDA should not be considered in isolation or as a substitute for consolidated net income, cash flows, or other income or cash flow data prepared in accordance with generally accepted accounting principles ("GAAP") or as a measure of a company's profitability or liquidity.

(4) Includes approximately $22.8 million in capital expenditures associated with the renovation and refurbishment of the Charles Town Entertainment Complex. The balance of the amount relates to normal ongoing capital expenditures at the Company's other facilities.

(5) Adjusted to give effect to the issuance of the Old Notes and the application of net proceeds described herein.

(6) Adjusted EBITDA represents the Company's EBITDA for the twelve months ended September 30, 1997 plus $574,000 in EBITDA of Pocono Downs from October 1, 1996 through November 27, 1996 (the date the Company acquired Pocono Downs), as adjusted to exclude Pocono Downs' non-recurring salary adjustment, severance and professional and advisory fees it incurred in connection with its acquisition by the Company and excluding the losses from operations at Charles Town Races prior to its acquisition by the Company on January 15, 1997, as the Company believes that such pre-acquisition operations are not comparable to current operations due to the addition of Gaming Machines and the transformation of Charles Town Races to the Charles Town Entertainment Complex.

(7) Net interest expense is defined as interest expense less assumed interest income earned on pro forma cash and cash equivalents, as adjusted for the Offering, including $5.0 million in net proceeds from the Offering available for working capital and general corporate purposes.

(8) Net debt is defined as (i) total debt less (ii) cash and cash equivalents, including net proceeds from the Offering reserved for working capital and general corporate purposes.

(9) Reflects write-off ($1.1 million, net of tax) of deferred financing costs relating to the repayment, with the proceeds of the Old Offering, of amounts outstanding under the Company's Credit Facility.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, holders of Notes should consider carefully the following risk factors affecting the business of the Company.

Substantial Leverage and Ability to Service Debt

     The Company is highly leveraged. As of December 31, 1997, the Company's total indebtedness is approximately $80.3 million. In addition, subject to restrictions in the Credit Facility and the Indenture, the Company may incur up to $12.0 million of borrowings under the Credit Facility. See "Description of Credit Facility" and "Description of Exchange Notes."

     The level of the Company's indebtedness could have important consequences to holders of the Exchange Notes, including: (i) a substantial portion of the Company's cash flow from operations will be dedicated to debt service and may not be available for other purposes; (ii) the Company's leveraged position may impede its ability to obtain financing in the future for acquisitions, potential development opportunities, working capital, capital expenditures and general corporate purposes; and (iii) the Company's leveraged financial position may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. The Company's ability to pay interest on the Exchange Notes and to repay portions of its long-term indebtedness (including the Exchange Notes and the Credit Facility) will depend upon its future operating performance and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. The Company believes that, based on its current level of operations, it will have sufficient capital to carry on its business and will be able to meet its scheduled debt service requirements. However, there can be no assurance that the future cash flow of the Company will be sufficient to meet the Company's obligations and commitments. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. There can be no assurance that any of these actions could be effected on a timely basis or on satisfactory terms or that these actions would enable the Company to continue to satisfy its capital requirements. In addition, the terms of existing or future debt agreements, including the Indenture (as defined) and the Credit Facility, may prohibit the Company from adopting any of these alternatives. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Credit Facility" and "Description of Exchange Notes."

Ranking; Holding Company Structure

     The Exchange Notes will be general unsecured senior obligations and will rank pari passu in right of payment with all existing and future unsubordinated Indebtedness (as defined) of the Company, including obligations under the Credit Facility. As of December 31, 1997, the Company had approximately $80.3 million of Indebtedness outstanding and $12.0 million of secured indebtedness available under the Credit Facility. The Exchange Notes will be effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. The Indebtedness of the Company and its subsidiaries under the Credit Facility will be secured by liens upon real property and current assets of the Company and its subsidiaries (including the pledge of subsidiary stock), including receivables, inventory, general intangibles and equipment. The Indenture permits the Company to incur additional Indebtedness under both the Credit Facility and the Indenture. In the event of a bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all secured Indebtedness of the Company has been paid in full and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

     The operations of the Company are conducted through subsidiaries. Consequently, a substantial portion of the revenues available for payment of debt service in respect of the Exchange Notes is expected to be generated through direct and indirect subsidiaries of the Company. The Company's cash flow and, consequently, its ability to service debt, including the Exchange Notes, will depend in substantial part upon the cash flow of the Company's subsidiaries and the payment of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise. Although the Exchange Notes will be guaranteed by the Subsidiary Guarantors, the Charles Town Joint Venture will not be a guarantor of the Exchange Notes due to the joint venture investment structure of this entity, and the inability of the Company to secure a Guarantee by the Charles Town Joint Venture. Accordingly, the Exchange Notes will be structurally subordinated to any indebtedness incurred by the Charles Town Joint Venture. In addition, the Subsidiary Guarantors are separate and distinct legal entities and are subject to the provisions of the Credit Facility, which may contain limitations on the ability of the Subsidiary Guarantors to make payments in respect of the Guarantee, particularly upon the occurrence of any default or the insolvency of the Company or any Subsidiary Guarantor. In addition, the laws of most jurisdictions provide suretyship defenses to guarantors, which may limit the Subsidiary Guarantors' legal obligations to make payments under their Guarantee.

Restrictions Imposed by the Company's Indebtedness

     The Credit Facility requires the Company to maintain specified financial ratios and satisfy certain financial tests, among other obligations, including interest coverage and total leverage ratios. In addition, the Credit Facility restricts, among other things, the Company's ability to incur additional indebtedness and restricts the ability of the Company to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay indebtedness or amend debt instruments, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. A failure to comply with the restrictions contained in the Credit Facility could lead to an event of default thereunder which could result in an acceleration of such indebtedness. Such an acceleration could constitute an event of default under the Indenture relating to the Exchange Notes. In addition, the Indenture restricts, among other things, the Company's ability to incur additional indebtedness, make certain payments and dividends or merge or consolidate. A failure to comply with the restrictions in the Indenture could result in an event of default under the Indenture. See "Description of Credit Facility" and "Description of Exchange Notes."

Risks Associated with Expansion and New Gaming Machine Operations

     The Company began to operate Gaming Machines at the Charles Town Entertainment Complex with a soft opening of 223 Gaming Machines in September 1997 and, therefore, the Company's Gaming Machine management strategy at the Charles Town Entertainment Complex is still in its early stages. This significant expansion of the Company's business and operational scale will place demands on the Company's administrative, operational and financial resources and could place an additional strain on the capacity, management and operations of the Company. Such strain, together with demands associated with any other growth through geographic or emerging jurisdictional gaming opportunity expansion, may have a material adverse effect on the Company's business, financial condition and results of operations. In addition, to date, the Company has experienced difficulty in obtaining timely delivery of the Gaming Machines it desires because Gaming Machine manufacturers have been delayed in receiving the West Virginia licensing approvals necessary for their machines to be installed and operated in West Virginia. As of January 30, 1998, the Company had 550 Gaming Machines installed and operational at the Charles Town Entertainment Complex. Following the installation of approximately 800 Gaming Machines, the Company will evaluate demand for Gaming Machine play at the Charles Town Entertainment Complex and install an additional 200 Gaming Machines (to operate the maximum 1,000 Gaming Machines presently permitted) if demand warrants such installation. Such demand will be evaluated because the Company becomes obligated to pay a minimum licensing fee of $4.3 million per year to a third party supply and servicing company once it has 800 or more Gaming Machines in operation at the Charles Town Entertainment Complex. This minimum fee may have an adverse impact on the Company's results of operations if Gaming Machine play is not significant or is not profitable. See "Business--GTECH Gaming Machine Supply and Service Agreement." There can be no assurance that the Company will be able to effectively and profitably manage Gaming Machine operations since the Company has no prior experience in operating Gaming Machines.

Decline in Live Racing Attendance

     The Pennsylvania Racing Act requires the Company to schedule 200 days of live thoroughbred racing and 150 days of live harness racing, regardless of attendance, in order to present full-card import simulcast racing. Over the past few years, however, there has been a substantial decline in attendance and wagering on live racing throughout the industry, in general, and at the Penn National Race Course, Pocono Downs and Charles Town Races, in particular, even though the number of racing days has remained relatively constant. The Company believes this decline is primarily a result of competition from other forms of entertainment and gaming, including wagering at OTWs and wagering at tracks in neighboring states where additional forms of casino-style gaming (such as video gaming and slot machines) are available, and which are perhaps closer in proximity to patrons who might otherwise travel to the Penn National Race Course, Pocono Downs and the Charles Town Races. Because live racing revenues are declining, the Company's future growth is dependent on its OTWs and Gaming Machine operations. If not offset by increased revenues from other sources, continued declines in live racing attendance could have a material adverse effect on the Company's business, financial condition and results of operations because a relatively high proportion of the Company's costs of operating its live racing facilities are fixed. The Company intends, following receipt of all regulatory approvals, to open OTWs in Carbondale, Hazleton, Stroudsburg and Altoona, Pennsylvania, in addition to operating its existing OTWs. The Company's existing OTWs may be unable to increase or maintain their current level of profitability, and the remaining four OTWs which the Company has been allocated under the Pennsylvania Racing Act may never be opened, or, if opened, achieve profitability. Moreover, as with racetracks, a relatively high proportion of the costs of operating an

OTW are fixed, while OTW attendance is subject to significant variation based on a variety of factors, including the quality of the races that are import simulcast to the facility and the proximity of other live racing and OTW venues. To the extent that attendance and wagering at existing or new OTWs is not consistent with the Company's historical experience, the Company's business, financial condition and results of operations may be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Racing and Pari-Mutuel Operations" and "--Competition."

Competition

     The Company faces significant competition for wagering dollars from other racetracks and OTWs in Pennsylvania and neighboring states (some of which also offer other forms of gaming), other gaming venues such as casinos and state-sponsored lotteries, including the Pennsylvania Lottery and the West Virginia Lottery. The Company may also face competition in the future from new OTWs or from new racetracks. From time to time, Pennsylvania has considered legislation to permit other forms of gaming. Although Pennsylvania has not authorized any form of casino or other gaming, if additional gaming opportunities become available in or near Pennsylvania, such gaming opportunities could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's live races compete for wagering dollars and simulcast fees with live races and races simulcast from other racetracks both inside and outside Pennsylvania (including several in New York, New Jersey, West Virginia, Ohio, Maryland and Delaware). The Company's ability to compete successfully for wagering dollars is dependent, in part, upon the quality of its live horse races. The quality of horse races at some racetracks that compete with the Company, either by live races or simulcasts, is higher than the quality of Company races. The Company believes that there has been some improvement over the last several years in the quality of the racing at the Penn National Race Course, due to incrementally higher purses being paid as a result of the Company's increased simulcasting activities. However, increased purses may not result in a continued improvement in the quality of racing at the Penn National Race Course or in any material improvement in the quality of racing at Pocono Downs or the Charles Town Races.

     The Company's OTWs compete with the OTWs of other Pennsylvania racetracks, and new OTWs may compete with the Company's existing or proposed wagering facilities. Competition between OTWs increases as the distance between them decreases. For example, the Company believes that its Allentown OTW, which was acquired in the acquisition of Pocono Downs and which is approximately 50 miles from the Penn National Race Course and 35 miles from the Company's Reading OTW, has drawn some patrons from the Penn National Race Course, the Reading OTW and the Company's telephone wagering system, and that the Company's Lancaster OTW, which is approximately 31 miles from the Penn National Race Course and 25 miles from the Company's York OTW, has drawn some patrons from the Penn National Race Course, the York OTW and the Company's telephone wagering system. Moreover, the Company believes that a competitor's new OTW in King of Prussia, Pennsylvania, which is approximately 23 miles from the Reading OTW, has drawn some patrons from the Reading OTW. Although only one competing OTW remains authorized by law for future opening, the opening of a new competitive OTW in close proximity to the Company's existing or future OTWs could have an adverse effect on the Company's business, financial condition and results of operations.

     The Company's Gaming Machine operations at the Charles Town Entertainment Complex face competition from other Gaming Machine venues in neighboring states (including Dover Downs in Dover, Delaware, Delaware Park in northern Delaware, Harrington Raceway in southern Delaware and the casinos in Atlantic City, New Jersey) and, to a lesser extent, other Gaming Machine venues in West Virginia, which are less accessible to the Company's target market audience than Gaming Machine venues in neighboring states. Venues in Delaware and New Jersey, in addition to video gaming machines, currently offer mechanical slot machines that feature traditional spinning reels, pull-handles and the ability to both accept and pay out coins. West Virginia has not authorized, and may never approve, such mechanical slot machines. The failure to attract or retain Gaming Machine customers at the Charles Town Entertainment Complex, whether arising from such competition or from other factors, could have a material adverse effect upon the Company's business, financial condition and results of operations.

Risks Associated with the Charles Town Joint Venture and Charles Town Entertainment Complex

     The Charles Town Joint Venture acquired its option to purchase the Charles Town Entertainment Complex from its 11% joint venture partner, Bryant Development Company and its affiliates ("Bryant"); Bryant, in turn, acquired the option from Showboat Operating Company ("Showboat"). Showboat retained an option (the "Showboat Option") to operate any casino at the Charles Town Entertainment Complex in return for a management fee (to be negotiated at the time, based on rates payable for similar properties). Showboat has also retained a right of first refusal to purchase or lease the site of any casino at the Charles Town Entertainment Complex proposed to be leased or sold and to purchase any interest proposed to be sold in any such casino (on the same terms offered by a third party or otherwise negotiated with the Charles Town Joint Venture). The rights retained by Showboat extend for a period of five years from November 6, 1996, the date that the Charles Town Joint Venture exercised its option to purchase Charles Town Races, and expire thereafter unless legislation to permit casino gaming at the Charles Town Entertainment Complex has been adopted prior to the end of the five-year period. If such legislation has been adopted prior to such time, then the rights of Showboat continue for a reasonable time (not less than 24 months) to permit completion of negotiations.

     While the agreement with Showboat does not specify what activities at the Charles Town Entertainment Complex would constitute operation of a casino, Showboat has agreed that the installation and operation of Gaming Machines at the Charles Town Entertainment Complex's racetrack would not trigger the Showboat Option. If West Virginia law were to permit casino gaming at the Charles Town Entertainment Complex and if Showboat were to exercise the Showboat Option, the Company would be required to pay a management fee to Showboat for the operation of the casino.

Regulation and Taxation

     General. All of the Company's current and proposed operations are subject to extensive regulations and could be subjected at any time to additional or more restrictive regulations, or banned entirely. The Company is authorized to conduct thoroughbred racing and harness racing in Pennsylvania under the Pennsylvania Racing Act. The Company is also authorized, under the Pennsylvania Racing Act and the Federal Interstate Horseracing Act of 1978 (the "Federal Horseracing Act"), to conduct import and export simulcast wagering. The Company is also subject to the provisions of West Virginia law that govern the conduct of thoroughbred horse racing in West Virginia (the "West Virginia Racing Act") and the operation of Gaming Machines in West Virginia (the "West Virginia Gaming Machine Act"). The Company's live racing, pari-mutuel wagering and Gaming Machine operations are contingent upon the continued governmental approval of such operations as forms of legalized gaming. The Company also may be adversely affected by legislation of additional forms of gaming, or expanded licensure, within or near the Company's present or future markets.

     Pennsylvania Racing Regulations. The Company's horse racing operations at the Penn National Race Course and Pocono Downs are subject to extensive regulation under the Pennsylvania Racing Act, which established the Pennsylvania State Horse Racing Commission and the Pennsylvania State Harness Racing Commission (together, the "Pennsylvania Racing Commissions"). The Pennsylvania Racing Commissions are responsible for, among other things, (i) granting permission annually to maintain racing licenses and schedule race meets, (ii) approving, after a public hearing, the opening of additional OTWs, (iii) approving simulcasting activities, (iv) licensing all officers, directors, racing officials and certain other employees of the Company and (v) approving all contracts entered into by the Company affecting racing, pari-mutuel wagering and OTW operations.

     As in most states, the regulations and oversight applicable to the Company's operations in Pennsylvania are intended primarily to safeguard the legitimacy of the sport and its freedom from inappropriate or criminal influences. The Pennsylvania Racing Commissions have broad authority to regulate in the best interests of racing and may, to that end, disapprove the involvement of certain personnel in the Company's operations or withhold permission for a proposed OTW site for a variety of reasons, including community opposition. The Pennsylvania legislature also has reserved the right to revoke the power of the Pennsylvania Racing Commissions to approve additional OTWs and could, at any time, terminate pari-mutuel wagering as a form of legalized gaming in Pennsylvania or subject such wagering to additional restrictive regulation; such termination would, and any further restrictions could, have a material adverse effect upon the Company's business, financial condition and results of operations.

     The Company may not be able to obtain all necessary approvals for the operation or expansion of its business. The Company has had continued permission from the Pennsylvania State Horse Racing Commission to conduct live racing at the Penn National Race Course since it commenced operations in 1972, and has obtained permission from the Pennsylvania State Harness Racing Commission to conduct live racing at Pocono Downs beginning with the 1997 season. Currently, the Company has approval from the Pennsylvania Racing Commissions to operate 11 OTWs. A Commission may refuse to grant permission to continue to operate existing facilities. The failure to obtain required regulatory approvals would have a material adverse effect upon the Company's business, financial condition and results of operations.

     The Pennsylvania Racing Act provides that no corporation licensed to conduct thoroughbred racing shall be licensed to conduct harness racing and that no corporation licensed to conduct harness racing shall be licensed to conduct thoroughbred racing. The Company's harness and thoroughbred licenses are held by separate corporations, each of which is a wholly owned subsidiary of the Company. Moreover, the Pennsylvania State Harness Racing Commission has reissued the Pocono Downs harness racing license and has found, in connection with the reissuance, that it is not "inconsistent with the best interests, convenience or necessity or with the best interests of racing generally" that a subsidiary of the Company beneficially owns Pocono Downs. The Company thus believes that the arrangement under which it holds both a harness and a thoroughbred license complies with applicable regulations.

     West Virginia Racing and Gaming Regulation. The Company's operations at the Charles Town Entertainment Complex are subject to regulation by the West Virginia State Racing Commission (the "West Virginia Racing Commission") under the West Virginia Racing Act, and by the West Virginia Lottery Commission under the West Virginia Gaming Machine Act. The powers and responsibilities of the West Virginia Racing Commission are substantially similar in scope and effect to those of the Pennsylvania Racing Commissions and extend to the approval and/or oversight of all aspects of racing and pari-mutuel wagering operations. The Company has received all necessary approvals to conduct races and OTW operations and operate 1,000 Gaming Machines at the Charles Town Entertainment Complex; however, such approvals are subject to renewal and approval annually. The failure to receive or retain approvals or renewals of approvals, or a delay in receiving such approvals and renewals, could cause the reduction or suspension of racing and pari-mutuel wagering, as well as of Gaming Machine operations, at the Charles Town Entertainment Complex and have a material adverse effect upon the Company's business, financial condition and results of operations.

     Pursuant to the West Virginia Gaming Machine Act, each of the two West Virginia horse racetracks and two West Virginia dog racetracks licensed prior to January 1, 1994 and which conduct a minimum number of days of live racing, may apply for an annual license to operate video lottery terminals at its racetrack. The West Virginia Gaming Machine Act requires that the operator of the Charles Town Entertainment Complex be subject to a written agreement with the horse owners, breeders and trainers who race horses at that facility (the "Charles Town Horsemen") in order to conduct Gaming Machine operations. The Company is party to the requisite agreement with the Charles Town Horsemen, which expires on December 31, 2000. The West Virginia Gaming Machine Act also requires that the operator of the Charles Town Entertainment Complex be subject to a written agreement with the pari-mutuel clerks in order to operate Gaming Machines. Although this agreement expired on December 31, 1997, the Company continues to conduct negotiations for a new contract and anticipates entering into a new contract which would operate through December 31, 2000. The absence of an agreement with the Charles Town Horsemen or the pari-mutuel clerks at the Charles Town Entertainment Complex, or the termination or non-renewal of such agreement, would have a material adverse effect on the Company's business, financial condition and results of operations. The West Virginia Lottery Commission has broad powers to approve and monitor all operations of the video lottery terminals, the specification of the terminals and the interface between the terminals and the West Virginia central lottery system. In addition, the Commission licenses all persons who control the licensed entity or are key personnel of the video lottery operation to ensure their integrity and absence of any criminal involvement.

     State and Federal Simulcast Regulation. The Federal Horseracing Act, the West Virginia Racing Act and the Pennsylvania Racing Act require that, in order to simulcast races, the Company have written agreements, and the Company therefore is party to agreements (collectively, the "Horsemen Agreements"), with the horse owners and trainers (the "Thoroughbred Horsemen Agreement") who race horses at the Penn National Race Course and Charles Town Races (the "Thoroughbred Horsemen") and with the horse owners and trainers (the "Harness Horsemen Agreement") at Pocono Downs (the "Harness Horsemen" and, together with the Thoroughbred Horsemen, the "Horsemen"). In accordance with the Horsemen Agreements, the Company has agreed upon the allocations of the Company's revenues from import simulcast wagering to the purse funds for the Penn National Race Course, Charles Town Races and Pocono Downs. Because the Company cannot conduct import simulcast wagering in the absence of the Horsemen Agreements, the termination or non-renewal of any Horsemen Agreement could have a material adverse effect on the Company's business, financial condition and results of operations.

     Potential Federal Regulation. In August 1996, the United States Congress passed legislation, which President Clinton signed, creating the National Gambling Impact and Policy Commission to conduct a comprehensive study of all matters relating to the economic and social impact of gaming in the United States. The legislation provides that, not later than two years after the enactment of such legislation, the commission must issue a report to the President and to Congress containing its findings and conclusions, together with recommendations for legislation and administrative actions. Any such recommendations, if enacted into law, could adversely impact the gaming industry and have a material adverse effect on the Company's business or results of operations. The Company is unable to predict whether this study will result in legislation that would impose additional regulations on gaming industry operators, including the Company, or whether such legislation, if any, would have a material adverse effect on the Company. Additionally, from time to time, certain federal legislators have proposed the imposition of a federal tax on gaming revenues. Any such tax could have a material adverse effect on the Company's financial condition or results of operations.

     Taxation. The Company believes that the prospect of significant additional revenue is one of the primary reasons that jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to normal federal and state income taxes, and such taxes and fees are subject to increase at any time. The Company pays substantial taxes and fees with respect to its operations. From time to time, federal legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could have a material adverse effect on the Company's business, financial condition and results of operations.

     Compliance with Other Laws. The Company and its OTWs are also subject to a variety of other rules and regulations, including zoning, construction and land-use laws and regulations in Pennsylvania and West Virginia governing the serving of alcoholic beverages. Currently, Pennsylvania laws and regulations permit the construction of off-track wagering facilities, but may affect the selection of a particular OTW site because of parking, traffic flow and other similar considerations, any of which may serve to delay the opening of future OTWs in Pennsylvania. By contrast, West Virginia law does not permit the operation of OTWs. The Company derives a significant portion of its other revenues from the sale of alcoholic beverages to patrons of its facilities. Any interruption or termination of the Company's existing ability to serve alcoholic beverages would have a material adverse effect on the Company's business, financial condition and results of operations.

     Restrictions on Share Ownership and Transfer. The Pennsylvania Racing Act requires that any shareholder proposing to transfer beneficial ownership of 5% or more of the Company's shares file an affidavit with the Company setting forth certain information about the proposed transfer and transferee, a copy of which the Company is required to furnish to the Pennsylvania Racing Commission. The certificates representing the Company shares owned by 5% beneficial shareholders are required to bear certain legends prescribed by the Pennsylvania Racing Act. In addition, under the Pennsylvania Racing Act, the Pennsylvania Racing Commission has the authority to order a 5% beneficial shareholder of the Company to dispose of the shareholder's common stock of the Company if it determines that continued ownership would be inconsistent with the public interest, convenience or necessity or the best interest of racing generally. The West Virginia Gaming Machine Act provides that a transfer of more than 5% of the voting stock of a corporation which controls the license may only be to persons who have met the licensing requirements of the West Virginia Gaming Machine Act or which transfer has been pre-approved by the West Virginia Lottery Commission. Any transfer that does not comply with this requirement voids the license.

     Potential Tennessee Development Regulatory Compliance. If the Company successfully completes the development of its potential Tennessee harness track and OTWs, the Company will likely face regulatory requirements that are similar to the requirements affecting its existing operations; however, given the absence of horse racing within Tennessee at this time, the Company may face more burdensome regulatory approvals or compliance in light of the absence of significant regulations, interpretation and administrative action at this time.

Effect of Inclement Weather and Seasonality

     Because horse racing is conducted outdoors, variable weather contributes to the seasonality of the Company's business. Weather conditions, particularly during the winter months, may cause races to be canceled or may curtail attendance. Because a substantial portion of the Penn National Race Course, Pocono Downs and Charles Town Races expenses are fixed, the loss of scheduled racing days could have a material adverse effect on the Company's business, financial condition and results of operations.

     For the twelve months ended December 31, 1997, the Company has canceled a total of five racing days because of inclement weather. The severe winter weather in 1996 resulted in the closure of the Company's OTW facilities for two days in January 1996. Because of the Company's growing dependence upon OTW operations, severe weather that causes the Company's OTWs to close could have an adverse effect upon the Company's business, financial condition and results of operations.

     Attendance and wagering at the Company's facilities have been favorably affected by special racing events which stimulate interest in horse racing, such as the Triple Crown races in May and June and the heavier racing schedule throughout the country during the second and third quarters. As a result, the Company's revenues and net income have been greatest in the second and third quarters of the year and lowest in the first and fourth quarters of the year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Effect of Inclement Weather and Seasonality."

Limitations and Restrictions of Contracts with Horsemen

     The Penn National Race Course Horsemen Agreement was entered into in February 1996, expires in February 1999 and is subject to automatic renewal for successive one year terms unless either party gives notice of termination at least 90 days prior to the end of any such period. The Pocono Downs Horsemen Agreement was entered into in November 1994, became effective in January

1995 and expires in January 2000. The Charles Town Horsemen Agreement was entered into on May 7, 1997 and expires on December 31, 2000. The future success of the Company depends, in part, on its ability to maintain a good relationship with the Horsemen and to obtain renewal of the Horsemen Agreements on satisfactory terms. Failure to do so could lead to an interruption in live racing, simulcast or OTW operations or, at the Charles Town Entertainment Complex, Gaming Machine operations. The Company may not be able to renew or modify the Horsemen Agreements on satisfactory terms, and failure to obtain satisfactory renewal terms could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Purses; Agreements with Horsemen" and "--Regulation and Taxation."

Potential Environmental Liabilities

     As a result of the acquisition of Pocono Downs, the Company owns a solid waste landfill (the "Landfill") located outside Wilkes-Barre, Pennsylvania on a parcel of land adjacent to Pocono Downs. The Landfill was operated by the East Side Landfill Authority (the "Landfill Authority"), which disposed of municipal waste in the Landfill from 1970 until 1982 on behalf of four municipalities. The Landfill is currently subject to a closure order, issued by the Pennsylvania Department of Environmental Resources ("PADER"), which the four municipalities are required to implement pursuant to a 1986 Settlement Agreement among the former trustee in bankruptcy for Pocono Downs, the Landfill Authority, the municipalities and PADER (the "Settlement Agreement"). According to the Company's environmental engineering consulting firm, the Landfill closure is substantially complete. To date the municipalities have been substantially fulfilling their obligations under the Settlement Agreement. However, there can be no assurance that the municipalities will continue to meet their obligations under the Settlement Agreement or that the terms of the Settlement Agreement will not be amended in the future. In addition, as the owner of the property, the Company may be liable for future claims with respect to the Landfill under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and analogous state laws. The Company may incur expenses in connection with the Landfill in the future, which expenses may not be reimbursed by the municipalities. Any such expenses could have a material adverse effect on the Company's business, financial condition and results of operations.

Concentration of Ownership

     The Company's executive officers and directors own beneficially an aggregate of approximately 43.7% of the outstanding common stock of the Company. Peter M. Carlino, the Company's Chairman and Chief Executive Officer, has voting control, directly and indirectly through a family trust (the "Carlino Family Trust") and another corporation, of approximately 40.3% of the outstanding common stock. The Company's officers and directors if acting together, and Mr. Carlino acting alone, may be able to significantly influence the election of directors and the business and affairs of the Company. Under certain circumstances, including the sale of all or substantially all of the assets of the Company or a merger, consolidation or liquidation of the Company, other trustees of the Carlino Family Trust, including Harold Cramer, who is a director of the Company, may have voting power over approximately 34.1% of the shares of common stock outstanding.

Dependence on Key Personnel

     The Company is highly dependent on the services of Peter M. Carlino, the Company's Chairman and Chief Executive Officer, and other officers and key employees. The loss of the services of any of these individuals could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has entered into employment agreements with Mr. Carlino and certain other officers. See Note 6 of the Notes to the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

Limitations on Change of Control

     In the event of a Change of Control, the Company will be required to make an offer for cash to purchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, to the repurchase date. A Change of Control will result in an event of default under the Credit Facility and may result in a default under other indebtedness of the Company that may be incurred in the future. The Credit Facility prohibits the purchase of outstanding Exchange Notes prior to repayment of the borrowings under the Credit Facility and any exercise by the holders of the Exchange Notes of their right to require the Company to repurchase the Exchange Notes will cause an event of default under the Credit Facility. Finally, there can be no assurance that the Company will have the financial resources necessary to repurchase the Exchange Notes upon a Change of Control. See "Description of Exchange Notes--Change of Control."

Fraudulent Conveyance

     If the Company or any Subsidiary Guarantor receives less than reasonably equivalent value in exchange for its issuance of the Exchange Notes or, as the case may be, its Guarantee or the incurrence of liabilities pursuant thereto, the Exchange Notes or such Guarantee, or any payments made in respect thereof, could be avoided under federal or applicable state fraudulent transfer law, regardless of whether the Company or any Subsidiary Guarantor was subject to any bankruptcy or insolvency proceedings. In particular, to the extent that any Subsidiary Guarantor becomes liable for any obligations of the Company in excess of the value actually received by the Subsidiary Guarantor, the relevant Guarantee could be subject to avoidance as a fraudulent transfer if, at the time of, or as a result of, either the issuance of such Guarantee or any payment thereunder, (i) the Subsidiary Guarantor was or became insolvent, (ii) the Subsidiary Guarantor had unreasonably small capital to conduct its business as then conducted or contemplated to be conducted or (iii) the Subsidiary Guarantor was unable or was rendered unable, to meet its probable liabilities as they matured and became due and payable. If any Guarantee is avoided, the holders could lose the benefit of the Guarantee, and the holders could also be required to return to the Subsidiary Guarantor or its estate the amount of any payment or other property received in respect of the Exchange Notes.

     The Indenture provides that certain future subsidiaries of the Company will be required to guarantee the Exchange Notes. If certain bankruptcy or insolvency proceedings are initiated by or against the new subsidiaries within 90 days (or, possibly, one year) after any such guaranty, grant or assignment, or if any Subsidiary Guarantor incurs obligations under its Guarantee in anticipation of insolvency, all or a portion of the affected Guarantee could be avoided as a preferential transfer under federal bankruptcy or applicable state law. In addition, a court could require holders to return all payments made under any such Guarantee within such 90 day period (or, possibly, one year) as preferential transfers.

     The Company believes that it will receive equivalent value at the time the indebtedness represented by the Exchange Notes is incurred. In addition, the Company does not believe that the Company and the Subsidiary Guarantors, as a result of the issuance of the Exchange Notes, (i) will be insolvent or rendered insolvent under the foregoing standards, (ii) will be engaged in a business or transaction for which its remaining assets constitute unreasonably small capital or (iii) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they mature. These beliefs are based on the Company's and the Subsidiary Guarantors' operating history, net worth and management's analysis of internal cash flow projections and estimated values of assets and liabilities of such entities at the time of this Offering. There can be no assurance, however, that a court passing on these issues would make the same determination.

Absence of Public Market for the Exchange Notes

     The Exchange Notes are a new issue of securities for which there is currently no established trading market. The Company does not intend to apply to list the Exchange Notes on any stock exchange. It is expected that the Exchange Notes will be eligible for trading in the PORTAL Market. The Company has been advised by the Initial Purchasers that they currently intend to make a market in the Exchange Notes. However, they are not obligated to do so and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during this Exchange Offer and the pendency of any Shelf Registration. There can be no assurance that an active trading market for the Exchange Notes will develop or be maintained. If a market for the Exchange Notes does not develop, holders may not be able to resell the Exchange Notes for an extended period of time, if at all. If a market were to exist, the Exchange Notes could trade at prices that may be lower than the initial offering price thereof depending on many factors, including prevailing interest rates and the markets for similar securities, general economic conditions and the financial condition and performance of, and prospects for, the Company.

                               THE EXCHANGE OFFER

Purpose and Effect

     The Old Notes were sold by the Company to the Initial Purchasers on December 17, 1997, pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to February 1, 1998, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use all reasonable efforts
(a) to cause such registration statement to be declared effective by the Commission as soon as practicable and (b) to cause the Exchange Offer to remain open for a period of not less than twenty (20) business days. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

Terms of the Exchange Offer

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the Exchange Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement. See "--Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, Holders may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).

     As of the date of this Prospectus, $80 million in aggregate principal amount of the Old Notes were outstanding. As of the Record Date, there was one registered holder of the Old Notes, Cede, which held the Old Notes for of its participants. Solely for reasons of administration (and for no other purpose), the Company has fixed the close of business on January ___, 1998, as the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a Holder of the Old Notes (or such Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that as of the date of this Prospectus, no such Holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes and for the purposes of receiving the Exchange Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

Expiration Date; Extensions; Amendments

     The Expiration Date shall be __________ __,1998 at 5:00 p.m., New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 10:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes.

Conditions of the Exchange Offer

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes, if any of the following events shall occur, which occurrence, in the sole judgment of the Company and regardless of the circumstances (including any action by the Company) giving rise to any such events, makes it inadvisable to proceed with the Exchange Offer:

          (i) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (a) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking damages as a result thereof or (b) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer or which, in the judgment of the Company, might result in the holders of the Exchange Notes having obligations with respect to resales and transfers of Exchange Notes that are other than those described in "--Resales of the Exchange Notes" or which would otherwise in the judgment of the Company make it inadvisable to proceed with the Exchange Offer, provided, however, that the Company will use reasonable efforts to modify or amend the Exchange Offer or to take such other reasonable steps in order to effectuate the Exchange Offer, (ii) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any domestic or foreign government or governmental authority, or any action shall have been taken, proposed or threatened by any domestic or foreign government or governmental authority that in the judgement of the Company, might directly or indirectly result in any of the consequences referred to in clauses (i)(a) or (i)(b) above or which, in the judgment of the Company, might result in the holders of the Exchange Notes having obligations with respect to resales and transfers of Exchange Notes that are greater than those described in "--Resales of the Exchange Notes" or which would otherwise in the judgment of the Company make it inadvisable to proceed with the Exchange Offer, provided, however, that the Company will use reasonable efforts to modify, or amend the Exchange Offer or to take such other reasonable steps in order to effectuate the Exchange Offer;

          (ii) there shall have occurred (a) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (b) a commencement of wars, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the event any of the foregoing exist at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

          (iii) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions set forth above are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date, subject however, to the rights of Holders to withdraw such Old Notes as described in "--Withdrawal Rights," or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a public announcement and a prospectus supplement that will be distributed to the registered holders.

     The Company expects that the foregoing conditions will be satisfied. The foregoing conditions are for the sole benefit of the Company and may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding upon all parties.

Termination of Certain Rights

     The Registration Rights Agreement provides that, subject to certain expectations, in the event of a Registration Default (as defined below), Holders of Old Notes are entitled to receive Liquidated Damages of $.10 per week per $1,000 principal amount of Old Notes held by such Holders. A "Registration Default" with respect to the Exchange Offer shall occur if (i) the registration statement concerning the exchange offer (the "Registration Statement") has not been filed with the Commission on or prior to June 1, 1998 or (ii) the Exchange Offer is not consummated by October 14, 1998, or (iii) the Registration Statement or shelf registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective without being succeeded within 30 days by an additional registration statement filed and declared effective under the Securities Act. Holders of Exchange Notes will not be and, upon consummation of the Exchange Offer, Holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages or (ii) certain other rights under the Registration Rights Agreement intended for holders of Transfer Restricted Securities; provided, however, that a Holder of Old Notes who reasonable determines and notifies the Company within 20 business days of the consummation of the Exchange Offer that
(i) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (ii) that such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales by such Holder, or (iii) that such Holder is a broker-dealer registered under the Exchange Act and holds the Old Notes acquired directly from the Company or one of its affiliates, subject to reasonable verification by the Company, will retain the right to require the Company to file a shelf registration statement pursuant to Rule 415 under the Securities Act solely for the benefit of such Holder of Old Notes and will be entitled to receive the Liquidated Damages following the occurrence of defined events of default in connection with the filing of such shelf registration statement. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer.

Accrued Interest on the Old Notes

     The Exchange Notes will bear interest at a rate equal to 10 5/8% per annum from and including their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 10 5/8% per annum, will cease to accrue on the day prior to the issuance of the Exchange Notes. See "Description of Exchange Notes --Principal, Maturity and Interest."

Procedures for Tendering Old Notes

     The tender of a Holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible Guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not property tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company, or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and Conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor. administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to the Company that, among other things (i) the Exchange Notes to be acquired in connection with the Exchange Offer by the Holder and each Beneficial Owner of the Old Notes are being acquired by the Holder and each Beneficial Owner in the ordinary course of business of the Holder and each Beneficial Owner, (ii) the Holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) the Holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "--Resales of Exchange Notes,"
(iv) that if the Holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of Exchange Notes acquired in the Exchange Offer, (v) the Holder and each Beneficial Owner understand that a secondary, resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the Holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

Guaranteed Delivery Procedures

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the Guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures:
(i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder; (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within four (4) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within four (4) business days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the Guaranteed Delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmitting, relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon Guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

The Exchange Agent; Assistance

     State Street Bank and Trust Company is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

           By Hand, Registered or Certified Mail or Overnight Courier:

                       State Street Bank and Trust Company
                                 Goodwin Square
                                225 Asylum Street
                               Hartford, CT 06103
                                     ------

                                  By Facsimile:

                                 (860) 244-1889
                    Attention: Corporate Trust Administration

                       Confirm by Telephone (---) --- ----

Fees and Expenses

     All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company or the Subsidiary Guarantors whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings to be made with the National Association of Securities Dealers, Inc. in connection with an underwritten offering and (B) fees and expenses for compliance with state securities or Blue Sky laws, (including, without limitation, the fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of Exchange Notes, or (y) where, subject to certain limitations, the Holder or Participating Broker -Dealer may reasonably request, in the case of Registrable Notes or Exchange Notes to be sold by a broker-dealer that received Exchange Notes in the Exchange Offer during the period not to exceed 180 days after the consummation of the Exchange Offer)) (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or Prospectus sold by any broker-dealer that received Exchange Notes in the Exchange Offer during the period not to exceed 180 days after the consummation of the Exchange Offer, as the case may be, (iii) messenger, telephone and delivery expenses,
(iv) fees and disbursements of counsel for the Company and the Subsidiary Guarantors and, in the case of a Shelf Registration, fees and disbursements of special counsel for the sellers of Registrable Notes, (v) fees and disbursements of all independent certified public accountants required (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Notes or Exchange Notes eligible for trading through the Depository Trust Company, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other persons retained by the Company or Subsidiary Guarantors,
(ix) internal expenses of the Company or Subsidiary Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company or Subsidiary Guarantors performing legal or accounting duties, (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, (xii) the expenses relating to printing, word processing and distributing of all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary to comply with the Registration Rights Agreement.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

Resales of the Exchange Notes

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the Exchange Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, if any Holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such Holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1989), or interpreted in the Commission's letter to Shearman and Sterling (available June 2, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption for resale is otherwise available. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1997 and as adjusted to give effect to the Offering and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the consolidated financial statements of the Company, which are included elsewhere in this Prospectus. See "Selected Consolidated Financial Data."

                                                          SEPTEMBER 30, 1997
                                                          ------------------

                                                         ACTUAL     AS ADJUSTED
                                                        --------    -----------

                                                        (DOLLARS IN THOUSANDS)
Cash and cash equivalents(1) ......................     $  3,951     $  8,951
                                                        ========     ========

Long-term debt (including current portion):
Old Credit Facility(2) ............................     $ 53,500     $   --
Credit Facility ...................................         --           --
Old Notes .........................................         --         80,000
Other debt ........................................          360          360
                                                        --------     --------

Total debt ........................................       53,860       80,360
Total shareholders' equity ........................       55,654       54,575(3)
                                                        --------     --------

Total capitalization ..............................     $109,514     $134,935
                                                        ========     ========

(1) As adjusted, amount includes $5.0 million in Offering proceeds available for working capital and general corporate purposes.

(2) Excludes letters of credit in the face amount of $1.8 million renewed under the Credit Facility.

(3) Reflects write-off ($1.1 million, net of tax) of deferred financing costs relating to repayment of amounts outstanding under the Old Credit Facility with the proceeds of the Offering.

SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data with respect to the Company's financial position as of December 31, 1995 and 1996 and its results of operations for each of the three years in the period ended December 31, 1996 has been derived from the audited consolidated financial statements of the Company appearing elsewhere in this Prospectus. The selected consolidated financial data with respect to the Company's results of operations for the years ended December 31, 1992 and 1993 and with respect to the Company's financial position as of December 31, 1992, 1993 and 1994 has been derived from audited financial statements of the Company that are not included in this Prospectus. The selected consolidated financial data for each of the nine-month periods ended September 30, 1996 and 1997 are derived from the Company's unaudited financial statements, which, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods. The results for the nine-month period ended September 30, 1997 are not necessarily indicative of results for the full year, or any future period. The selected consolidated financial data should be read in conjunction with the consolidated financial statements of the Company and Notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included elsewhere in this Prospectus.

                                                                                                                NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                              SEPTEMBER 30,
                                                             -----------------------                              -------------

                                                      1992(1)     1993(1)      1994        1995       1996        1996      1997(2)
                                                     --------    --------    --------    --------   --------    --------   --------
INCOME STATEMENT DATA:
Revenues
Pari-mutuel revenues
Live races .......................................   $ 31,967    $ 29,224    $ 23,428    $ 21,376   $ 18,727    $ 14,495   $ 18,234
Import simulcasting ..............................      5,764       9,162      16,968      27,254     32,992      23,596     46,766
Export simulcasting ..............................        306         383       1,187       2,142      3,347       2,479      5,701
Gaming Machine revenue ...........................       --          --          --          --         --          --          909
Admissions, programs and other racing
revenues .........................................      2,502       2,485       2,563       3,704      4,379       3,403      4,388
Concession revenues ..............................      1,285       1,410       1,885       3,200      3,389       2,501      5,570
                                                     --------    --------    --------    --------   --------    --------   --------

Total revenues ...................................     41,824      42,664      46,031      57,676     62,834      46,474     81,568
Operating expenses
Purses, stakes and trophies ......................      9,581       9,719      10,674      12,091     12,874       9,744     16,550
Direct salaries, payroll taxes and employee
benefits .........................................      5,939       6,394       6,707       7,699      8,669       6,211     12,034
Simulcast expenses ...............................     10,403      10,136       8,892       9,084      9,215       6,920      9,836
Pari-mutuel taxes ................................      3,504       3,568       4,054       4,963      5,356       3,954      6,917
Lottery taxes and administration .................       --          --          --          --         --          --          298
Other direct meeting expenses ....................      5,835       6,046       6,375       8,214      9,583       6,932     12,878
OTW concession expenses ..........................        541         806       1,231       2,221      2,451       1,766      4,283
Management fees paid to related entity ...........      1,366       1,208         345        --         --          --         --
Other operating expenses .........................      2,354       2,331       3,329       5,149      5,226       3,710      8,303
                                                     --------    --------    --------    --------   --------    --------   --------

Total operating expenses .........................     39,523      40,208      41,607      49,421     53,374      39,237     71,099
                                                     --------    --------    --------    --------   --------    --------   --------

Income from operations ...........................      2,301       2,456       4,424       8,255      9,460       7,237     10,469
Other income (expenses)
Interest income (expense), net ...................       (917)       (962)       (340)        198       (156)        185     (2,356)
Site development (expenses) ......................       --          --          --          --         --          --         (599)
Other ............................................         56           6          15          10       --          --           17
                                                     --------    --------    --------    --------   --------    --------   --------

Total other income (expenses) ....................       (861)       (956)       (325)        208       (156)        185     (2,938)
                                                     --------    --------    --------    --------   --------    --------   --------

Income before income taxes and extraordinary
item .........................................................     1,440     1,500     4,099     8,463     9,304     7,422     7,531
Taxes on income ..............................................       150        42     1,381     3,467     3,794     3,016     3,093
                                                                  ------    ------    ------    ------    ------    ------    ------

Income before extraordinary item .............................     1,290     1,458     2,718     4,996     5,510     4,406     4,438
Extraordinary item loss on early extinguishment
of debt, net of income taxes of $83 and $259,
respectively .................................................      --        --         115      --        --        --         383
                                                                  ------    ------    ------    ------    ------    ------    ------

Net income ...................................................    $1,290    $1,458    $2,603    $4,996    $5,510    $4,406    $4,055
                                                                  ======    ======    ======    ======    ======    ======    ======

                                                                                                              NINE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                                     -----------------------                     -------------

                                                        1992(1)    1993(1)     1994       1995       1996      1996       1997(2)
                                                       --------   --------   --------   --------   --------   --------   --------

                                                                          (DOLLARS IN THOUSANDS)
OPERATING DATA:
Pari-mutuel wagering
Live races .........................................   $153,332   $138,939   $111,248   $102,145   $ 89,327   $ 69,200   $ 99,971
Import simulcasting ................................     42,159     58,252     93,461    142,499    170,814    122,960    228,352
Export simulcasting ................................     10,202     12,746     40,337     72,252    112,871     84,228    132,347
                                                       --------   --------   --------   --------   --------   --------   --------

Total pari-mutuel wagering .........................   $205,693   $209,937   $245,046   $316,896   $373,012   $276,388   $460,670
                                                       ========   ========   ========   ========   ========   ========   ========

Gross profit from wagering(3) ......................   $ 14,549   $ 15,346   $ 17,936   $ 24,915   $ 27,955   $ 20,286   $ 37,398
OTHER DATA:
EBITDA(4) ..........................................   $  2,876   $  3,096   $  5,123   $  9,136   $ 10,893   $  8,148   $ 13,170
Depreciation and amortization ......................        575        640        699        881      1,433        911      2,701
Capital expenditures ...............................      2,359        412      2,852      3,958      6,995      4,784     26,392(5)
Ratio of earnings to fixed charges(6) ..............       2.3x       2.3x       6.9x      29.7x      11.7x      32.3x       2.9x


                                                                                                                      AS OF
                                                                 AS OF DECEMBER 31,                               SEPTEMBER 30,
                                                                 ------------------                               -------------

                                            1992          1993          1994         1995         1996          1996         1997
                                         ---------     ---------     ---------    ---------    ---------     ---------    ---------

                                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents ...........    $     937     $   1,002     $   5,502    $   7,514    $   5,634     $   5,602    $   3,951
Working capital (deficiency) ........       (4,700)       (4,549)        2,074        4,134         (509)        2,994      (10,406)
Total assets ........................       18,071        18,373        21,873       27,532       96,723        33,733      134,919
Total debt ..........................       11,716        10,422           516          390       47,517           302       53,860
Shareholders' equity ................        2,516         3,418        15,627       20,802       27,881        26,694       55,654

(1) The Consolidated Financial Statements of the Company include entities which, prior to a recapitalization which occurred in 1994 shortly before the Company's initial public offering, were affiliated through common ownership and control. See Note 1 of the Notes to the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

(2) Reflects the November 27, 1996 acquisition of Pocono Downs and the January 15, 1997 acquisition of a joint venture interest in the Charles Town Entertainment Complex. See "Business--Acquisitions."

(3) Amounts equal total pari-mutuel revenues, less purses paid to Horsemen, taxes payable to Pennsylvania and simulcast commissions or host track fees paid to other racetracks. Figures for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 do not include purses paid at Penn National Speedway.

(4) EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and/or service debt. EBITDA should not be considered in isolation or as a substitute for consolidated net income, cash flows, or other income or cash flow data prepared in accordance with GAAP or as a measure of a company's profitability or liquidity.

(5) Includes approximately $22.8 million in capital expenditures associated with the renovation and refurbishment of the Charles Town Entertainment Complex. The balance of the amount relates to normal ongoing capital expenditures at the Company's other facilities.

(6) For the purpose of determining the ratio of earnings to fixed charges, "earnings" consists of pre-tax income from continuing operations. "Fixed charges" consist of interest expense (both capitalized and expensed), which includes the amortization of deferred debt issuance costs and the interest portion of the Company's rent expense (assumed to be one third of rent expense).

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Disclosure Regarding Forward-Looking Statements," "Risk Factors" and elsewhere in this Prospectus.

Overview

     The Company's pari-mutuel revenues have been derived from (i) wagering on the Company's live races (a) at the Penn National Race Course, (b) at the Company's OTWs, (c) at other Pennsylvania racetracks and OTWs and (d) through telephone wagering, as well as wagering at the Company's racetracks on certain stakes races run at out-of-state racetracks (collectively, referred to in the Company's financial statements as "pari-mutuel revenues from Penn National races"), (ii) wagering on full-card import simulcasts at the Company's racetracks and OTWs and through telephone wagering (collectively, referred to in the Company's financial statements as "pari-mutuel revenues from import simulcasting") and (iii) fees from wagering on export simulcasting Company races at out-of-state locations (referred to in the Company's financial statements as "pari-mutuel revenues from export simulcasting"). The Company's other revenues have been derived from admissions, program sales and certain other ancillary activities, food and beverage sales and concessions and, beginning in September 1997, Gaming Machines.

     Over the past several years, attendance at live racing, on an industry-wide basis, has generally declined. Prior to the inception of OTWs, declining live racing attendance at a track translated directly into lower purses at that track. As the size of the purses declined, the quality of live racing at the track would suffer, leading in turn to further reductions in attendance. However, the Company believes that increased contributions to the purse pool from wagers placed at OTWs affiliated with racetracks have significantly offset the effects of declining live racing attendance on race quality, and thereby improved the marketability of many tracks' export simulcast products. Indeed, despite declining live racing attendance, total pari-mutuel wagering on horse races in the United States has remained relatively constant in recent years. Moreover, a number of states have recently begun to authorize the installation of slot machines, video lottery terminals or other gaming machines at live racing venues such as thoroughbred horse tracks, harness tracks and dog tracks. The revenue from these gaming opportunities and from the higher volume of wagers placed at these venues has not only increased total revenues for the tracks at which they are installed, but has generally further increased purse size and thereby resulted in higher quality races that can command higher simulcast revenues.

     The amount of revenue to the Company from a wager depends upon where the race is run and where the wagering takes place. Pari-mutuel revenues from Company races and import simulcasting of out-of-state races have consisted of the total amount wagered, less the amount paid as winning wagers. Pari-mutuel revenues from wagering at the Company's racetracks or the Company's OTWs on import simulcasting from other Pennsylvania racetracks have consisted of the total amount wagered, less the amounts paid as winning wagers, amounts payable to the host racetrack and pari-mutuel taxes to Pennsylvania. Pari-mutuel revenues from export simulcasting have consisted of amounts payable to the Company by the out-of-state racetracks with respect to wagering on live races at the Company's racetracks. Operating expenses have included purses payable to the Thoroughbred Horsemen, commissions to other racetracks with respect to wagering at their facilities on races at the Company's racetracks, pari-mutuel taxes on races at the Company's racetracks and export simulcasting and other direct and indirect operating expenses.

     The Pennsylvania Racing Act specifies the maximum percentages of each dollar wagered on horse races in Pennsylvania which may be retained by the Company (prior to required payments to the Thoroughbred Horsemen and applicable taxing authorities). The percentages vary, based on the type of wager; the average percentage is approximately 20%. The balance of each dollar wagered must be paid out to the public as winning wagers. With the exception of revenues derived from wagers at the Company's racetracks or the Company's OTWs, the Company's revenues on each race are determined pursuant to such maximum percentage and agreements with the other racetracks and OTWs at which wagering is taking place. Amounts payable to the Thoroughbred Horsemen are determined under agreements with the Thoroughbred Horsemen and vary depending upon where the wagering is conducted and the racetrack at which such races take place. The Thoroughbred Horsemen receive their share of such wagering as race purses. The Company retains a higher percentage of wagers made at its own facilities than of wagers made at other locations. See "Business--Purses; Agreements with Horsemen."

     On November 27, 1996, the Company acquired Pocono Downs for an aggregate purchase price of $48.2 million plus approximately $730,000 in acquisition-related fees and expenses. Pocono Downs conducts harness racing and pari-mutuel wagering at its track outside Wilkes-Barre, Pennsylvania, export simulcasting of Pocono Downs races to locations throughout the United States, pari-mutuel wagering at Pocono Downs and at OTWs in Allentown and Erie, Pennsylvania on Pocono Downs races and on import simulcast races from other racetracks and telephone account wagering on live and import simulcast races. The Company applied and was approved by the Pennsylvania Harness Commission for a new racing license and 1998 harness racing dates at Pocono Downs. This approval entitles the Company to reduce, for a period of four years, its pari-mutuel tax by one-half percent with respect to wagering at Pocono Downs and the Company's OTWs in Allentown, Carbondale, Erie, Hazleton and Stroudsburg, Pennsylvania.

     Prior to the acquisition of Pocono Downs, the Company operated four OTWs in Chambersburg, Lancaster, Reading and York, Pennsylvania. The Company added the OTWs in Allentown and Erie, Pennsylvania in November 1996 through the acquisition of Pocono Downs and an additional OTW through the opening of the Williamsport OTW in February 1997. The Company has obtained approvals to operate, and expects to open during the first quarter of 1998, OTWs in Carbondale and Hazleton, Pennsylvania. Subject to the receipt of all regulatory approvals, the Company anticipates opening additional OTWs in Stroudsburg and Altoona, Pennsylvania, at which time the Company would operate 11 of the 23 OTWs, authorized under Pennsylvania law.

     On January 15, 1997, the Company acquired for a net purchase price of approximately $18.1 million (including acquisition costs) a controlling joint venture interest in Charles Town Races. After substantially completing a major renovation and refurbishment of the property, the Company reopened Charles Town Races as the Charles Town Entertainment Complex which features Gaming Machines, live racing, simulcast wagering and dining. The Company currently owns an 89% joint venture interest in the Charles Town Joint Venture. Racing operations reopened at the Charles Town Entertainment Complex in April 1997. Gaming Machine operations commenced with a soft opening on September 10, 1997, followed by the Company's grand opening on October 17, 1997. The Company operated an average of approximately 300 Gaming Machines in September 1997, and increased the number of Gaming Machines in operation to 550 as of October 31, 1997. The Company expects to increase the number of Gaming Machines in operation at the Charles Town Entertainment Complex to 690 by February 28, 1998. The Company ultimately intends to operate at the Charles Town Entertainment Complex 1,000 Gaming Machines, the maximum number it is currently permitted to operate by law.

Results of Operations

     The following table sets forth certain data from the Consolidated Statements of Income of the Company as a percentage of total revenues:

                                                                                                               NINE MONTHS ENDED
                                                                          YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                                                      ---------------------------------        --------------------

                                                                      1994          1995          1996          1996          1997
                                                                      -----         -----         -----         -----         -----
Revenues
Pari-mutuel revenues
Live races ...................................................         50.9%         37.1%         29.8%         31.2%         22.4%
Import simulcasting ..........................................         36.9          47.3          52.5          50.8          57.3
Export simulcasting ..........................................          2.6           3.7           5.3           5.3           7.0
Gaming Machine revenues ......................................           --            --            --            --           1.1
Admissions, programs and other racing
revenues .....................................................          5.5           6.4           7.0           7.3           5.4
Concession revenues ..........................................          4.1           5.5           5.4           5.4           6.8
                                                                      -----         -----         -----         -----         -----

            Total revenues ...................................        100.0         100.0         100.0         100.0         100.0
Operating expenses
Purses, stakes and trophies ..................................         23.2          21.0          20.5          21.0          20.3
Direct salaries, payroll taxes and employee
benefits .....................................................         14.6          13.3          13.8          13.3          14.8
Simulcast expenses ...........................................         19.3          15.8          14.7          14.9          12.1
Pari-mutuel taxes ............................................          8.8           8.6           8.5           8.5           8.5
Lottery taxes and administration .............................           --            --            --            --           0.2
Other direct meeting expenses ................................         13.8          14.2          15.3          14.9          15.8
OTW concession expenses ......................................          2.7           3.9           3.9           3.8           5.3

Management fee paid to related entity ..........................         0.8            --           --            --           --
Other operating expenses .......................................         7.2           8.9          8.3           8.0         10.2
                                                                        ----          ----         ----          ----         ----

Total operating expenses .......................................        90.4          85.7         84.9          84.4         87.2
                                                                        ----          ----         ----          ----         ----

Income from operations .........................................         9.6          14.3         15.1          15.6         12.8
Other income (expenses)
Interest income (expense), net .................................        (0.7)          0.4         (0.2)          0.4         (2.9)
Site development (expense) .....................................          --            --           --            --         (0.7)
                                                                        ----          ----         ----          ----         ----

            Total other income (expense) .......................        (0.7)          0.4         (0.2)          0.4         (3.6)
                                                                        ----          ----         ----          ----         ----

Income before income taxes and extraordinary
item ...........................................................         8.9          14.7         14.9          16.0          9.2
                                                                        ----          ----         ----          ----         ----

Net income .....................................................         5.7%          8.7%         8.8%          9.5%         5.0%
                                                                        ====          ====         ====          ====         ====

Nine Months Ended September 30, 1997 compared to Nine Months Ended September 30, 1996

     Total revenue increased by approximately $35.1 million, or 75.5%, to $81.6 million for the nine months ended September 30, 1997 as compared to the nine months ended September 30, 1996. Pocono Downs, which was acquired in the fourth quarter of 1996 under the purchase method, accounted for $26.2 million of the increase. Charles Town Races, which was purchased in January 1997, accounted for $7.8 million of the increase. The Company renovated and refurbished the Charles Town Entertainment Complex following its acquisition and commenced racing operations on April 30, 1997 and Gaming Machine operations, with a soft opening, on September 10, 1997. The remaining revenue increase of $1.1 million was primarily due to an increase of approximately $5.9 million associated with the opening of the Penn National OTW facility in Williamsport in February 1997 and a full period of operations at the Lancaster OTW facility; this increase was offset by a decrease in revenues of approximately $4.2 million at the Company's OTW facilities in Reading and York and at the Penn National Race Course. Management believes that the decrease in revenues at these facilities was primarily due to the opening of a competitor's OTW facility and the opening of the Company's Lancaster OTW facility in July 1996. The Company also had a decrease of $600,000 relating to the closing of Penn National Speedway in Grantville at the end of 1996.

     Total operating expenses increased by approximately $31.9 million, or 81.2%, to $71.1 million for the nine months ended September 30, 1997, as compared to the nine months ended September 30, 1996. Pocono Downs and Charles Town Races, which the Company did not operate in the corresponding prior period, accounted for $21.4 million and $8.2 million of this increase, respectively. Operating expenses also increased by $1.2 million primarily due to an increase of $3.9 million associated with the opening of the Company's new OTW facility in Williamsport in February 1997 and a full period of operations at the Lancaster OTW facility, which was offset by a decrease in operating expenses of approximately $1.7 million at the Company's OTW facilities in Reading and York and at the Penn National Race Course associated with lower revenues at those facilities. In addition, there was a decrease of approximately $800,000 due to the closing of Penn National Speedway. The increase in corporate expenses of $1.0 million was due to increased personnel, office space and other administrative expense necessary to support the expansion of the Company.

     Income from operations increased by approximately $3.2 million, or 44.7%, to $10.5 million due to the factors described above. Other expenses for the nine months ended September 30, 1997 consisted of approximately $2.7 million in interest expense (primarily due to the financing of the Pocono Downs and Charles Town acquisitions) compared to $44,000 in interest expense for the nine months ended September 30, 1996. Site development expenses for the nine months ended September 30, 1997 consist of a non-recurring pre-tax charge of approximately $599,000 due to the Company's failure to obtain the approval for the Downingtown OTW facility and related expenses from discontinued site development efforts in Indiana.

     The extraordinary item consisted of a loss on the early extinguishment of debt in the amount of $383,000, net of the income taxes. This resulted from the Company's receiving approximately $23.0 million as proceeds from the February 1997 equity offering and using approximately $19.0 million to reduce long-term debt.

     Net income decreased by approximately $351,000, or 8.0%, to $4.1 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996 based on the factors described above.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Total revenues increased by approximately $5.2 million, or 8.9%, from $57.7 million in 1995 to $62.8 million in 1996. The increase was attributable to an increase in import and export simulcasting revenues, offset in part by a decrease in pari-mutuel revenues on live races at the Penn National Race Course. The increases in pari-mutuel revenues from import simulcasting, admissions, programs and other racing revenues and concession revenue were due primarily to operating the York OTW facility for twelve months in 1996 compared to nine months in 1995, the opening of the Lancaster OTW facility in July 1996, and the additional revenue from the acquisition of Pocono Downs since November 28, 1996. The increase in export simulcasting revenue of $1.2 million or 56.3% from $2.1 million to $3.3 million resulted from the marketing of the Penn National Race Course races to additional out-of-state locations. The decrease in pari-mutuel revenues on the Penn National Race Course races was due to increased import simulcasting revenue from wagering on other racetracks at Company facilities and inclement winter weather conditions throughout the state of Pennsylvania during the first quarter. For the year, the Penn National Race Course was scheduled to run 217 live race days but canceled eleven in the first quarter due to weather. In 1995, the Penn National Race Course ran 204 live race days and had six cancellations.

     Total operating expenses increased by approximately $4.0 million, or 8.0%, from $49.4 million in 1995 to $53.4 million in 1996. The increase in operating expenses resulted from a full year of operations for the York OTW compared to nine months in 1995, six months of operating expenses for the new Lancaster OTW, one month of operating expenses at Pocono Downs and the expansion of the corporate staff and office facility at Wyomissing in June of 1995.

     Income from operations increased by approximately $1.2 million, or 14.6%, from $8.3 million in 1995 to $9.5 million in 1996 due to the factors described above.

     The Company had other operating expenses of $156,000 in 1996 compared to other operating income of $208,000 in 1995, primarily as a result of increased interest expense. The increase in interest expense is due to the company incurring bank debt of $47 million on November 27, 1996 for the purchase of Pocono Downs.

     Net income increased $514,000 or 10.3%, from $5.0 million in 1995 to $5.5 million in 1996 reflecting the factors described above. Income tax expense increased from $3.5 million to $3.8 million due to the increase in income for the year.

Year Ended December  31, 1995 Compared to Year Ended December 31, 1994

     Total revenues increased by approximately $11.6 million, or 25.3%, from $46.0 million to $57.7 million in 1995. This increase was primarily attributable to an increase in import and export simulcasting revenues, admissions programs, other racing revenues and concession revenues. The increase in revenues resulted from a full year of operations at the Chambersburg OTW compared to eight months of operations in 1994, the opening of the York OTW in March 1995, and an increase of approximately $955,000, or 80.5%, from $1.2 million to $2.1 million in export simulcasting revenues due to live races at Penn National Race Course being broadcast to additional out-of-state locations. The decrease in pari-mutuel revenues from live races at the Penn National Race Course was due to the decrease in the number of live race days from 219 race days in 1994 to 204 race days in 1995.

     Total operating expenses increased by approximately $7.8 million, or 18.8%, from $41.6 million to $49.4 million in 1995. The increase in operating expenses resulted from a full year of operations at the Chambersburg OTW, the opening of the York OTW and the expansion of the corporate staff and office facility in Wyomissing. The decrease in management fees was a result of the management fees being discontinued when the Company completed its initial public offering in 1994.

     Income from operations increased by approximately $3.8 million, or 86.6%, from $4.4 million to $8.3 million due to the factors described above.

     Total other income (expense) increased by approximately $533,000 due to the investment of available cash reserves and the decrease in interest expense as a result of repayment of all bank debt with the proceeds of the Company's initial public offering in May 1994.

     Net income increased by approximately $2.4 million, or 91.9%, from $2.6 million to $5.0 million reflecting the factors described above. Income tax expenses increased from $1.4 million to $3.5 million due to the increased income for the year.

Liquidity and Capital Resources

     Historically, the Company's primary sources of liquidity and capital resources have been cash flow from operations, borrowings from banks and proceeds from issuances of equity securities.

     Net cash provided from operating activities for the nine months ended September 30, 1997 ($11.2 million) consisted of net income and non-cash expenses ($7.6 million), the repayment of the Charles Town Entertainment Complex receivable in January 1997 ($1.3 million) and other changes in certain assets and liabilities ($2.3 million).

     Cash flows used in investing activities for the nine months ended September 30, 1997 ($42.7 million) consisted of the acquisition of the Charles Town Races ($16.0 million), construction in progress and renovation and refurbishment of the Charles Town Races ($22.8 million), and $3.9 million in capital expenditures, including approximately $700,000 for the completion of the Williamsport OTW facility.

     Cash flows from financing activities for the nine months ended September 30, 1997 ($29.9 million) consisted principally of $23.1 million in proceeds from a secondary equity offering in February 1997 and $16.5 million in proceeds from long-term debt used as payment for the acquisition of Charles Town Races on January 15, 1997. The Company used the proceeds from the equity offering to repay $19.0 million of its bank debt (including borrowings from the acquisition of the Charles Town Races facility), and the remaining amount was used for the refurbishment of the Charles Town Entertainment Complex. The Company received an additional $6.5 million in proceeds from long-term debt during the third quarter to use for the refurbishment of the Charles Town Entertainment Complex. The Company had a $5.0 million revolving credit facility which included a $2.0 million sublimit for standby letters of credit for periods of up to twelve months. At September 30, 1997, the Company borrowed $2.5 million of the revolving credit facility for the refurbishment of the Charles Town Entertainment Complex. On October 30, 1997, the revolving credit facility was increased to $10.0 million.

     The Company is subject to possible liabilities arising from the environmental condition at the landfill adjacent to Pocono Downs. Specifically, the Company may incur expenses in connection with the landfill in the future, which expenses may not be reimbursed by the four municipalities which are parties to the settlement agreement. The Company is unable to estimate the amount, if any, that it may be required to expend. See "Risk Factors--Potential Environmental Liabilities."

     During the fourth quarter of 1997 and during 1998, respectively, the Company anticipates capital expenditures of approximately $4.0 million and $3.6 million to construct four additional OTW facilities. The Company also anticipates approximately $200,000 in other capital expenditures and improvements to existing facilities for the Penn National Race Course and Pocono Downs. The Company anticipates expending approximately $29.0 million on the refurbishment of the Charles Town Entertainment Complex (excluding the cost of gaming machines), of which $22.8 million had already been expended through September 30, 1997.

     Concurrently with the Offering, the Company entered into a Credit Facility with Bankers Trust Company, as agent. The Credit Facility provides for, subject to certain terms and conditions, a $12.0 million revolving credit facility and has a five-year term from its closing. The Credit Facility, under certain circumstances, requires the Company to make mandatory prepayments and commitment reductions and to comply with certain covenants, including financial ratios and maintenance tests. In addition, the Company may make optional prepayments and commitment reductions pursuant to the terms of the Credit Facility. Borrowings under the Credit Facility will accrue interest, at the option of the Company, at either a base rate plus an applicable margin of up to 2.0% or a eurodollar rate plus an applicable margin of up to 3.0%. The Credit Facility will be secured by the assets of the Company and certain of its subsidiaries and guaranteed by all subsidiaries, except the Charles Town Joint Venture.

     The net proceeds of the Offering, together with cash generated from operations and borrowings under the Credit Facility, were sufficient to repay amounts outstanding under the Old Credit Facility, and, the Company currently estimates, will be sufficient to finance its current operations, planned capital expenditure requirements, and the costs associated with the Tennessee development project. See "Business--Potential Tennessee Development Project." There can be no assurance, however, that the Company will not be required to seek additional capital, in addition to that available from the foregoing sources. The Company may, from time to time, seek additional funding through public or private financing, including equity financing. There can be no assurance that adequate funding will be available as needed or, if available, on terms acceptable to the Company.

Effect of Inclement Weather and Seasonality

     Because horse racing is conducted outdoors, variable weather contributes to the seasonality of the Company's business. Weather conditions, particularly during the winter months, may cause races to be canceled or may curtail attendance. During the year ended December 31, 1996, the Company lost 11 scheduled racing days due to weather conditions and during the nine-month period ended September 30, 1997, the Company lost four scheduled racing days due to weather conditions. Over the previous five years, the Company lost an average of four days per year due to inclement weather. Because a substantial portion of the Company's Penn National Race Course and Pocono Downs expenses are fixed, the loss of scheduled racing days could have a material adverse effect on the Company's business, financial condition and results of operations.

     The severe winter weather in 1996 also resulted in the closure of the Company's OTW facilities for two days in January 1996. Although weather conditions reduced attendance at OTWs, the reduction in attendance at OTWs on days when both the Penn National Race Course and the OTWs were open was proportionately less than the reduction in attendance at the Penn National Race Course. Because of the Company's growing dependence upon OTW operations, severe weather that causes the Company's OTWs to close could have a material adverse effect on the Company's business, financial condition and results of operations.

     Attendance and wagering at the Company's facilities have been favorably affected by special racing events which stimulate interest in horse racing, such as the Triple Crown races in May and June and the heavier racing schedule throughout the country during the second and third quarter. As a result, the Company's revenues and net income have been greatest in the second and third quarters of the year and lowest in the first and fourth quarters of the year.

Recent Accounting Pronouncements

     During 1995, the Financial Accounting Standards Board ("FASB") adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company adopted the provisions of SFAS 121 during the year ended December 31, 1995. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of.

     The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

     During 1995, the FASB also adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which has recognition provisions that establish a fair value based method of accounting for stock-based employee compensation plans and established fair value as the measurement basis for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. SFAS 123 also has certain disclosure provisions. Adoption of the recognition provisions of SFAS 123 with regard to these transactions with nonemployees was required for all such transactions entered into after December 15, 1995 and the Company adopted these provisions as required. The recognition provision with regard to the fair value based method of accounting for stock-based employee compensation plans is optional. The Company has decided to continue to apply Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," for its stock-based employee compensation arrangements. APB 25 uses what is referred to as an intrinsic value based method of accounting. In accordance with SFAS 123, the Company disclosed the effects of employee stock options issued for the year ended December 31, 1995 and 1996.

     On March 3, 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share " ("SFAS 128"). This pronouncement is effective for financial statements issued for periods ended after December 16, 1997 and provides a different method of calculating earnings per share than is currently used in accordance with APB 15, "Earnings per Share." SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is calculated by dividing net income by the common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. The Company does not feel that the adoption of SFAS 128 will have a material effect in 1997.

     Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure ("SFAS 129"), effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights) including dividend and liquidation preferences, participant rights, call prices and dates, conversion or exercise prices and redemption requirements. Adoption of SFAS 129 will have no effect on the Company because it currently discloses the information specified.

     In June 1997, the FASB issued two new disclosure standards. The Company's results of operations and financial position will be unaffected by implementation of these new standards.

     Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     Statement of Financial Accounting Standards No. 131, Disclosure about Segments of a Business Enterprise ("SFAS 131"), establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available and that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     Both SFAS 130 and SFAS 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.

                                    BUSINESS

General

     The Company, which began operations in 1972, is a diversified gaming and pari-mutuel wagering company that owns and operates two racetracks and seven OTWs in Pennsylvania, as well as an entertainment complex that includes a thoroughbred racetrack and Gaming Machines in Charles Town, West Virginia. The Company's Pennsylvania racetracks include the Penn National Race Course, located outside Harrisburg, one of two thoroughbred racetracks in Pennsylvania, and Pocono Downs, located outside Wilkes-Barre, one of two harness racetracks in Pennsylvania. The Company intends to develop the four additional OTWs that have been allocated to it under Pennsylvania law, after which it would operate 11 of the 23 OTWs currently authorized in Pennsylvania. Between 1993 and 1996, the Company increased total wagers at a compound annual growth rate of 21.1% by expanding its simulcast and OTW operations. In contrast, during the same period, total industry wagers increased at a compound annual growth rate of 3.0% based upon industry data. For the twelve months ended September 30, 1997, the Company generated $97.9 million in revenues and $15.9 million in EBITDA.

     The Company developed the Charles Town Entertainment Complex in order to operate and market a facility that integrates Gaming Machines with the Company's core business strengths of live racing and simulcast wagering. The Charles Town Entertainment Complex is an approximately 60-minute drive from Baltimore, Maryland and an approximately 70-minute drive from Washington, DC. Through November 30, 1997, the Company has invested a total of approximately $45.2 million to acquire and develop the Charles Town Entertainment Complex, which includes $18.1 million in acquisition costs and $27.1 million for substantial renovations and refurbishments. In developing the Charles Town Entertainment Complex, the Company preserved the California mission-style architecture of the original Charles Town Races facility and incorporated extensive internal renovations including a 1930s art deco Hollywood theater theme within the Silver Screen Gaming area. After having been closed for approximately six months, the Company reopened thoroughbred racing and simulcasting operations at the Charles Town Entertainment Complex in April 1997. Gaming Machine operations commenced with a soft opening on September 10, 1997, followed by a grand opening on October 17, 1997. The Company owns an 89% joint venture interest in the Charles Town Joint Venture.

Industry Overview

     Pari-mutuel wagering on thoroughbred or harness racing is pooled wagering, in which a pari-mutuel wagering system totals the amounts wagered and adjusts the payouts to reflect the relative amounts bet on different horses and various possible outcomes.

The pooled wagers are (i) paid out to bettors as winnings in accordance with the payoffs determined by the pari-mutuel wagering system, (ii) paid to the applicable regulatory or taxing authorities and (iii) distributed to the track's horsemen in the form of "purses" which encourage owners and trainers to enter their horses in that track's live races. The balance of the pooled wagers is retained by the wagering facility. Pari-mutuel wagering is currently authorized in more than 40 states in the United States, all provinces in Canada and approximately 100 other countries around the world.

     Gaming and wagering companies, such as the Company, that focus on pari-mutuel horse race wagering derive revenue through wagers placed at their own tracks, at their OTWs and on their own races at the tracks and OTWs of others. While some states, such as New York, operate off-track betting locations that are independent of racetracks, in other states (such as Pennsylvania) racetrack ownership and operation is a precondition to OTW ownership and operation. A racetrack in such a state, then, is akin to an "admission ticket" to the OTW business.

     Over the past several years, attendance at live racing has generally declined. Prior to the inception of OTWs, declining live racing attendance at a track translated directly into lower purses at that track. As the size of the purses declined, the quality of live racing at the track would suffer, leading in turn to further reductions in attendance. The Company believes that increased contributions to the purse pool from wagers placed at OTWs affiliated with racetracks have significantly offset the effects of declining live racing attendance on race quality, and thereby improved the marketability of many tracks' export simulcast products. Indeed, despite declining live racing attendance, total pari-mutuel wagering on horse races in the United States has remained relatively constant in recent years increasing slightly from approximately $13.7 billion in 1993 to approximately $15.0 billion in 1996, according to industry data; an increase in simulcast, inter-track and off-track wagering from approximately $7.6 billion to approximately $11.0 billion during that period has offset declining wagering at tracks on live races. Given that many pari-mutuel wagering companies, such as the Company, face the necessary precondition of conducting live racing operations as their entree into the industry, the Company believes that its opportunities for success can be maximized through OTW operations, import and export simulcasting and the operation of Gaming Machines, to the extent permitted.

     A number of states have recently begun to authorize the installation of slot machines, video lottery terminals or other gaming machines ("Gaming Wagering") at live racing venues such as thoroughbred horse tracks, harness tracks and dog tracks. The revenue from these gaming opportunities and from the higher volume of wagers placed at these venues has not only increased total revenues for the tracks at which they are installed, but has generally further increased purse size and thereby resulted in higher quality races that can command higher simulcast revenues. The Company has taken advantage of this development by acquiring Charles Town Races shortly after West Virginia authorized the operation of Gaming Machines at Charles Town Races. Since pari-mutuel wagering companies, such as the Company, possess the necessary precondition of conducting live racing operations to offer OTW wagering opportunities and Gaming Wagering (where permitted by law), the Company believes that its opportunities for success can be maximized through OTW operations, import simulcasting and export simulcasting and the operation of Gaming Machines, to the extent permitted. At present, more than 40 states authorize inter-state and/or intra-state pari-mutuel wagering, which may involve the simulcasting of such races.

Strategy

     The Company intends to be a leading operator in the gaming and pari-mutuel wagering industry by capitalizing upon its horse racing expertise and its numerous wagering locations. The Company plans to significantly increase revenue and EBITDA using the following strategies:

     Focus on Gaming Machine Operations. The Company's primary focus at the Charles Town Entertainment Complex is on Gaming Machine operations. The Company commenced Gaming Machine operations with a soft opening of 223 Gaming Machines on September 10, 1997. The Company's grand opening of Gaming Machine operations at the Charles Town Entertainment Complex occurred on October 17, 1997 with 400 Gaming Machines in operation. As of January 30, 1998, the Company had 550 Gaming Machines in operation. The Company intends to increase the number of Gaming Machines in operation at the Charles Town Entertainment Complex to 1,000 during 1998, the maximum number the Company is currently approved to operate at this complex. The Charles Town Entertainment Complex's Gaming Machines are dollar bill-fed video gaming machines that replicate traditional spinning reel slot machines and also feature video card games, such as blackjack and poker. Marketing efforts, which include print and radio advertising, commenced in October 1997 and are focused on the Washington, DC, Baltimore, Maryland, Northern Virginia, Eastern West Virginia and Southern Pennsylvania markets. The Company intends to enhance these marketing efforts by installing and operating a computerized player tracking system, in order to identify preferred players and encourage repeat Gaming Machine patronage at the Charles Town Entertainment Complex.

     Open Additional OTWs. The Company operates seven of the 18 OTWs now open in Pennsylvania and has the right to operate four of the five remaining OTWs that have been authorized in Pennsylvania. The Company's OTWs are located in Allentown, Chambersburg, Erie, Lancaster, Reading, Williamsport and York, Pennsylvania. At OTWs, customers can place wagers on thoroughbred and harness races simulcast from the Company's racetracks and on import simulcast races from other tracks around the country. Under the Pennsylvania Racing Act, only licensed thoroughbred and harness racing associations, such as the Company, can operate OTWs or accept customer wagers on simulcast races at Pennsylvania racetracks. The Company will open OTWs in Carbondale and Hazleton, Pennsylvania during the first quarter of 1998 and plans (subject to the receipt of remaining regulatory approvals, including site approvals) to open and operate additional OTWs in Stroudsburg and Altoona, Pennsylvania, which would give the Company a total of 11 of the 23 OTWs currently authorized by Pennsylvania law.

     Expand Simulcasting Operations. Simulcasting involves the transmission to, or the receipt of, the audio and/or video signals of a live racing event through a satellite for re-transmission at a different wagering location. The Company transmits simulcasts of Company races to other wagering locations year-round and receives simulcasts of races from other locations for wagering by its customers at the Company's facilities year-round for more than five years. During this period, the Company expanded its simulcasting operations and took advantage of favorable changes in pari-mutuel wagering and simulcasting laws in various states and the expanded use of simulcasting technology. Import simulcasting generates revenue and EBITDA for the Company by maximizing the number of events available to a patron for wagering at the Company's facilities by utilizing idle time between races at Company racetracks and OTWs. When customers place wagers on import simulcast races, of the amount not returned to bettors as winning wagers, a portion is paid to the state in which the Company's wagering facility is located, a portion is paid to the "purse" fund for the horse owners and trainers of the Company's racetrack with which the wagering facility is associated, a portion is paid as a simulcast fee to the originating track and the balance is retained by the wagering facility and/or track. In order to promote wagering, the Company has increased and expects to continue to increase full-card import simulcasts from premier racetracks. The Company currently receives import simulcasts from approximately 75 racetracks, including premier racetracks such as Arlington International, Belmont Park, Gulfstream Park, Hollywood Park, Santa Anita and Saratoga. The Company believes that "full-card" import simulcasting, in which all of the races at a non-Company track are import simulcast to a Company wagering facility, has improved the wagering opportunities for its customers and thereby increased the amount wagered at Company facilities. Export simulcasting generates revenue and EBITDA for the Company by increasing the consumer base for Company races beyond Company racetracks and OTWs. The Company transmits export simulcasts of Company races to approximately 98 locations and receives a flat percentage of the amounts wagered on Company races at non-Company locations, while incurring minimal additional expense. The Company intends to increase export simulcasting of races from Company-owned tracks to out-of-state racetracks, OTWs, casinos and other gaming facilities. The Company also seeks to improve the quality of its export simulcast products by increasing purse sizes where practicable. The Company believes that the minimal incremental costs associated with expanding import simulcasting and export simulcasting make it a particularly desirable source of revenue and EBITDA growth.

     Capitalize on Other Gaming and Pari-Mutuel Wagering Opportunities. The Company intends to continue identifying opportunities in the gaming and pari-mutuel wagering industries which complement the Company's core operations and leverage its pari-mutuel management and operating strengths. Management also intends to explore other opportunities to capitalize upon changes in gaming legislation, including legislation relating to Gaming Machines.

Acquisitions

 Pocono Downs Acquisition

     On November 27, 1996, the Company acquired Pocono Downs for an aggregate purchase price of $48.2 million plus approximately $730,000 in acquisition-related fees and expenses. In addition, pursuant to the terms of the purchase agreement, the Company will be required to pay the sellers of Pocono Downs an additional $10.0 million if, within five years after the consummation of the acquisition of Pocono Downs, Pennsylvania authorizes any additional form of gaming in which the Company may participate. The $10.0 million payment is payable in annual installments of $2.0 million a year for five years, beginning on the date that the Company first offers such additional form of gaming.

     Prior to the Company's acquisition, Pocono Downs conducted harness racing at Pocono Downs, located outside Wilkes-Barre, Pennsylvania, export simulcasting of Pocono Downs races to locations throughout the United States, pari-mutuel wagering at Pocono Downs and at OTWs in Allentown and Erie, Pennsylvania on Pocono Downs races and on import simulcast races from other racetracks and telephone account wagering on live and import simulcast races.

 Charles Town Acquisition

     On January 15, 1997, the Charles Town Joint Venture acquired substantially all of the assets of Charles Town Races for an aggregate net purchase price of approximately $16.0 million plus approximately $2.1 million in acquisition-related fees and expenses. Prior to its acquisition by the Charles Town Joint Venture, Charles Town Races conducted live thoroughbred horse racing, on-site pari-mutuel wagering on live races run at Charles Town Races and wagering on import simulcast races. The Company has refurbished and reopened the facility as the Charles Town Entertainment Complex, which features live racing, dining, simulcast wagering and, effective September 1997, Gaming Machines. The cost of the refurbishment, exclusive of the cost of the lease of the Gaming Machines, is approximately $22.8 million as of September 30, 1997. See "--GTECH Gaming Machine Supply and Service Agreement."

Gaming Machine Operations at Charles Town Entertainment Complex

     On November 5, 1996, Jefferson County, West Virginia approved a referendum authorizing the installation and operation of Gaming Machines at the Charles Town Entertainment Complex. As a result, the Company consummated the Charles Town Acquisition on January 15, 1997. In April 1997, the Company reopened the Charles Town Entertainment Complex, featuring live racing, dining and simulcast wagering. In September 1997, the Company expanded wagering opportunities by installing Gaming Machines at the Charles Town Entertainment Complex. The Gaming Machines are dollar bill-fed video gaming machines that replicate traditional spinning reel slot machines and also feature video card games, such as blackjack and poker. The West Virginia Gaming Machine Act specifies a 20% maximum percentage of each dollar wagered on Gaming Machines which can be retained by the Company. The balance of each dollar wagered must be paid out to the public as winning wagers. Of the portion retained by the Company, a portion is paid to taxing authorities and other beneficiary organizations mandated by the State of West Virginia and a portion is paid to the Charles Town Horsemen in the form of purses. The Company has installed and is operating, as of January 31, 1998, 550 Gaming Machines at the Charles Town Entertainment Complex, and anticipates that the Charles Town Entertainment Complex will install 140 additional Gaming Machines by February 28, 1998. The Company has obtained all necessary approvals for the installation and operation of a total of 1,000 Gaming Machines at the Charles Town Entertainment Complex. After installing 800 Gaming Machines, the Company will evaluate demand for its Gaming Machines and install an additional 200 Gaming Machines if demand warrants such installation.

Racing and Pari-Mutuel Operations

     The Company's racing and pari-mutuel revenues have been derived from (i) wagering on the Company's live races (a) at the Penn National Race Course, (b) at the Company's OTWs, (c) at other Pennsylvania racetracks and OTWs and (d) through telephone wagering, as well as wagering at the Company's racetracks on certain stakes races run at out-of-state racetracks (collectively, referred to in the Company's financial statements as "pari-mutuel revenues from Penn National races"), (ii) wagering on full-card import simulcasts at the Company's racetracks and OTWs and through telephone wagering (collectively, referred to in the Company's financial statements as "pari-mutuel revenues from import simulcasting") and (iii) fees from wagering on export simulcasting Company races at out-of-state locations (referred to in the Company's financial statements as "pari-mutuel revenues from export simulcasting"). The Company's other revenues have been derived from admissions, program sales and certain other ancillary activities, food and beverage sales and concessions.

Pro Forma Pennsylvania Operating Data of the Company

     The following table summarizes certain key operating statistics for the Company's Pennsylvania pari-mutuel operations related to Penn National Race Course, Pocono Downs and their respective OTWs, including the pro forma presentation of data assuming the acquisition of Pocono Downs occurred on January 1, 1992:


                                                     PENN NATIONAL GAMING, INC.
                                                          WAGERING SUMMARY

                                                                                                             NINE MONTHS ENDED
                                                               YEARS ENDED DECEMBER 31,                         SEPTEMBER 30,
                                                               ------------------------                         -------------

                                               1992         1993         1994         1995         1996         1996        1997
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

                                                      (DOLLARS IN THOUSANDS, EXCEPT ATTENDANCE DATA AND AVERAGE DAILY PURSES)

NUMBER OF LIVE RACING DAYS:
Penn National Race Course ...............          247          238          219          204          206          154          160
Pocono Downs ............................          149          147          143          135          134          110          114
TOTAL ATTENDANCE:
Penn National Race Course(1) ............      619,359      548,085      485,224      430,128      370,898      293,967      266,700
Pocono Downs(1) .........................      257,249      211,629      253,521      242,870      377,830      307,062      306,903
Reading OTW .............................      166,210      251,540      253,183      246,012      214,314      169,398      138,119
Chambersburg OTW ........................         --           --        110,075      143,554      132,447       98,682       99,609
York OTW ................................         --           --           --        232,109      238,610      186,860      173,527
Lancaster OTW ...........................         --           --           --           --         92,641       54,041      123,105
Williamsport OTW ........................         --           --           --           --           --           --         64,646
Erie OTW ................................      141,108      135,617      129,074      116,367      113,169       89,755       75,020
Allentown OTW ...........................         --        136,620      275,118      272,491      271,706      211,821      197,760
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

        Total paid attendance(1) ........    1,183,926    1,283,491    1,506,195    1,683,531    1,811,615    1,411,586    1,445,389
                                            ==========   ==========   ==========   ==========   ==========   ==========   ==========

TOTAL WAGERING(1)(2):
Penn National Race Course ...............   $   92,238   $   87,485   $   91,898   $   85,661   $   75,708   $   59,146   $   53,513
Pocono Downs ............................       45,864       45,956       51,980       57,784       53,190       42,628       37,733
Reading OTW .............................       20,829       33,518       39,714       42,810       41,320       32,778       23,813
Chambersburg OTW ........................         --           --         14,589       24,365       25,024       18,402       19,829
York OTW ................................         --           --           --         42,140       49,864       39,550       34,242
Lancaster OTW ...........................         --           --           --           --         13,079        6,489       22,370
Williamsport OTW ........................         --           --           --           --           --           --          7,230
Erie OTW ................................       18,361       20,452       26,404       29,379       27,200       21,979       17,156
Allentown OTW ...........................         --         21,130       52,676       56,440       56,216       43,225       45,463
Penn National Telebet ...................        7,733        8,103        7,967        8,281        8,423        6,500        7,359
Pocono Downs Dial-A-Bet .................         --           --           --             75        5,510        4,217        6,586
Export simulcasting:
Penn National Race Course ...............       84,892       80,832       90,878      113,639      148,702      111,762      141,807
Pocono Downs ............................       20,871       20,173       25,723       30,121       32,493       28,388       26,002
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

Total wagering ..........................   $  290,788   $  317,649   $  401,829   $  490,695   $  536,729   $  415,064   $  443,103
                                            ==========   ==========   ==========   ==========   ==========   ==========   ==========

AVERAGE DAILY PURSES:
Penn National Race Course ...............   $   38,746   $   40,834   $   48,560   $   57,897   $   62,328   $   61,101   $   61,362
Pocono Downs ............................       22,448       26,022       35,790       42,314       42,313       44,545       38,226
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

Total average daily purse ...............   $   61,194   $   66,856   $   84,350   $  100,211   $  104,641   $  105,645   $   99,588
                                            ==========   ==========   ==========   ==========   ==========   ==========   ==========

GROSS MARGIN FROM WAGERING(3):
Penn National Race Course ...............      $14,549      $15,346      $17,963      $24,915      $27,955      $20,286      $21,900
Pocono Downs ............................        8,101       10,918       16,653       17,838       17,805       14,086       13,398
                                               -------      -------      -------      -------      -------      -------      -------

Total gross margin from
wagering ................................      $22,650      $26,264      $34,616      $42,753      $45,760      $34,372      $35,298
                                               =======      =======      =======      =======      =======      =======      =======

(1) Does not reflect attendance for wagering on simulcasts when live racing is not conducted (i) for all periods presented, in the case of Penn National Race Course and (ii) for the years ended December 31, 1992-1995, in the case of Pocono Downs.
(2) Wagering on certain imported stakes races is included in Wagering on the Penn National Race Course races.
(3) Amounts equal total pari-mutuel revenues, less purses paid to the Horsemen, taxes payable to Pennsylvania and simulcast commissions or host track fees paid to other racetracks.

 Live Racing

     The following table summarizes the Company's live racing facilities:

RACING FACILITY               LOCATION               DATE OPENED/STATUS              OPERATIONS CONDUCTED
---------------               --------               ------------------              --------------------
Penn National Race Course     Grantville, PA         Constructed in 1972;            Live thoroughbred racing;
                                                     operated by the Company         simulcast wagering; dining;
                                                     since 1972                      telephone account wagering

Pocono Downs                  Plains Township, PA    Constructed in 1965;            Live harness racing;
                                                     operated by the Company         simulcast wagering; dining;
                                                     since November 1996             telephone account wagering

Charles Town Races            Charles Town, WV       Charles Town Races was          Live thoroughbred racing; at the Charles Town
                                                     constructed in 1933;            simulcast wagering; dining Entertainment
Complex                                              acquired by Charles Town        (this facility is adjacent
                                                     Joint Venture on January        to Gaming Machine
                                                     15, 1997; refurbished in        operations)
                                                     1997 and reopened as the
                                                     Charles Town Entertainment
                                                     Complex

     The Penn National Race Course is located on approximately 225 acres approximately 15 miles northeast of Harrisburg, 100 miles west of Philadelphia and 200 miles east of Pittsburgh. There is a total population of approximately
1.4 million persons within a radius of approximately 35 miles around the Penn National Race Course and approximately 2.2 million persons within a 50-mile radius. The property includes a one mile all-weather thoroughbred racetrack and a 7/8-mile turf track. The property also includes approximately 400 acres surrounding the Penn National Race Course which are available for future expansion or development.

     The Penn National Race Course's main building is the grandstand/clubhouse, which is completely enclosed and heated and, at the clubhouse level, fully air-conditioned. The building has a capacity of approximately 15,000 persons with seating for approximately 9,000, including 1,400 clubhouse dining seats. Several other dining facilities and numerous food and beverage stands are situated throughout the facility. Television sets for viewing live racing and simulcasts are located throughout the facility. The pari-mutuel wagering areas are divided between those available for on-track wagering and those available for simulcast wagering.

     The Penn National Race Course includes stables for approximately 1,250 horses, a blacksmith shop, veterinarians' quarters, jockeys' quarters, a paddock building, living quarters for grooms, a cafeteria and recreational building in the backstretch area and water and sewage treatment plants. Parking facilities for approximately 6,500 vehicles adjoin the Penn National Race Course.

     The Company has conducted live racing at the Penn National Race Course since 1972, and has held at least 204 days of live racing at the facility in each of the last five years. The Penn National Race Course is one of only two thoroughbred racetracks in

Pennsylvania. Although other regional racetracks offer nighttime thoroughbred racing, the Penn National Race Course is the only racetrack in the Eastern time zone conducting year-round nighttime thoroughbred horse racing, which the Company believes increases its opportunities to export simulcast its races during periods in which other racetracks are not conducting live racing. Post time at the Penn National Race Course is 7:30 p.m. on Wednesdays, Fridays and Saturdays, and 1:30 p.m. on Sundays and holidays.

     Pocono Downs is located on approximately 400 acres in Plains Township, outside Wilkes-Barre, Pennsylvania. There is a total population of approximately 785,000 persons within a radius of approximately 35 miles around Pocono Downs and approximately 1.5 million persons within a 50-mile radius. The property includes a 5/8-mile all-weather, lighted harness track. Pocono Downs's main buildings are the grandstand and the clubhouse. The clubhouse is completely enclosed and heated and fully air-conditioned. The grandstand has enclosed, heated and air-conditioned seating for approximately 500 persons and permanent open-air stadium-style seating for approximately 2,500 persons. The clubhouse is a tiered dining and wagering facility that seats approximately 1,000 persons. The clubhouse dining area seats 500 persons. Television sets for viewing live racing and simulcasts are located throughout the facility along with pari-mutuel wagering areas.

     A two-story 14,000 square foot building which houses the Pocono Downs offices is located on the property. Pocono Downs also includes stables for approximately 950 horses, five paddock stables, quarters for grooms, two blacksmith shops and a cafeteria for the Harness Horsemen. Parking facilities for approximately 5,000 vehicles adjoin the track.

     The acquisition of Pocono Downs was consummated following the last day of racing at Pocono Downs for the 1996 season. The Company resumed live racing at Pocono Downs in April 1997 and expects to conduct 134 days of live harness racing at the facility in the 1997 season. Post time at Pocono Downs is 7:30 p.m.

     The Charles Town Entertainment Complex is located on a portion of a 250-acre parcel in Charles Town, West Virginia, which is approximately a 60-minute drive from Baltimore, Maryland and a 70-minute drive from Washington, D.C. There is a total population of approximately 3.1 million persons within a 50-mile radius and approximately 9.0 million persons within a 100-mile radius of the Charles Town Entertainment Complex. The property includes a 3/4-mile thoroughbred racetrack. The Charles Town Entertainment Complex's main building is the grandstand/clubhouse, which is completely enclosed and heated. The clubhouse dining room has seating for 600. Additional food and beverage areas are situated throughout the facility. The property surrounding the Charles Town Entertainment Complex, including the site of the former Shenandoah Downs Racetrack, is available for future expansion or development. In addition, the Company has a right of first refusal for an additional 250 acres that are adjacent to the Charles Town Entertainment Complex. The Charles Town Entertainment Complex also includes stables, an indoor paddock, ample parking and water and sewage treatment facilities.

     The Charles Town Races reopened in April 1997 and the Company expects to conduct 159 days of thoroughbred racing at the facility in the 1997 season. Post time at the Charles Town Races is 7:30 p.m. on Fridays and Saturdays and 1:30 p.m. on Wednesdays and Sundays.

 OTWs

     The Company's OTWs provide areas for viewing import simulcasts and televised sporting events, placing pari-mutuel wagers and dining. The facilities also provide convenient parking.

FACILITY/                                                                       SIZE                     OWNED OR
LOCATION                               DATE OPENED/STATUS                    (SQ. FT.)      COST(1)       LEASED
--------                               ------------------                    ---------      -------       ------
Allentown, PA                          Opened 7/93                            28,500      $5,207,000       Owned
Chambersburg, PA                       Opened 4/94                            12,500       1,500,000       Leased
Erie, PA                               Opened 5/91                            22,500       3,575,000       Owned
Lancaster, PA                          Opened 7/96                            24,000       2,700,000       Leased
Reading, PA                            Opened 5/92                            22,500       2,100,000       Leased
Williamsport, PA                       Opened 2/97                            14,000       3,000,000       Owned
York, PA                               Opened 3/95                            25,000       2,200,000       Leased
Carbondale, PA                         Approval obtained; expected to         13,000       2,300,000)      Owned(2)
                                       open in first quarter 1998                         (estimated
Hazleton, PA                           Approval obtained; expected to         13,000       2,000,000)      Leased(2)

                                       open in first quarter 1998                         (estimated
Stroudsburg, PA                        License authorized; approval to        12,000       2,000,000)      Leased(2)
                                       operate pending; site selected                     (estimated
Altoona, PA                            License authorized; approval to        14,220       2,000,000)      Leased(2)
                                       operate pending; site selected                     (estimated

(1) Consists of original construction costs, equipment and, for owned properties, the cost of land and building.

(2) The Company has purchased land and is in the process of constructing its proposed Carbondale OTW and has entered into arrangements to lease space for its Hazleton, Pennsylvania OTW. All necessary approvals for operating such facilities have been obtained. The Company expects to open the Carbondale and Hazleton OTWs in the first quarter of fiscal 1998. The Company is licensed to operate two additional OTWs and has identified sites to operate OTW locations in Stroudsburg and Altoona, Pennsylvania, subject to receipt of all applicable approvals to operate these sites.

     The Company considers its properties adequate for its presently anticipated purposes.

 Pari-Mutuel Revenues

     Revenues from Company races consist of the total amount wagered, less the amount paid as winning wagers. Of the amount not returned to bettors as winning wagers, a portion is paid to the state in which the track is located, a portion is distributed to the track's horsemen in the form of "purses" and the balance is retained by the wagering facility. The Pennsylvania Racing Act specifies the maximum percentages of each dollar wagered on horse races in Pennsylvania which can be retained by the Company (prior to required payments to the Pennsylvania Horsemen and applicable taxing authorities). The percentages vary, based on the type of wager; the average percentage is approximately 20%, which is retained by the Company. The balance of each dollar wagered must be paid out to the public as winning wagers. With the exception of revenues derived from wagers at the Company's racetracks and OTWs, the Company's revenues on each race are determined pursuant to such maximum percentage and agreements with the other racetracks and OTWs at which wagering is taking place. Amounts payable to the Pennsylvania Horsemen are determined under agreements with the Pennsylvania Horsemen and vary depending upon where the wagering is conducted and the racetrack at which such races take place. The Pennsylvania Horsemen receive their share of such wagering as race purses. The Company retains a higher percentage of wagers made at its own facilities than of wagers made at other locations. The West Virginia Racing Act provides for a similar disposition of pari-mutuel wagers placed at the Charles Town Entertainment Complex, with the average percentage of wagers retained by the Company having been approximately 20% (prior to required payments to the Charles Town Horsemen and to applicable West Virginia taxing authorities and other mandated beneficiary organizations).

 Simulcasting

     The Company has been transmitting simulcasts of its races to other wagering locations and receiving simulcasts of races from other locations for wagering by its customers at Company facilities year-round, for more than five years. When customers place wagers on import simulcast races, the Company receives revenue and incurs expense in substantially the same manner as it would if the race had been run at one of the Company's own tracks: of the amount not returned to bettors as winning wagers, a portion is paid to the state in which the Company wagering facility is located, a portion is paid to the purse fund for the horse owners or trainers (thoroughbred or harness) of the Company's racetrack with which the wagering facility is associated, a portion is paid to the racetrack from which the race is simulcast and the balance is retained by the Company. The Company believes that full-card import simulcasting, in which all of the races at a non-Company track are import simulcast to a Company wagering facility, has improved the wagering opportunities for its customers and thereby increased the amount wagered at Company facilities. When the Company export simulcasts Company races for wagering at non-Company locations, it receives a fixed percentage of the amounts wagered on that race from the location to which the simulcast is exported, while incurring minimal additional expense. During the year ended December 31, 1996 and 1997, respectively, the Company received import simulcasts from approximately 57 and 75 racetracks, respectively, including premier racetracks such as Arlington International Racecourse, Belmont Park, Gulfstream Park, Hollywood Park, Santa Anita and Saratoga and transmitted export simulcasts of Company races to 63 and 98 locations, respectively.

     Pursuant to an agreement among the members of the Pennsylvania Racing Association, the Company and the two other Pennsylvania racetracks provide simulcasts of all their races to all of each other's facilities and set the commissions payable on such races. In addition, the Company has short-term agreements with various racetracks throughout the United States to import simulcast from, and export simulcast to, their facilities; these agreements include import simulcasts of major stakes races. The Company believes

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that import simulcasting of out-of-state races, including full card import simulcasting, is beneficial economically to the Company because it makes available wagering on higher quality races and which tends to increase the size of the average wager.

 Telephone Wagering

     In 1983, the Company pioneered Telebet, Pennsylvania's first telephone account wagering system. Telebet customers open an account by depositing funds with the Company at one of its locations. Account holders can then place wagers by telephone on Company races and import simulcast races to the extent of the funds on deposit in the account; any winnings are posted to the account and are available for future wagers. In December 1995, Pocono Downs instituted Dial-A-Bet, a similar telephone account betting system.

Charles Town Joint Venture; Operating Terms

     Pursuant to the original operating agreement governing the Charles Town Joint Venture, the Company held an 80% ownership interest in the Charles Town Joint Venture and was obligated to contribute 80% of the purchase price of the Charles Town Acquisition and 80% of the cost of refurbishing the Charles Town Entertainment Complex. In consideration of the fact that the Company contributed 100% of the purchase price of the Charles Town Acquisition and 100% of the cost of refurbishing the Charles Town Entertainment Complex, the Company has amended its operating agreement with Bryant to, among other things, increase the Company's ownership interest in the Charles Town Joint Venture to 89% and decrease Bryant's interest to 11%. In addition, the amendment provided that the entire amount the Company has contributed, and will contribute, to the Charles Town Joint Venture for the acquisition and refurbishment of the Charles Town Entertainment Complex would be treated, as between the parties, as a loan to the Charles Town Joint Venture from the Company. Accordingly, prior to the distribution of any profits pursuant to the Charles Town Joint Venture, the Company must be repaid in full all such contributions or loans, plus accrued interest, which as of November 20, 1997, equaled $40.9 million.

     The Charles Town Joint Venture acquired its option to purchase the Charles Town Entertainment Complex from Bryant; Bryant, in turn, acquired the option from Showboat. Showboat has retained an option to operate any casino at the Charles Town Entertainment Complex in return for a management fee (to be negotiated at the time, based on rates payable for similar properties) and a right of first refusal to purchase or lease the site of any casino at the Charles Town Entertainment Complex proposed to be leased or sold and to purchase any interest proposed to be sold in any such casino on the same terms offered by a third party or otherwise negotiated with the Charles Town Joint Venture. The rights retained by Showboat under the Showboat Option extend for a period of five years from November 6, 1996, the date that the Charles Town Joint Venture exercised its option to purchase the Charles Town Entertainment Complex, and expire thereafter unless legislation to permit casino gaming at the Charles Town Entertainment Complex has been adopted prior to the end of the five-year period. If such legislation has been adopted prior to such time, then the rights of Showboat continue for a reasonable time (not less than 24 months) to permit completion of negotiations.

     While the express terms of the Showboat Option do not specify what activities at the Charles Town Entertainment Complex would constitute operation of a casino, Showboat has agreed that the installation and operation of video lottery terminals (like the Gaming Machines the Company has installed and will continue to install) at the Charles Town Entertainment Complex's race track would not trigger Showboat's right to exercise the Showboat Option. If West Virginia law were to permit casino gaming at the Charles Town Entertainment Complex and if Showboat were to exercise the Showboat Option, the Company would be required to pay a management fee to Showboat for the operation of the casino.

Potential Tennessee  Development Project

     In June 1997, the Company acquired twelve one-month options to purchase approximately 100 acres of land in Memphis, Tennessee. Since such time, the Company, through its subsidiary, Tennessee Downs, Inc. ("Tennessee Downs"), has pursued the development of a harness track and simulcast facility on this option site, which is located in the northeastern section of Memphis. The Company submitted an application to the Tennessee Racing Commission (the "Tennessee Commission") in October 1997 for an initial license for the development and operation of a harness track and OTW facility at this site. Tennessee Downs has been found financially suitable by the Tennessee Commission and a public comment hearing before the Tennessee Commission was held on November 15, 1997. The Tennessee Commission plans to have its portion of the application review completed in February 1998. A land use plan for the construction of a 5/8-mile harness track, clubhouse and grandstand area were approved in October 1997 by the Land Use Hearing Board for the City of Memphis and County of Shelby. On December 2, 1997, the Company received the necessary zoning and land development approvals from the Memphis City Council.

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     If the Company is awarded a racing license, the Company plans to spend approximately $9.0 million in the next year to purchase the land subject to the option and build a combined OTW and grandstand facility. The Company estimates that total development costs, including subsequent track construction, will be approximately $15.0 million. In addition, if the Company is awarded a racing license, it will be permitted to pursue the development of additional OTWs in Tennessee, provided it first obtains necessary approvals, including a public referendum for each proposed OTW site and other necessary zoning and land development approvals.

     If the Company's application is approved by the Tennessee Commission, the Company plans to exercise its option to purchase the site and build the track and OTW facility at an estimated cost of $15 million. If this development project is pursued, the physical plant will be completed in two phases as described below. The Tennessee Horse Racing Act permits the construction of both a simulcast facility and a primary facility within the same enclosure. Upon the approval of the racing license by the Tennessee State Horse Racing Commission, Tennessee Downs plans to initiate the pre-construction site improvements and move forward with the construction of the simulcast facility. This portion of the project will include infrastructure improvements, the actual simulcast facility and related parking. Estimated construction costs for the first phase, along with development and land acquisition costs, are estimated to be approximately $9.0 million. The second phase of the project will include construction of the track, barns, paddock area and other racing related amenities. Following timely receipt of all applicable approvals, Tennessee Downs would initiate construction in the second or third quarter of fiscal 1998 with the opening of the simulcast facility planned for January, 1999. Construction of the second phase would follow during the spring/summer of 1999 with an anticipated opening for live racing sometime in early 2000. The second phase of the project is estimated to cost approximately $6.0 million.

Marketing and Advertising

     The Company seeks to increase wagering by broadening its customer base and increasing the wagering activity of its existing customers. To attract new customers, the Company seeks to increase the racing knowledge of its customers through its television programming, and by providing "user friendly" automated wagering systems and comfortable surroundings. The Company also seeks to attract new customers by offering various types of promotions including family fun days, premium give-away programs, contests and handicapping seminars.

 Charles Town Gaming Machine Marketing Programs

     The Company's marketing efforts, which include print and radio advertising, commenced in October 1997 and are focused on the Washington, D.C., Baltimore, Maryland, Northern Virginia, Eastern West Virginia and Southern Pennsylvania markets. The Company has established at the Charles Town Entertainment Complex the Silver Screen Video Slots Club, a manual player tracking system designed to reward frequent and active customers. In 1998, the Company intends to purchase and install a computerized player tracking system at the Charles Town Entertainment Complex, which will further focus the Company's marketing efforts. The Company has also implemented a coupon program where customers who visit the Charles Town Entertainment Complex can redeem the coupons for $5. From these coupons, the Company has compiled a database of customers that will be targeted for future marketing programs.

 Televised Racing Program

     The Company's Racing Alive program is televised by satellite transmission commencing approximately one hour before post time on each live racing day at the Penn National Race Course. The program provides color commentary on the races at the Penn National Race Course (including wagering odds, past performance information and handicapper analysis), general education on betting and handicapping, interviews with racing personalities and featured races from other thoroughbred racetracks across the country. The Racing Alive program is shown at the Penn National Race Course and on various cable television systems in Pennsylvania and is transmitted to all OTWs that receive the Penn National Race Course races. The Company intends to expand Racing Alive and/or to create additional televised programming to cover racing at Pocono Downs and at other harness racing venues throughout the United States. The Company's satellite transmissions are encoded so that only authorized facilities can receive the program.

 Automated Wagering Systems

     To make wagering more "user friendly" to the novice and more efficient for the expert, the Company leases Autotote Corporation's automated wagering equipment. These wagering systems enable the customer to choose a variety of ways to place a bet through touch-screen interactive terminals and personalized portable wagering terminals, provide current odds information and enable

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customers to place bets and credit winning tickets to their accounts. Currently, more than 35% of all wagers at Penn National are processed through these self-service terminals and Telebet.

 Modern Facilities

     The Company provides a comfortable, upscale environment at each of its OTWs, including a full bar, a range of restaurant services and an area devoted to televised sporting events. The Company believes that its attractive facilities appeal to its current customers and to new customers, including those who have not previously visited a racetrack.

GTECH Gaming Machine Supply and Service Agreement

     In June 1997, the Charles Town Joint Venture, which is operated as PNGI Charles Town Gaming, LLC, an 89% subsidiary of the Company, entered into an agreement (the "GTECH Agreement") with GTECH Corporation ("GTECH") relating to the lease, installation and service of a video lottery system ("VLS") at the Charles Town Entertainment Complex. The GTECH Agreement provides that GTECH will be the exclusive provider of VLS and related services, including video lottery terminals and slot machines, if any, at the Charles Town Entertainment Complex; provided, however, the Charles Town Joint Venture has retained management control over the VLS. The GTECH Agreement has a term of five years from the first date on which 400 Gaming Machines are installed, operational and generating "Net Win," defined as the total of all cash inserted into, or game credits played on, a video lottery terminal minus the total value of all prizes paid. On September 26, 1997, the Charles Town Joint Venture had 400 Gaming Machines installed, operational and generating Net Win at the Charles Town Entertainment Complex. Pursuant to the GTECH Agreement, the Charles Town Joint Venture has agreed to pay GTECH a fee which can range between 4% and 10% of Gaming Machine gross revenue. The Company generally is obligated to pay a lower percentage of Gaming Machine gross revenue to GTECH at higher levels of average win per day per machine and a higher percentage of Gaming Machine gross revenue at lower levels of average win per day per machine; provided, however, the Charles Town Joint Venture is obligated to pay GTECH the greater of the percentage fee described above or a minimum annual fee of $4.3 million if more than 800 Gaming Machines are in operation at the Charles Town Entertainment Complex. At the end of the term of the GTECH Agreement, the Charles Town Joint Venture will purchase the VLS from GTECH for a cash purchase price equal to the net unamortized residual value of the VLS. In the event GTECH terminates the agreement because of the Charles Town Joint Venture's material misrepresentation and/or breach of the GTECH Agreement, the Charles Town Joint Venture must purchase the VLS from GTECH at a price equal to the net unamortized residual value of the VLS at that time and pay an additional one-time fee as follows: for such termination in the first year of the term, $8,500,000; for such termination in the second year of the term, $6,600,000; for such termination in the third year of the term, $5,000,000; for such termination in the fourth year of the term, $3,700,000; and for such termination in the fifth year of the term, $2,500,000. In the GTECH Agreement, the Charles Town Joint Venture covenants to maintain tangible net worth equal to at least 105% of the amounts payable as additional fees in the event of a termination as set forth in the preceding sentence.

Purses; Agreements with Horsemen

     The Horsemen Agreements set forth the amounts to be paid to the Pennsylvania Horsemen as racing purses. Revenues from wagering at the Penn National Race Course and Pocono Downs, except for wagering on races simulcast from outside Pennsylvania, are divided approximately equally between the Company and the Pennsylvania Horsemen. Revenues from all other sources (all wagering at the Company's OTWs and on races simulcast from outside Pennsylvania) are shared such that the Pennsylvania Horseman generally receive between 3.0% and 7.5% of total wagering at the OTWs.

     The Company sets the purses paid on Company races, based on projected wagering and in accordance with the terms of the Horsemen Agreements. Because the amount of the purses is based on projections, at any given point in time the Pennsylvania Horsemen will have either been overpaid or underpaid. The agreement with the Thoroughbred Horsemen also permits the Thoroughbred Horsemen to require immediate purse adjustments should the amount of revenues to be paid to them as purses, and remaining unpaid, exceed $100,000. The amount of underpaid or overpaid purses varies from time to time, and the Company believes that further action to reduce the amount of underpaid purses will not affect its ability to increase purses in an orderly manner. In setting future purses the Company seeks, over time, to adjust for the under or over-payments, but no assurance can be given that any such adjustment will be accurate or adequate.

     During the years ended December 31, 1994, 1995 and 1996, the Thoroughbred Horsemen earned an aggregate of approximately $15.9 million, $16.3 million and $16.4 million in purses, respectively. The average daily purses earned by the Thoroughbred Horsemen during the three-year period increased from approximately $77,100 to approximately $84,300. The average

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daily purses at Charles Town Races during such period decreased from approximately $28,538 to approximately $21,977. During the nine months ended September 30, 1996 and 1997, the Thoroughbred Horsemen earned an aggregate of approximately $12.8 million and $12.2 million in purses, respectively. The Company believes that the increases in daily purses have contributed to an incremental increase in the quality of horses racing at the Penn National Race Course. The average daily purses earned by the Thoroughbred Horsemen who race at Penn National Race Course for calendar 1996 and the nine months ended September 30, 1997 were approximately $62,300 and $61,400 per day, respectively. During the years ended December 31, 1994, 1995 and 1996, the Harness Horsemen earned an aggregate of approximately $6.0 million, $6.5 million and $5.7 million in purses, respectively. The average daily purses earned by the Harness Horsemen during the three-year period increased from approximately $35,800 to approximately $42,300. During the nine months ended September 30, 1996 and 1997, the Harness Horsemen earned an aggregate of approximately $5.0 million and $4.4 million in purses, respectively. The average daily purses earned by the Harness Horsemen for calendar 1996 and the nine months ended September 30, 1997 were approximately $42,300 and $38,200 per day, respectively.

     The Penn National Race Course Thoroughbred Horsemen Agreement was entered into in February 1996, expires in February 1999 and is subject to automatic renewal for successive one year terms unless either party gives notice of termination at least 90 days prior to the end of any such period. The Harness Horsemen Agreement was entered into in November 1994, became effective in January 1995 and expires in January 2000. The Company is party to the requisite agreement with the Charles Town Horsemen, which expires on December 31, 2000. The West Virginia Gaming Machine Act also requires that the operator of the Charles Town Entertainment Complex be subject to a written agreement with the pari-mutuel clerks in order to operate Gaming Machines, although this agreement expired on December 31, 1997.

Competition

     The Company faces significant competition for wagering dollars from other racetracks and OTWs in Pennsylvania and neighboring states (some of which also offer other forms of gaming), other gaming venues such as casinos and state-sponsored lotteries, including the Pennsylvania Lottery and the West Virginia Lottery. The Company may also face competition in the future from new OTWs or from new racetracks. From time to time, Pennsylvania has considered legislation to permit other forms of gaming. Although Pennsylvania has not authorized any form of casino or other gaming, if additional gaming opportunities become available in or near Pennsylvania, such gaming opportunities could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's live races compete for wagering dollars and simulcast fees with live races and races simulcast from other racetracks both inside and outside Pennsylvania (including several in New York, New Jersey, West Virginia, Ohio, Maryland and Delaware). The Company's ability to compete successfully for wagering dollars is dependent, in part, upon the quality of its live horse races. The quality of horse races at some racetracks that compete with the Company, either by live races or simulcasts, is higher than the quality of Company races. The Company believes that there has been some improvement over the last several years in the quality of the horses racing at the Penn National Race Course, due to incrementally higher purses being paid as a result of the Company's increased simulcasting activities. However, increased purses may not result in a continued improvement in the quality of racing at the Penn National Race Course or in any material improvement in the quality of racing at Pocono Downs or the Charles Town Races.

     The Company's OTWs compete with the OTWs of other Pennsylvania racetracks, and new OTWs may compete with the Company's existing or proposed wagering facilities. Competition between OTWs increases as the distance between them decreases. For example, the Company believes that its Allentown OTW, which was acquired in the acquisition of Pocono Downs and which is approximately 50 miles from the Penn National Race Course and 35 miles from the Company's Reading OTW, has drawn some patrons from the Penn National Race Course, the Reading OTW and the Company's telephone wagering system and that the Company's Lancaster OTW, which is approximately 31 miles from the Penn National Race Course and 25 miles from the Company's York OTW, has drawn some patrons from the Penn National Race Course, the York OTW and the Company's telephone wagering system. Moreover, the Company believes that a competitor's new OTW in King of Prussia, Pennsylvania, which is approximately 23 miles from the Reading OTW, has drawn some patrons from the Reading OTW. Although only one competing OTW remains authorized by law for future opening, the opening of a new OTW in close proximity to the Company's existing or future OTWs could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's Gaming Machine operations face competition from other Gaming Machine venues in West Virginia and in neighboring states (including Dover Downs in Dover, Delaware, Delaware Park in northern Delaware, Harrington Raceway in southern Delaware and the casinos in Atlantic City, New Jersey). Venues in Delaware and New Jersey, in addition to video gaming machines, currently offer mechanical slot machines that feature physical spinning reels, pull-handles and the ability to both accept and pay out

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coins. West Virginia has not authorized, and may never approve, such mechanical slot machines. The failure to attract or retain Gaming Machine customers at the Charles Town Entertainment Complex, whether arising from such competition or from other factors, could have a material adverse effect upon the Company's business, financial condition and results of operations.

Effect of Inclement Weather and Seasonality

     Because horse racing is conducted outdoors, variable weather contributes to the seasonality of the Company's business. Weather conditions, particularly during the winter months, may cause races to be canceled or may curtail attendance. Because a substantial portion of the Company's racetrack expenses are fixed, the loss of scheduled racing days could have a material adverse effect on the Company's business, financial condition and results of operations.

     For the year ended December 31, 1997, the Company has canceled a total of five racing days because of inclement weather. The severe winter weather in 1996 resulted in the closure of the Company's OTW facilities for two days in January 1996. Because of the Company's growing dependence upon OTW operations, severe weather that causes the Company's OTWs to close could have an adverse effect upon the Company's business, financial condition and results of operations.

     Attendance and wagering at the Company's facilities have been favorably affected by special racing events which stimulate interest in horse racing, such as the Triple Crown races in May and June and the heavier racing schedule throughout the country during the second and third quarter. As a result, the Company's revenues and net income have been greatest in the second and third quarters of the year, and lowest in the first and fourth quarters of the year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Effect of Inclement Weather and Seasonality."

Regulation and Taxation

 General

     The Company is authorized to conduct thoroughbred racing and harness racing in Pennsylvania under the Pennsylvania Racing Act. The Company is also authorized, under the Pennsylvania Racing Act and the Federal Horseracing Act, to conduct import simulcast wagering. The Company is also subject to the provisions of the West Virginia Racing Act, which governs the conduct of thoroughbred horse racing in West Virginia, and West Virginia Gaming Machine Act, which governs the operation of Gaming Machines in West Virginia. The Company's live racing, pari-mutuel wagering and Gaming Machine operations are contingent upon the continued governmental approval of such operations as forms of legalized gaming. All of the Company's current and proposed operations are subject to extensive regulations and could be subjected at any time to additional or more restrictive regulations, or banned entirely.

 Pennsylvania Racing Regulations

     The Company's horse racing operations at the Penn National Race Course and Pocono Downs are subject to extensive regulation under the Pennsylvania Racing Act, which established the Pennsylvania Racing Commissions. The Pennsylvania Racing Commissions are responsible for, among other things, (i) granting permission annually to maintain racing licenses and schedule race meets, (ii) approving, after a public hearing, the opening of additional OTWs, (iii) approving simulcasting activities, (iv) licensing all officers, directors, racing officials and certain other employees of the Company and (v) approving all contracts entered into by the Company affecting racing, pari-mutuel wagering and OTW operations.

     As in most states, the regulations and oversight applicable to the Company's operations in Pennsylvania are intended primarily to safeguard the legitimacy of the sport and its freedom from inappropriate or criminal influences. The Pennsylvania Racing Commissions have broad authority to regulate in the best interests of racing and may, to that end, disapprove the involvement of certain personnel in the Company's operations, deny approval of certain acquisitions following their consummation or withhold permission for a proposed OTW site for a variety of reasons, including community opposition. For example, the Pennsylvania State Thoroughbred Racing Commission withheld approval for the Company's initial site for its Lancaster OTW, but the Company applied and was ultimately approved for another site in Lancaster, which opened in July 1996.The Pennsylvania legislature also has reserved the right to revoke the power of the Pennsylvania Racing Commissions to approve additional OTWs and could, at anytime, terminate pari-mutuel wagering as a form of legalized gaming in Pennsylvania or subject such wagering to additional restrictive regulation; such termination would, and any further restrictions could, have a material adverse effect upon the Company's business, financial condition and results of operations.

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     The Company may not be able to obtain all necessary approvals for the operation or expansion of its business. Even if all such approvals are obtained, the regulatory process could delay implementation of the Company's plans to open additional OTWs. The Company has had continued permission from the Pennsylvania State Horse Racing Commission to conduct live racing at the Penn National Race Course since it commenced operations in 1972, and has obtained permission from the Pennsylvania State Harness Racing Commission to conduct live racing at Pocono Downs. Currently, the Company has approval from the Pennsylvania Racing Commissions to operate the seven OTWs that are presently open and the four additional OTWs the Company proposed to open. A Commission may refuse to grant permission to open additional OTWs or to continue to operate existing facilities. The failure to obtain required regulatory approvals would have a material adverse effect upon the Company's business, financial condition and results of operations.

     The Pennsylvania Racing Act provides that no corporation licensed to conduct thoroughbred racing shall be licensed to conduct harness racing and that no corporation licensed to conduct harness racing shall be licensed to conduct thoroughbred racing. The Company's harness and thoroughbred licenses are held by separate corporations, each of which is a wholly owned subsidiary of the Company. Moreover, the Pennsylvania State Harness Racing Commission has reissued the Pocono Downs harness racing license and has found, in connection with the reissuance, that it is not "inconsistent with the best interests, convenience or necessity or with the best interests of racing generally," that a subsidiary of the Company beneficially owns Pocono Downs. The Company thus believes that the arrangement under which it holds both a harness and a thoroughbred license complies with applicable regulations.

 West Virginia Racing and Gaming Regulation

     The Company's operations at the Charles Town Entertainment Complex are subject to regulation by the West Virginia Racing Commission under the West Virginia Racing Act, and by the West Virginia Lottery Commission under the West Virginia Gaming Machine Act. The powers and responsibilities of the West Virginia Racing Commission under the West Virginia Racing Act are substantially similar in scope and effect to those of the Pennsylvania Racing Commissions and extend to the approval and/or oversight of all aspects of racing and pari-mutuel wagering operations. The Charles Town Joint Venture has obtained from the West Virginia Racing Commission a license to conduct racing and pari-mutuel wagering at the Charles Town Entertainment Complex. Pursuant to the West Virginia Gaming Machine Act, the Company has obtained approval for the installation and operation of a total of 1,000 Gaming Machines at the Charles Town Entertainment Complex.

 State and Federal Simulcast Regulations

     Both the Federal Horseracing Act and the Pennsylvania Racing Act require that the Company have a written agreement with the Thoroughbred Horsemen and with the Harness Horsemen in order to simulcast races. The Company has entered into the Horsemen Agreements, and in accordance therewith has agreed upon the allocations of the Company's revenues from import simulcast wagering to the purse funds for the Penn National Race Course, Charles Town Races and Pocono Downs. Because the Company cannot conduct import simulcast wagering in the absence of the Horsemen Agreements, the termination or non-renewal of either Horsemen Agreement could have a material adverse effect on the Company's business, financial condition and results of operations.

 Taxation

     The Company believes that the prospect of significant additional revenue is one of the primary reasons that jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to normal federal and state income taxes, and such taxes and fees are subject to increase at any time. The Company pays substantial taxes and fees with respect to its operations. From time to time, federal legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could have a material adverse effect on the Company's business, financial condition and results of operations.

 Compliance with Other Laws

     The Company and its OTWs are also subject to a variety of other rules and regulations, including zoning, construction and land-use laws and regulations in Pennsylvania and West Virginia governing the serving of alcoholic beverages. Currently, Pennsylvania laws and regulations permit the construction of off-track wagering facilities, but may affect the selection of a particular OTW site because of parking, traffic flow and other similar considerations, any of which may serve to delay the opening of future OTWs in Pennsylvania. By contrast, West Virginia law does not permit the operation of OTWs. The Company derives a significant portion of its other revenues from the sale of alcoholic beverages to patrons of its facilities. Any interruption or termination of the Company's existing ability to serve alcoholic beverages would have a material adverse effect on the Company's business, financial condition and results of operations.

 Restrictions on Share Ownership and Transfer

     The Pennsylvania Racing Act requires that any shareholder proposing to transfer beneficial ownership of 5% or more of the Company's shares file an affidavit with the Company setting forth certain information about the proposed transfer and transferee, a copy of which the Company is required to furnish to the Pennsylvania Racing Commission. The certificates representing the Company shares owned by 5% beneficial shareholders are required to bear certain legends prescribed by the Pennsylvania Racing Act. In addition, under the Pennsylvania Racing Act, the Pennsylvania Racing Commission has the authority to order a 5% beneficial shareholder of the Company to dispose of his Common Stock of the Company if it determines that continued ownership would be inconsistent with the public interest, convenience or necessity or the best interest of racing generally. The West Virginia Gaming Machine Act provides that a transfer of more than 5% of the voting stock of a corporation which controls the license may only be to persons who have met the licensing requirements of the West Virginia Gaming Machine Act or which transfer has been pre-approved by the West Virginia Lottery Commission. Any transfer that does not comply with this requirement voids the license.

 Potential Tennessee Development Regulatory Compliance.

     If the Company successfully completes the development of its potential Tennessee harness track and OTWs, the Company will likely face regulatory requirements that are similar to the requirements affecting its existing operations; however, given the absence of horse racing within Tennessee at this time, the Company may face more burdensome regulatory approvals or compliance in light of the absence of significant regulations, interpretation and administrative action at this time.

Other Leases

     The Company currently leases 6,183 square feet of office space in an office building in Wyomissing, Pennsylvania for the Company's executive offices. The lease is for a ten-year term expiring April 2000 with an annual minimum rental of $71,100. The office building is owned by an affiliate of Peter M. Carlino. The Company believes that the lease terms are not less favorable than lease terms that could have been obtained from an unaffiliated third party.

     The Company currently leases an aircraft from a company owned by John Jacquemin, a director of the Company. The lease is for a ten-year term with monthly payments of $8,356. The Company believes that the lease terms are not less favorable than lease terms that could have been obtained from an unaffiliated third party.

Employees

     At December 31, 1997, the Company had 1,660 permanent employees, of whom 894 were full-time and 766 part-time. Employees of the Company who work in the admissions department and pari-mutuels department at the Penn National Race Course, Pocono Downs and the OTWs are represented under collective bargaining agreements between the Company and Sports Arena Employees' Union Local 137. The agreements extend until October 3, 1999 for track employees and until May 20, 1998 for OTW employees. The pari-mutuel clerks at Pocono Downs voted to unionize in June 1997. The Company has held negotiations with this union, but does not have a contract to date. Failure to reach agreement with this union would not result in the suspension or termination of the Company's license to operate live racing at Pocono Downs or to conduct simulcast or OTW operations. The Company believes that its relations with its employees are satisfactory.

Legal Proceedings

     In December 1997, Amtote International, Inc. ("Amtote"), filed an action against the Company and the Charles Town Joint Venture in the United States District Court for the Northern District of West Virginia. In its complaint, Amtote (i) states that the Company and the Charles Town Joint Venture allegedly breached certain contracts with Amtote and its affiliates when it entered into, on November 19, 1997, a wagering services contract with a third party (the "Third Party Wagering Services Contract"), and not Amtote, effective January
1, 1998, (ii) sought preliminary and injunctive relief through a temporary restraining order seeking to prevent the Charles Town Joint Venture from (a) entering into a wagering services contract with a party other than Amtote and
(b) having a third party provide such wagering services, (iii) seeks declaratory relief that certain contracts allegedly bind the Charles Town Joint

Venture to retain Amtote for wagering services through September 2004 and (iv) seeks unspecified compensatory damages, legal fees and costs associated with the action and other legal and equitable relief as the Court deems just and appropriate. On December 24, 1997, a temporary restraining order was issued, which prescribes performance under the Third Party Wagering Contract. On January 14, 1998, a hearing was held to rule on whether a preliminary injunction should be issued or whether the temporary restraining order should be lifted, and a ruling is expected shortly. The Company intends to pursue legal remedies in order to terminate Amtote and proceed under the Third Party Wagering Services Contract. The Company believes that this action, and any resolution thereof, will not have any material adverse impact upon its financial condition, results, or the operations of either the Charles Town Joint Venture or the Company.

                                   MANAGEMENT

Directors and Executive Officers

            The directors and executive officers of the Company are:

NAME                                  AGE               POSITION
----                                  ---               --------

Peter M. Carlino...................   51      Chairman of the Board and Chief
                                                 Executive Officer
William J. Bork....................   64      President, Chief Operating Officer
                                              and Director
Robert S. Ippolito.................   46      Chief Financial Officer, Secretary
                                              and Treasurer
Philip T. O'Hara, Jr...............   45      Vice President and General Manager
Joseph A. Lashinger, Jr............   44      Vice President
Robert E. Abraham..................   45      Vice President and Corporate
                                              Controller
Harold Cramer......................   70      Director
David A. Handler...................   33      Director
Robert P. Levy.....................   66      Director
John M. Jacquemin..................   51      Director

     Peter M. Carlino. Mr. Carlino has served as Chairman of the Board and Chief Executive Officer of the Company since April 1994, and has devoted a significant amount of time to the activities of the Company as a director since 1991. From 1984 to 1994, Mr. Carlino devoted a substantial portion of his business time to developing, building and operating residential and commercial real estate projects located primarily in Central Pennsylvania. He has been President of Carlino Financial Corporation ("Carlino Financial"), a holding company which owns and operates various Carlino family businesses, since 1976, in which capacity he has been continuously active in strategic planning for the Company and monitoring its operations. From 1972 until 1976, Mr. Carlino served as President of Mountainview Thoroughbred Racing Association ("Mountainview"), a predecessor in interest of the Company.

     William J. Bork. Mr. Bork was elected President, Chief Operating Officer and a director in June 1995. From 1987 to June 1995 he was Vice President for Ladbroke Racing Corporation. Prior to working with Ladbroke, Mr. Bork served as Vice President of Operations of racetracks previously owned by Ogden Corporation including Fairmount Park in Collinsville, Illinois; Mountaineer Park in Chester, West Virginia; Wheeling Downs in Wheeling, West Virginia; and Suffolk Downs in Boston, Massachusetts.

     Robert S. Ippolito. Mr. Ippolito, a certified public accountant, was elected Chief Financial Officer, Secretary and Treasurer of the Company in April 1994. He was Corporate Controller and Secretary of Carlino Financial and certain of its affiliates between June 1987 and May 1994, and from 1979 to 1987 was engaged in public accounting.

     Philip T. O'Hara, Jr. Mr. O'Hara has been Vice President and General Manager since January 1989. Mr. O'Hara joined the Company in April 1985 and has served in various management capacities, including Director of Marketing and Assistant General Manager. He has been a Director of the Thoroughbred Racing Association since 1990.

     Joseph A. Lashinger, Jr., Esquire. Mr. Lashinger was elected Vice President of the Company in June 1997. Prior to joining the Company, Mr. Lashinger served as a consultant to the Company from 1996 to 1997. From 1978 to 1990, Mr. Lashinger was elected to seven consecutive terms in the Pennsylvania House of Representatives as representative from the 150th Legislative District in Montgomery County, Pennsylvania. From 1981 to 1992, Mr. Lashinger was a partner in the law firm of Fox, Differ, Callahan, Sheridan, O'Neil and Lashinger. Mr. Lashinger has also served as director of government affairs, development director and counsel to several major casino companies including Sands Casino, Hollywood Casino Corporation and Bally Entertainment.

     Robert E. Abraham. Mr. Abraham was elected Vice President and Corporate Controller of the Company in January 1997. Mr. Abraham joined the Company in 1986 as Controller of Mountainview and Pennsylvania National Turf Club. Mr. Abraham's prior experience includes six years in public accounting serving on audit and management advisory services engagements.

     Harold Cramer. Mr. Cramer has been a director of the Company since 1994. Since November 1996, Mr. Cramer has been of counsel to Mesirov, Gelman, Jaffe, Cramer & Jamieson, a Philadelphia law firm which provides legal services to the Company. From November 1995 until November 1996, Mr. Cramer was Chairman of the Board and Chief Executive Officer of HSI Management Co., Inc. From 1989 until November 1995, Mr. Cramer was Chairman of the Board and Chief Executive Officer of Graduate Health System, Inc. ("GHS"), and has been a Director of GHS since November 1996. He also serves as a director of Mountainview and as a director of Pennsylvania National Turf Club, Inc., a subsidiary of the Company.

     David A. Handler. Mr. Handler has been a director of the Company since 1994. From 1995 to the present, Mr. Handler has been an investment banker and is currently a Senior Vice President of Corporate Finance at Jefferies & Company, Inc. From 1991 to 1995, Mr. Handler was a Vice President at Fahnestock & Co., Inc.

     Robert P. Levy. Mr. Levy has been a director of the Company since 1995. He is Chairman of the Board of the Atlantic City Racing Association and served a two-year term as President from 1989 to 1990 of the Thoroughbred Racing Association. Mr. Levy has served as the Chairman of the Board of DRT Industries, Inc., a diversified business based in the Philadelphia metropolitan area, since 1960. Mr. Levy owns the Robert P. Levy Stable, a thoroughbred racing and breeding operation which has bred and owned several award-winning horses, including the 1987 Belmont Stakes winner, Bet Twice.

     John M. Jacquemin. Mr. Jacquemin has been a director of the Company since 1995 and is President of Mooring Financial Corporation, a financial services group specializing in the purchase and administration of commercial loan portfolios and equipment leases. Mr. Jacquemin joined Mooring Financial Corporation in 1982 and has served as its President since 1987.

                         DESCRIPTION OF CREDIT FACILITY

     Concurrently with the Offering, the Company amended and replaced its existing credit facility with a new facility (the "Credit Facility") arranged by Bankers Trust Company as agent (the "Agent"). The following is a summary description of the principal terms of the Credit Facility and is subject to, and qualified in its entirety by reference to, the definitive Credit Facility, copies of which will be made available upon request to the Company.

     The Credit Facility provides for, subject to certain terms and conditions, a $12.0 million revolving credit facility with a five-year term. The Credit Facility, under certain circumstances, requires the Company to make mandatory prepayments and commitment reductions. In addition, the Company may make optional prepayments and commitment reductions pursuant to the terms of the Credit Facility. Borrowings under the Credit Facility accrue interest, at the option of the Company, at either the Agent's base rate plus an applicable margin of up to 2.0% or a eurodollar rate plus an applicable margin of up to 3.0%.

     The Credit Facility contains certain covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay indebtedness or amend debt instruments, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. The Credit Facility will be secured by the assets of the Company and certain of its subsidiaries and guaranteed by all of the subsidiaries except the Charles Town Joint Venture. In addition, the Credit Facility requires the Company to comply with certain financial ratios and maintenance tests.


                          DESCRIPTION OF EXCHANGE NOTES

General

     The Exchange Notes will be issued under an indenture (the "Indenture"), dated as of December 17, 1997, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture (a copy of the form of which may be obtained from the Company), including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries.

     The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Exchange Notes. The Exchange Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Exchange Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Exchange Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with this Exchange Offer, will be treated as a single class of securities under the Indenture.

Principal, Maturity and Interest

     The Exchange Notes are unsecured senior obligations of the Company. The Indenture is limited in aggregate principal amount to $150,000,000, of which $80,000,000 will be issued in the Exchange Offering. The Exchange Notes will mature on December 15, 2004. Additional amounts may be issued in one or more series from time to time subject to the limitations set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" and restrictions contained in the Credit Facility. Interest on the Exchange Notes will accrue at the rate of 10 5/8% per annum and will be payable semiannually in cash on June 15 and December 15, commencing on June 15, 1998, to the persons who are registered Holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

     The Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

     Optional Redemption. The Exchange Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after December 15, 2001, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon to the date of redemption:

YEAR                                                       PERCENTAGE
----                                                       ----------

2001...............................................        105.313%
2002...............................................        102.656%
2003 and thereafter................................        100.000%

     Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to December 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the Exchange Notes at a redemption price equal to 110.625% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption; provided that at least 65% of the principal amount of Exchange Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

Selection and Notice of Redemption

     In the event that less than all of the Exchange Notes are to be redeemed at any time, selection of such Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Exchange Notes are listed or, if such Exchange Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Exchange Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Exchange Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Exchange Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Guarantees

     Each Subsidiary Guarantor will unconditionally guarantee, on a senior unsecured basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Exchange Notes, including the payment of principal of and interest on the Exchange Notes. The Guarantees will be effectively subordinated in right of payment to all existing and future secured Indebtedness of the related Subsidiary Guarantor to the extent of the value of the assets securing such Indebtedness.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "--Certain Covenants--Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Subsidiary Guarantor is (or all or substantially all of the assets of a Subsidiary Guarantor are) sold by the Company and the sale complies with the provisions set forth in "--Certain Covenants--Limitation on Asset Sales" the Subsidiary Guarantor's Guarantee will be released.

     Separate financial statements of the Subsidiary Guarantors are not included herein because such Subsidiary Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Exchange Notes, and the aggregate net assets, earnings and equity of the Subsidiary Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

Change of Control

     The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase.

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have an Exchange Note purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Exchange Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control.

     The Change of Control purchase feature of the Exchange Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Except as described herein with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Exchange Notes to require the Company to repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar restructuring. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Exchange Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Exchange Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The phrases "all or substantially all" of the assets of the Company or "all or substantially all of the Company's assets whether as an entirety or substantially as an entirety," as used in the Indenture has no clearly established meaning under New York law (which governs the Indenture), has been the subject of limited judicial interpretation in few jurisdictions and will be interpreted based upon the particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred and therefore whether a Change of Control has occurred.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, if applicable, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Certain Covenants

     The Indenture contains, among others, the following covenants:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than (i) 2.25 to 1.0 if the date of such incurrence is on or prior to December 15, 1998 or (ii) 2.50 to 1.0 if the date of such incurrence is after December 15, 1998.

     The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Guarantees of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled or mandatory repayment or scheduled sinking fund payment, any Indebtedness of the Company or its Subsidiaries that is subordinate or junior in right of payment to the Notes, or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "--Limitation on Incurrence of Additional Indebtedness" or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (i) $1,000,000 plus (2) (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned commencing on the first day of the fiscal quarter including the Issue Date, to and including the last day of the latest fiscal quarter ended immediately prior to the date of each such calculation subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses
(iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); plus (z) an amount equal to the sum of (1) any net reduction subsequent to the Issue Date, in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets by any Unrestricted Subsidiary to the Company or any Restricted Subsidiary or the receipt of proceeds by the Company or any Restricted Subsidiary from the sale or other disposition of any portion of the Capital Stock of any Unrestricted Subsidiary, in each case occurring subsequent to the Issue Date (but without duplication of any such amount included in Consolidated Net Income), and (2) the consolidated net Investments on the date of Revocation made by the Company or any of the Restricted Subsidiaries in any Subsidiary of the Company that has been designated an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries."

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or giving of such irrevocable redemption notice if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration or the giving of the irrevocable redemption notice; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or a Subsidiary of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options or warrants to purchase Common Stock of the Company, stock appreciation rights or any similar equity interest in the Company from directors and employees of the Company or any of its Subsidiaries (or their authorized representatives upon the death, disability or termination of employment of such employees) in an aggregate amount not to exceed $500,000 in any calendar year; and (5) an investment in PNGI Charlestown Gaming LLC in an amount not to exceed $5.0 million to be funded with the proceeds of the offering of the Notes, provided, however, that $4.0 million of such investment will be funded within 60 days of the Issue Date and the remaining $1.0 million within 180 days of the Issue Date or as soon as practicable thereafter or as is permitted by any applicable regulatory organization. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii),
(3)(ii)(A), (4) and (5) of this paragraph shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     Limitation on Asset Sales. The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee in such Asset Sale and from which the Company or such Restricted Subsidiary is released and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 10 business days by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash for the purposes of this provision; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to prepay any Indebtedness ranking at least pari passu with the Notes and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,
(B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and the Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph). To the extent the aggregate amount of the Notes tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such deficiency for general corporate purposes. Upon completion of such offer to purchase, the Net Proceeds Offer Amount shall be reset at zero.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, if applicable, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture and the Notes; (3) customary non-assignment provisions of (y) any contract concerning a Restricted Subsidiary or (z) any lease governing a leasehold interest of any Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired (including, but not limited to, such Person's direct and indirect Subsidiaries); (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date (including the Credit Facility); (6) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien; (7) any agreement or instrument governing the payment of dividends or other distributions on or in respect of Capital Stock of any Person that is acquired; or (8) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

     Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens upon any property or assets of the Company or any of the Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Exchange Notes or any Guarantee, the Exchange Notes and the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes and the Guarantees are secured on an equal and ratable basis, except for (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (b) Liens securing Indebtedness under the Credit Facility; (c) Liens securing the Exchange Notes; (d) Liens of the Company or a Restricted Subsidiary on assets of any Restricted Subsidiary of the Company; (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; (f) Liens in favor of the Company; and (g) Permitted Liens.

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Exchange Notes and the performance of every covenant of the Exchange Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Incurrence of Additional Indebtedness"; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Exchange Notes with the same effect as if such Surviving Entity had been named as such.

     Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of the first paragraph of this covenant.

     Limitations on Transactions with Affiliates. The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain an opinion stating that such transaction or series of related transactions are fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor.

     The restrictions set forth in the preceding paragraph shall not apply to
(i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacements agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and (iv) Restricted Payments permitted by the Indenture.

     Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of the Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in another Restricted Subsidiary having total consolidated assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture. In the event PNGI Charlestown Gaming LLC is not prohibited from entering into a Guarantee pursuant to restrictions contained in its operating or other similar agreement in existence on the Issue Date it shall become a Subsidiary Guarantor as provided in this paragraph at the time such restriction is no longer applicable.

     Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

     Limitation on Designations of Unrestricted Subsidiaries. The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

     (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

     (b) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and
          (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

     (c) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Incurrence of Additional Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "--Limitation on Restricted Payments."

     The Indenture will further provide that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

     (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

     (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company certifying compliance with the foregoing provisions.

     Reports to Holders. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

     (i) the failure to pay interest on any Exchange Notes when the same becomes due and payable and the default continues for a period of 30 days;

     (ii) the failure to pay the principal on any Exchange Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Exchange Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

    (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Exchange Notes (except in the case of a default with respect to the covenant described under "-- Certain Covenants--Merger, Consolidation and Sale of Assets," which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

     (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5,000,000 or more at any time;

     (v) one or more judgments in an aggregate amount in excess of $5,000,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall have been rendered against the Company or any of the Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

     (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

    (vii) any of the Guarantees of a Subsidiary Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or any of such Subsidiary Guarantors denies its liability under its Guarantee (other than by reason of release of any such Subsidiary Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Exchange Notes may declare the principal of and accrued interest on all the Exchange Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default, and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) above relating to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Exchange Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Exchange Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Exchange Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Exchange Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Notes.

     Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Exchange Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Exchange Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Notes when such payments are due, (ii) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Exchange Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Exchange Notes concurrently with such incurrence), or insofar as Events of Default from bankruptcy or insolvency events are concerned at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable federal, New York or Pennsylvania bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied. Notwithstanding the foregoing, the opinion of counsel required by clauses (ii)(A) and (iii) above need not be delivered if all the Exchange Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Exchange Notes, as expressly provided for in the Indenture) as to all outstanding Exchange Notes when (i) either (a) all the Exchange Notes theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Notes which have been replaced or paid and Exchange Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Exchange Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Exchange Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

     From time to time, the Company, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Exchange Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Exchange Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Exchange Notes, or change the date on which any Exchange Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;
(iv) make any Exchange Notes payable in money other than that stated in the Exchange Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Exchange Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Exchange Notes or any

Guarantee in a manner which adversely affects the Holders or (viii) release any Subsidiary Guarantor from any of its obligations under its Guarantee of the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law

     The Indenture will provide that it, the Exchange Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

     The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company or of a Subsidiary of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $500,000,
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "--Certain Covenants--Merger, Consolidation and Sale of Assets," (iii) disposals or replacements of obsolete equipment in the ordinary course of business, (iv) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Restricted Subsidiaries, (v) sale or discount, in each case without recourse, of accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof and (vi) sales, transfers or other dispositions of assets which are Restricted Payments permitted by the provisions described under "--Limitations on Restricted Payments."

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons (other than to a Permitted Holder) for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group, other than a Permitted Holder, shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of any such Board of Directors at the beginning of such period or whose election as a member of any such Board of Directors was previously so approved.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means the ratio of Consolidated EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis (including any non-recurring expenses associated with the transactions described in clause (i) and (ii) below and pro forma expense and cost reductions, in each case, calculated on a basis consistent with Regulation S-X under the Securities Act in effect on the Issue
Date) basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. For the purpose of this definition, "Asset Sale" shall include clause (v) under the definition "Asset Sale".

     "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication: (i) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs or benefit under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than the Company or a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person,
(f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (including deferred rent but excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Covenant Defeasance" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance."

     "Credit Facility" means the Amended and Restated Credit Agreement dated as of December 17, 1997 among the Company, the lenders party thereto in their capacities as lenders thereunder, Bankers Trust Company, as agent, and CoreStates Bank, N.A., as co-agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designation" has the meaning set forth under "--Certain Covenants-- Limitation on Designations of Unrestricted Subsidiaries."

     "Designation Amount" has the meaning set forth under "--Certain Covenants-- Limitation on Designations of Unrestricted Subsidiaries."

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial

Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "Guarantee" means the guarantee of the Notes by the Subsidiary Guarantors.

     "Incur" has the meaning set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness."

     "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) above which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuers of such Disqualified Capital Stock.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the Exchange Notes.

     "Legal Defeasance" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance."

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Holder" means Peter M. Carlino, and each of his immediate family members, the Carlino Family Trust, trustees of the Carlino Family Trust or similar trusts, entities or arrangements for the benefit of the foregoing persons and entities.

     "Permitted Indebtedness" means, without duplication, each of the following:

     (i) Indebtedness incurred on the Issue Date under the Notes, the Indenture and the Guarantees, and other Indebtedness and Guarantees of such Indebtedness under the Indenture properly incurred in accordance with the "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" covenant;

     (ii) Indebtedness incurred pursuant to the Credit Facility in an aggregate principal amount at any time outstanding not to exceed $20.0 million, less any required permanent repayment pursuant to the provisions set forth under "Certain Covenants--Limitation on Asset Sales";

    (iii) other Indebtedness (including Capitalized Lease Obligations) of the Company and the Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

     (iv) Purchase Money Indebtedness and Capitalized Lease Obligations incurred in connection with the purchase or capital lease of video gaming machines, slot machines or similar gaming equipment in an aggregate amount for all Indebtedness incurred by the Company or any Restricted Subsidiary pursuant to this subclause (iv) not to exceed $20.0 million outstanding at any one time;

     (v) Interest Swap Obligations of the Company or a Restricted Subsidiary covering Indebtedness of the Company or any of the Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

     (vi) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

    (vii) Indebtedness of a Wholly Owned Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien (other than Liens securing the Credit Facility) held by a Person other than the Company or a Wholly Owned Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

   (viii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person (other than lenders under the Credit Facility) other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

     (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

     (x) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

     (xi) Guarantees by the Company and the Subsidiary Guarantors of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under the Indenture;

    (xii) Refinancing Indebtedness;

   (xiii) Indebtedness of the Company or any Restricted Subsidiary incurred to finance the payments to the seller of Pocono Downs Racetrack in an amount not to exceed $10.0 million in the event Pennsylvania authorizes any additional form of gaming in which the Company may participate and any Refinancing thereof; and

    (xiv) Additional Indebtedness of the Company in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

     "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary, (ii) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness incurred by the Company evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $500,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with the Indenture; (vi) other Investments, including Investments in Unrestricted Subsidiaries not to exceed $10.0 million at any one time outstanding; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) guarantees by the Company or any Subsidiary Guarantor of Indebtedness otherwise permitted to be incurred by the Company or any Subsidiary Guarantor under the Indenture; and (ix) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "--Certain Covenants--Limitation on Asset Sales".

     "Permitted Liens" means the following types of Liens:

     (i)  Liens for taxes, assessments or governmental charges or claims either
          (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (iv) Judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (v) Easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

     (vi) Any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

    (vii) Purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired after the Issue Date; provided, however, that (A) the related Purchase Money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

   (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

     (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

    (xii) Liens securing Indebtedness under Currency Agreements;

   (xiii) Liens securing Acquired Indebtedness incurred in accordance with the covenant described under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" and liens securing any Refinancing of Acquired Indebtedness; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

    (xiv) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary; and

     (xv) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Company or any Restricted Subsidiary is lessee.

     "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Money Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property and any Refinancing thereof.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Reference Date" has the meaning set forth under "--Certain Covenants-- Limitation on Restricted Payments."

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the covenant described under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" (other than pursuant to clause (ii), (iv), (v), (vi), (vii),
(viii), (ix), (x), (xi), (xiii) or (xiv) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or any Restricted Subsidiary in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company or a Subsidiary Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or a Subsidiary Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registration Rights Agreement" means the Registration Rights Agreement dated December 17, 1997 among the Company, the Subsidiary Guarantors and the Initial Purchasers.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Revocation" has the meaning set forth under "--Certain Covenants-- Limitation on Designations of Unrestricted Subsidiaries."

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantor" means (i) each of The Plains Company, a Pennsylvania corporation, Mountainview Thoroughbred Racing Association, a Pennsylvania corporation, Pennsylvania National Turf Club, Inc., a Pennsylvania corporation, Penn National Speedway, Inc., a Pennsylvania corporation, Penn National Holding Company, a Delaware Corporation, Penn National Gaming of West Virginia, Inc., a West Virginia corporation, Sterling Aviation Inc., a Delaware corporation, Pocono Downs, Inc., a Pennsylvania corporation, Northeast Concessions, Inc., a Pennsylvania corporation, The Downs Off-Track Wagering, Inc., a Pennsylvania corporation, The Downs Racing, Inc., a Pennsylvania corporation, Penn National Gaming of Indiana, Inc., a Delaware corporation, PNGI Pocono, Inc., a Delaware Corporation and Tennessee Downs, Inc., a Tennessee corporation, and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or another Wholly Owned Restricted Subsidiary.


                          BOOK-ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the Exchange Notes and the related Guarantees initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Exchange Notes"). The Global Exchange Notes will be deposited on the Issue Date with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     Notes (i) originally purchased by or transferred to "foreign purchasers" (as defined in "Transfer Restrictions") or (ii) held by QIBs or Accredited Investors who are not QIBs who elect to take physical delivery of their certificates instead of holding their interests through the Global Notes (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Note. For a description of the restrictions on the transfer of Certificated Securities and any interest in the Global Notes, see "Transfer Restrictions."

     The Global Exchange Notes. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Exchange Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Exchange Notes to the respective accounts of persons who have accounts with such depositary and
(ii) ownership of beneficial interests in the Global Exchange Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Exchange Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs and Accredited Investors may hold their interests in the Global Exchange Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Exchange Notes for all purposes under the

Indenture. No beneficial owner of an interest in the Global Exchange Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

     Payments of the principal of, premium (if any), interest (including Additional Interest) on, the Global Exchange Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Exchange Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Exchange Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Exchange Notes to persons in states which require physical delivery of the Exchange Notes, or to pledge such securities, such holder must transfer its interest in the Global Exchange Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Exchange Notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth under the heading "Transfer Restrictions."

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Exchange Notes and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Exchange Note.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that holds Old Notes that were acquired for its own account as a result of market-making or other trading (other than Old Notes acquired directly from the Company), may exchange Old Notes for Exchange Notes in the Exchange Offer. However, any such broker-dealer may be deemed to be an "underwriter" within the meaning of such term under the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes received in the

Exchange Offer. This prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this Prospectus, as it may be amended or supplemented from time to time. The Company has agreed that, for a period of 180 days after the consummation of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such sale. The Company will not receive any proceeds from any sales of Exchange Notes by broker-dealers. Any resales of Exchange Notes by broker-dealers may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on such resales of Exchange Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The Company has agreed to pay all expenses incident to the Exchange Offer other that commissions or concessions of any brokers or dealers and will indemnify Holders (including broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference, the following documents filed with the Commission under the Exchange Act:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

     (b) The description of the Company's Common Stock contained in the Company's Form 8-A filed by the Company to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the Exchange Offer;

     (c) The information under the caption entitled "Certain Transactions" contained within the Company's Proxy Statement dated March 28, 1997, relating to its 1997 Annual Meeting of Stockholders;

     (d) The Company's Current Reports on Form 8-K/A dated March 25, 1997 and February 6, 1997 and Current Reports on Form 8-K dated January 30, 1997 and January 21, 1997 (concerning acquisition and reorganization plans); and

     (e) All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the Exchange Offer, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents or reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the oral or written request of such person, a copy of any and all the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Robert S. Ippolito, Chief Financial Officer, Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, (610) 373-2400.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Exchange Notes offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for each of the three years ended December 31, 1994, 1995 and 1996 included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report included herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

PENN NATIONAL GAMING, INC. Report of Independent Certified Public
   Accountants............................................................  F-2
Consolidated Balance Sheets...............................................  F-3
Consolidated Statements of Income.........................................  F-4
Consolidated Statements of Shareholders' Equity...........................  F-5
Consolidated Statements of Cash Flows.....................................  F-6
Notes to Consolidated Financial Statements................................  F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Penn National Gaming, Inc.
and Subsidiaries
Wyomissing, Pennsylvania

     We have audited the accompanying consolidated balance sheets of Penn National Gaming, Inc. and Subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material aspects, the financial position of Penn National Gaming, Inc. and Subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                        BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
February 25, 1997

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                                                          DECEMBER 31,
                                                          ------------
                                                                           SEPTEMBER 30,
                                                         1995       1996       1997
                                                       --------   --------   --------
                                                                            (UNAUDITED)
ASSETS
Current assets
Cash and cash equivalents ..........................   $  7,514   $  5,634   $  3,951
Accounts receivable ................................      1,618      4,293      3,160
Prepaid expenses and other current assets ..........        600      1,552      2,857
Deferred income taxes ..............................        104         90         58
                                                       --------   --------   --------

Total current assets ...............................      9,836     11,569     10,026
                                                       --------   --------   --------

Property, plant and equipment, at cost
Land and improvements ..............................      3,336     15,728     18,736
Building and improvements ..........................      8,651     30,484     63,570
Furniture, fixtures and equipment ..................      4,696      8,937     14,445
Transportation equipment ...........................        309        366        505
Leasehold improvements .............................      4,363      6,680      6,727
Leased equipment under capitalized lease ...........        824      1,626        824
Construction in progress ...........................        255      2,926      4,332
                                                       --------   --------   --------

                                                         22,434     66,747    109,139
Less accumulated depreciation and amortization .....      6,728      8,029     10,113
                                                       --------   --------   --------

Net property and equipment .........................     15,706     58,718     99,026
                                                       --------   --------   --------

Other assets
Excess of cost over fair market value of
net assets acquired (net of accumulated
amortization of $713, $811 and $1,237,
respectively) ......................................      1,898     21,885     23,532
Prepaid acquisition costs ..........................       --        1,764       --
Deferred financing costs ...........................       --        2,416      1,798
Miscellaneous ......................................         92        371        537
                                                       --------   --------   --------

Total other assets .................................      1,990     26,436     25,867
                                                       --------   --------   --------

                                                       $ 27,532   $ 96,723   $134,919
                                                       ========   ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt and capital
lease obligations ..................................   $    250   $  1,563   $  6,009
Accounts payable ...................................      1,395      5,066      8,718
Purses due horsemen ................................      1,293      1,421        587
Uncashed pari-mutuel tickets .......................        704      1,336      1,202

Accrued expenses ...................................        702      1,880      2,070
Customer deposits ..................................        315        420        662
Income taxes .......................................        797       --          636
Taxes, other than income taxes .....................        246        392        548
                                                       --------   --------   --------

Total current liabilities ..........................      5,702     12,078     20,432
                                                       --------   --------   --------

Long-term liabilities
Long-term debt and capital lease obligations, net of
current maturities .................................        140     45,954     47,851
Deferred income taxes ..............................        888     10,810     10,982
                                                       --------   --------   --------

Total long-term liabilities ........................      1,028     56,764     58,833
                                                       --------   --------   --------

Commitments and contingencies
Shareholders' equity
Preferred stock, $.01 par value: authorized
1,000,000 shares; issued none ......................       --         --         --
Common stock, $.01 par value: authorized
20,000,000 shares; issued and outstanding
12,945,000, 13,355,290 and 15,129,470,
respectively .......................................         43        134        151
Additional paid-in capital .........................     12,821     14,299     38,072

    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                                                       DECEMBER 31,
                                                       ------------
                                                                         SEPTEMBER 30,
                                                     1995        1996        1997
                                                  ---------   ---------   ---------
                                                                         (UNAUDITED)
Retained earnings .............................       7,938      13,448      17,503
Treasury stock, 4,320 shares of common stock at
cost ..........................................        --          --           (72)
                                                  ---------   ---------   ---------

Total shareholders' equity ....................      20,802      27,881      55,654
                                                  ---------   ---------   ---------

                                                  $  27,532   $  96,723   $ 134,919
                                                  =========   =========   =========



   See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)

                                                                                                            NINE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                                  -----------------------                   -----------------
                                                           1994            1995            1996            1996            1997
                                                       ------------    ------------    ------------    ------------    ------------

                                                                                                               (UNAUDITED)
Revenues
Pari-mutuel revenues
Live races .........................................   $     23,428    $     21,376    $     18,727    $     14,495    $     18,234
Import simulcasting ................................         16,968          27,254          32,992          23,596          46,766
Export simulcasting ................................          1,187           2,142           3,347           2,479           5,701
Gaming revenue .....................................           --              --              --              --               909
Admissions, programs and other racing
revenues ...........................................          2,563           3,704           4,379           3,403           4,388
Concession revenues ................................          1,885           3,200           3,389           2,501           5,570
                                                       ------------    ------------    ------------    ------------    ------------

Total revenues .....................................         46,031          57,676          62,834          46,474          81,568
                                                       ------------    ------------    ------------    ------------    ------------

Operating expenses
Purses, stakes and trophies ........................         10,674          12,091          12,874           9,744          16,550
Direct salaries, payroll taxes and
employee
benefits ...........................................          6,707           7,699           8,669           6,211          12,034
Simulcast expenses .................................          8,892           9,084           9,215           6,920           9,836
Pari-mutuel taxes ..................................          4,054           4,963           5,356           3,954           6,917
Lottery taxes and administration ...................           --              --              --              --               298
Other direct meeting expenses ......................          6,375           8,214           9,583           6,932          12,878
Off-track wagering concession expenses .............          1,231           2,221           2,451           1,766           4,283
Management fees paid to related party ..............            345            --              --              --              --
Other operating expenses ...........................          3,329           5,149           5,226           3,710           8,303
                                                       ------------    ------------    ------------    ------------    ------------

Total operating expenses ...........................         41,607          49,421          53,374          39,237          71,099
                                                       ------------    ------------    ------------    ------------    ------------

Income from operations .............................          4,424           8,255           9,460           7,237          10,469
                                                       ------------    ------------    ------------    ------------    ------------

Other income (expenses)
Interest (expense) .................................           (465)            (71)           (506)            (44)         (2,652)
Interest income ....................................            125             269             350             229             296
Site development (expenses) ........................           --              --              --              --              (599)
Other ..............................................             15              10            --              --                17
                                                       ------------    ------------    ------------    ------------    ------------

Total other income (expense) .......................           (325)            208            (156)            185          (2,938)
                                                       ------------    ------------    ------------    ------------    ------------

Income before income taxes and
extraordinary
item ...............................................          4,099           8,463           9,304           7,422           7,531
Taxes on income ....................................          1,381           3,467           3,794           3,016           3,093
                                                       ------------    ------------    ------------    ------------    ------------

Income before extraordinary item ...................          2,718           4,996           5,510           4,406           4,438
Extraordinary item
Loss on early extinguishment of debt, net
of
income taxes of $83 and $259,
respectively .......................................            115            --              --              --               383
                                                       ------------    ------------    ------------    ------------    ------------

Net income .........................................   $      2,603    $      4,996    $      5,510    $      4,406    $      4,055
                                                       ============    ============    ============    ============    ============

Net income per share before extraordinary
item ...............................................                   $       0.38    $       0.39    $       0.32    $       0.29
                                                                       ============    ============    ============    ============

Net income per share ...............................                   $       0.38    $       0.39    $       0.32    $       0.26
                                                                       ============    ============    ============    ============

Supplemental pro forma
Historical net income before taxes on
income .............................................          4,099
Supplemental pro forma adjustments .................            625
                                                       ------------

Supplemental pro forma income before taxes
on income ..........................................          4,724
Supplemental pro forma taxes on income .............          2,000
                                                       ------------

Supplemental pro forma net income ..................   $      2,724
                                                       ------------

Supplemental pro forma net income per
share ..............................................   $        .22
                                                       ============

Weighted average common shares
outstanding ........................................     12,663,000      13,104,000      14,020,000      13,754,000      15,400,000
                                                       ============    ============    ============    ============    ============


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(IN THOUSANDS, EXCEPT SHARE DATA)

                                           COMMON STOCK               TREASURY STOCK               ADDITIONAL
                                                                                              PAID-IN      RETAINED
                                          SHARES       AMOUNT       SHARES       AMOUNT       CAPITAL       EARNINGS        TOTAL
                                        ----------   ----------   ----------   ----------    ----------    ----------    ----------
Balance, January 1, 1994 ............    8,400,000   $       28         --     $     --      $        2    $    3,388    $    3,418
Deferred income taxes of S
corporations and partnerships .......         --           --           --           --            (302)         --            (302)
Distributions to shareholders .......         --           --           --           --            --          (3,049)       (3,049)
Issuance of common stock ............    4,500,000           15         --           --          12,942          --          12,957
Net income for the year ended
December 31, 1994 ...................         --           --           --           --            --           2,603         2,603
                                        ----------   ----------   ----------   ----------    ----------    ----------    ----------

Balance, December 31, 1994 ..........   12,900,000           43         --           --          12,642         2,942        15,627
Issuance of common stock ............       45,000         --           --           --             179          --             179
Net income for the year ended
December 31, 1995 ...................         --           --           --           --            --           4,996         4,996
                                        ----------   ----------   ----------   ----------    ----------    ----------    ----------

Balance, December 31, 1995 ..........   12,945,000           43         --           --          12,821         7,938        20,802
Issuance of common stock ............      410,290            4         --           --           1,565          --           1,569
Stock splits ........................         --             87         --           --             (87)         --            --
Net income for the year ended
December 31, 1996 ...................         --           --           --           --            --           5,510         5,510
                                        ----------   ----------   ----------   ----------    ----------    ----------    ----------

Balance, December 31, 1996 ..........   13,355,290          134         --           --          14,299        13,448        27,881
Issuance of common stock
(unaudited) .........................    1,774,180           17         --           --          23,200          --          23,217
Purchase of treasury stock at cost
(unaudited) .........................         --           --          4,320          (72)         --            --             (72)
Tax benefit related to stock
options exercised (unaudited) .......         --           --           --           --             573          --             573
Net income for the nine months
ended September 30, 1997
(unaudited) .........................         --           --           --           --            --           4,055         4,055
                                        ----------   ----------   ----------   ----------    ----------    ----------    ----------

Balance, September 30, 1997
(unaudited) .........................   15,129,470   $      151        4,320   $      (72)   $   38,072    $   17,503    $   55,654
                                        ==========   ==========   ==========   ==========    ==========    ==========    ==========


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                              NINE MONTHS ENDED
                                                                        YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                                                        -----------------------                  -------------
                                                                 1994           1995           1996           1996           1997
                                                               --------       --------       --------       --------       --------

                                                                                                                  (UNAUDITED)
Cash flows from operating activities
Net income ..............................................      $  2,603       $  4,996       $  5,510       $  4,406       $  4,055
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization ...........................           699            881          1,433            911          2,701
Extraordinary loss related to early
extinguishment of debt, before income tax
benefit .................................................           198           --             --             --              642
Deferred income taxes ...................................           493             20            228            144            204
Decrease (increase) in:
Accounts receivable .....................................          (309)          (362)        (1,870)          (350)         1,133
Prepaid expenses and other current assets ...............           (60)          (158)           871           (732)        (1,305)
Miscellaneous other assets ..............................           (56)             5           (255)          (197)          (166)
Increase (decrease) in:
Accounts payable ........................................          (228)           (15)         1,288            473          3,652
Purses due horsemen .....................................            85            297           (248)            36           (834)
Uncashed pari-mutuel tickets ............................           (12)           184            632            (88)          (134)
Accrued expenses ........................................           196           (376)         1,092            (85)           190
Customer deposits .......................................           (10)            16            105            200            242
Taxes other than income taxes ...........................          (147)           239            146             81            156
Income taxes ............................................           607            190           (985)          (324)           636
                                                               --------       --------       --------       --------       --------

Net cash provided by operating activities ...............         4,059          5,917          7,947          4,475         11,172
                                                               --------       --------       --------       --------       --------

Cash flows from investing activities
Expenditures for property and equipment .................        (2,852)        (3,958)        (6,995)        (4,784)       (26,392)
Decrease in advances to related parties .................         3,688           --             --             --             --
(Increase) in prepaid acquisition costs .................          --             --           (1,514)        (3,001)          (310)
Acquisition of business, net of cash acquired ...........          --             --          (47,320)          --          (16,000)
                                                               --------       --------       --------       --------       --------

Net cash (used in) provided by investing
activities ..............................................           836         (3,958)       (55,829)        (7,785)       (42,702)
                                                               --------       --------       --------       --------       --------

Cash flows from financing activities
Proceeds from sale of common stock ......................        12,957            179          1,569          1,486         23,145
Tax benefit related to stock option exercise ............          --             --             --             --              573
Principal payments on notes payable, banks ..............        (1,289)          --             --             --             --
Proceeds from notes payable, related party ..............           178           --             --             --             --
Principal payments on notes payable, related
party ...................................................          (361)          --             --             --             --
Proceeds of long-term debt ..............................           800           --           47,000           --           25,667
Principal payments on long-term debt and
capitalized lease obligations ...........................        (9,433)          (126)          (123)           (88)       (19,324)

Increase in unamortized financing cost ..................          (182)          --           (2,444)          --             (214)
Distributions to shareholders ...........................        (3,049)          --             --             --             --
(Decrease) in advances from related parties .............           (16)          --             --             --             --
                                                               --------       --------       --------       --------       --------
Net cash (used in) provided by financing
activities ..............................................          (395)            53         46,002          1,398         29,847
                                                               --------       --------       --------       --------       --------

Net increase (decrease) in cash .........................         4,500          2,012         (1,880)        (1,912)        (1,683)
Cash, at beginning of period ............................         1,002          5,502          7,514          7,514          5,634
                                                               --------       --------       --------       --------       --------

Cash, at end of period ..................................      $  5,502       $  7,514       $  5,634       $  5,602       $  3,951
                                                               ========       ========       ========       ========       ========


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION AND RECAPITALIZATION

     The consolidated financial statements include the following entities of Penn National Gaming, Inc. (collectively, the "Company") prior to the Recapitalization, as described below, and which were affiliated through common ownership and control.

Mountainview Thoroughbred Racing Association ("Mountainview")
Pennsylvania National Turf Club, Inc. ("Turf Club")
PNRC Reading, Inc. (An S corporation)
PNRC Chambersburg, Inc. (An S corporation)
PNRC Limited Partnership
Carlino Family Partnership
Penn National Gaming, Inc., formerly called PNRC Corp. (An S corporation)

     The consolidated financial statements for the periods prior to the Recapitalization have been prepared as if the entities had operated as a single consolidated group assuming that the Recapitalization had taken place. After the Recapitalization, the consolidated financial statements include Penn National Gaming, Inc. and its subsidiaries (collectively referred to as the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

RECAPITALIZATION

     The Company completed an initial public offering on May 25, 1994 by selling 4,500,000 shares of its common stock.

     On April 11, 1994, the Company entered into an agreement and plan of Recapitalization, pursuant to which, on May 24, 1994: (1) Penn National Gaming, Inc. ("Parent") acquired all of the outstanding stock of Mountainview, Turf Club, PNRC Reading, Inc. and PNRC Chambersburg, Inc., (2) Penn National Gaming, Inc. acquired the limited partners' interests in PNRC Limited Partnership and all of the partnership interests in Carlino Family Partnership, and these partnerships were liquidated into the Company. In exchange for the stock and assets acquired in the transactions, the Company issued 8,400,000 shares of its common stock. Pursuant to the Recapitalization, Turf Club, Mountainview, PNRC Reading, Inc. and PNRC Chambersburg, Inc. became wholly-owned subsidiaries of the Parent. Subsequent to the Recapitalization, the Company merged PNRC Reading, Inc. and PNRC Chambersburg, Inc. into Mountainview in accordance with a statutory merger, leaving Turf Club and Mountainview as the only subsidiaries of the Company.

     The transaction was treated similar to a pooling of interests and the exchange of stock and partnership interests was a tax-free exchange.

DESCRIPTION OF BUSINESS

     The Company, which began operations in 1972, provides pari-mutuel wagering opportunities on both live and simulcast thoroughbred and harness horse races at two racetracks and seven off-track wagering facilities ("OTWs") located principally in Eastern and Central Pennsylvania and pari-mutuel wagering opportunities and video gaming machines at Charles Town Races, the Company's Charles Town, West Virginia thoroughbred race track. Prior to the consummation of the acquisition of Pocono Downs (see Note 2) and Charles Town Races (see Note
2), the Company owned and operated Penn National Race Course located outside Harrisburg, Pennsylvania ("Penn National"), and four OTWs in Chambersburg, Lancaster, Reading and York, Pennsylvania. On November 27, 1996, the Company consummated the acquisition of Pocono Downs (the "Pocono Downs Acquisition"), and as a result acquired Pocono Downs Racetrack, located outside Wilkes-Barre, Pennsylvania ("Pocono Downs"), and OTWs in Allentown and Erie, Pennsylvania.

     On January 15, 1997, a joint venture, in which the Company holds an 89% interest, acquired substantially all of the assets relating to Charles Town Races, a thoroughbred racing facility in Jefferson County, West Virginia (the "Charles Town Acquisition") (see Note 2).

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

     The Company refurbished and reopened the Charles Town facility as an entertainment complex featuring live racing, dining, simulcast wagering and, effective September 1997, Gaming Machines.

     At each of its three racetracks, the Company conducts pari-mutuel wagering on thoroughbred and harness races from the Company's racetracks and simulcasts from other racetracks. The Company also simulcasts its races for wagering at other racetracks and OTWs, including all Pennsylvania racetracks and OTWs and locations outside Pennsylvania. Wagering on Company races and races simulcast from other racetracks also occurs through the Company's telephone account betting network.

GLOSSARY OF TERMINOLOGY

     The following is a listing of terminology used throughout the financial statements:

     The Company's Racetracks -- Penn National in Grantville, Pennsylvania and Pocono Downs near Wilkes-Barre, Pennsylvania (see Note 2).

     Gaming Machines -- Video lottery terminal gaming machines.

     OTW -- Off-track wagering location.

     Pari-mutuel wagering -- All wagering at Penn National's racetracks, at Penn National's OTWs and all wagering on Penn National's races at other racetracks and their OTWs.

     Telebet -- Telephone account wagering.

     Totalisator Services -- Computer services provided to Penn National by Autotote Enterprises, Inc. for processing pari-mutuel betting odds and wagering proceeds.

Pari-mutuel Revenues:

     Live Races -- The Company's share of pari-mutuel wagering on live races within Pennsylvania and West Virginia and certain stakes races from racetracks outside of Pennsylvania and West Virginia after payment of the amount returned as winning wagers.

     Import Simulcasting -- Penn National's share of wagering at Penn National racetrack, at the Company's OTWs and by Telebet on full cards of races simulcast from other racetracks.

     Export Simulcasting -- Penn National's share of wagering at out-of-state locations on Penn National races. A summary of pari-mutuel wagering for the periods indicated is as follows:

                                                                                                                NINE MONTHS ENDED
                                                                                DECEMBER 31,                      SEPTEMBER 30,
                                                                                ------------                      -------------

                                                                      1994          1995          1996          1996         1997
                                                                    --------      --------      --------      --------      --------

                                                                                             (IN THOUSANDS)

Pari-mutuel wagering on the Company's live races .............      $111,248      $102,145      $ 89,327      $ 69,200      $ 99,971

Pari-mutuel wagering on simulcasting
Import simulcasting from other racetracks ....................        93,461       142,499       170,814       122,960       228,352
Export simulcasting to out of Pennsylvania wagering
facilities ...................................................        40,337        72,252       112,871        84,228       132,347
                                                                    --------      --------      --------      --------      --------

                                                                     133,798       214,751       283,685       207,188       360,699
                                                                    --------      --------      --------      --------      --------

Total pari-mutuel wagering ...................................      $245,046      $316,896      $373,012      $276,388      $460,670
                                                                    ========      ========      ========      ========      ========

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

RACING MEET

     The Penn National Race Course racing seasons for the years ended December 31, 1994, 1995 and 1996 totaled 219, 204 and 206 live race days, respectively. The Penn National Race Course racing seasons for the nine month periods ended September 30, 1996 and 1997 totaled 154 and 160 live race days, respectively. For the nine months ended September 30, 1997, the Pocono Downs and Charles Town Races racing seasons totaled 97 and 94 live race days, respectively.

DEPRECIATION AND AMORTIZATION

     Depreciation of property and equipment and amortization of leasehold improvements are computed by the straight-line method at rates adequate to allocate the cost of applicable assets over their estimated useful lives. Depreciation and amortization for the years ended December 31, 1994, 1995 and 1996 amounted to $612,000, $814,000 and $1,301,000, respectively. Depreciation and amortization for the nine month periods ended September 30, 1996 and 1997 amounted to $861,000 and $2,080,000, respectively.

     The excess of cost over fair value of net assets acquired is being amortized on the straight-line method over a forty year period. Amortization expense for 1994, 1995 and 1996 amounted to $67,000, $67,000 and $98,000, respectively. Amortization expense for the nine month periods ended September 30, 1996 and 1997 amounted to $50,250 and $426,000, respectively. The Company evaluates the recoverability of the goodwill quarterly, or more frequently whenever events and circumstances warrant revised estimates, and considers whether the goodwill should be completely or partially written off or the amortization period accelerated.

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of " during the year ended December 31, 1995. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable based on undiscounted estimated future operating cash flows. As of September 30, 1997, the Company has determined that no impairment has occurred.

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

INCOME TAXES

     Prior to the Recapitalization, certain entities included within these financial statements were partnerships and "S" corporations. Therefore, no provision had been made for income taxes since such taxes, if any, were the liabilities of the individual partners and shareholders.

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

CASH AND CASH EQUIVALENTS

     The Company considers all cash balances and highly liquid investments with original maturities of three months or less to be cash equivalents.

NET INCOME PER COMMON SHARE

     Net income and supplemental pro forma net income per share are calculated by dividing net income or supplemental pro forma net income by the weighted average number of common stock outstanding (see Note 8) adjusted by the dilutive effect of common stock equivalents, which consist of stock options (using the treasury stock method) and warrants. All net income per share calculations reflect all stock splits (see Note 10).

DEFERRED FINANCING COSTS

     Deferred financing costs, which were incurred by the Company in connection with the new credit facility (see Note 3), are charged to operations as additional interest expense over the life of the underlying indebtedness using the interest method adjusted to give effect to any early repayments.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to credit risk consist of cash equivalents and accounts receivable.

     The Company's policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term (less than seven days) money market and tax free bond funds which are exposed to minimal interest rate and credit risk. At December 31, 1995 and 1996 and September 30, 1997, the Company had bank deposits which exceeded federally insured limits by approximately $248,000, $499,000 and $898,000, respectively, and money market and tax free bond funds of approximately $6,400,000, $2,553,000 and $663,000, respectively. Concentration of credit risk, with respect to accounts receivable, is limited due to the Company's credit evaluation process. The Company does not require collateral from its customers. The Company's receivables consist principally of amounts due from other racetracks and OTWs. Historically, the Company has not incurred any significant credit related losses.

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

     As of December 31, 1995 and 1996 and September 30, 1997, the following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate:

     Cash and Cash Equivalents: The carrying amount approximates the fair value due to the short maturity of the cash equivalents.

     Long-Term Debt and Capital Lease Obligations: The fair value of the Company's long-term debt and capital lease obligations is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying amount approximates fair value since the Company's interest rates approximate current interest rates.

PREPAID ACQUISITION COSTS

     Prepaid acquisition costs, which were incurred by the Company substantially in connection with the Charles Town Acquisition (see Note 2), are included in the purchase price of the Charles Town Acquisition and allocated to the appropriate assets.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ACQUISITIONS:

POCONO DOWNS ACQUISITION

     On November 27, 1996, the Company purchased all of the capital stock of The Plains Company and the limited partnership interests in The Plains Company's affiliated entities (together, "Pocono Downs") for an aggregate purchase price of $48.2 million plus acquisition-related fees and expenses of $730,000. Pocono Downs conducts live harness racing at the harness racetrack located outside Wilkes-Barre, Pennsylvania, export simulcasting of Pocono Downs races to locations throughout the United States, pari-mutuel wagering at Pocono Downs and at OTWs in Allentown and Erie, Pennsylvania on Pocono Downs races and on import simulcast races from other racetracks, and telephone account wagering on live and import simulcast races.

     The Pocono Downs Acquisition was accounted for using the purchase method of accounting. Accordingly, a portion of the purchase price was allocated to the net assets acquired based on their estimated fair values. In accordance with SFAS 109, the Company recorded an additional increase to goodwill of approximately $9.7 million and a corresponding increase to a deferred tax liability, representing the difference between the financial and tax bases of certain assets acquired.

     The results of operations of Pocono Downs have been included in the Company's consolidated financial statements since the effective date of the acquisition. The balance of the purchase price was

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

2. ACQUISITIONS:--(CONTINUED)

recorded as cost over net assets acquired as goodwill, approximately $10.4 million, and is being amortized over forty years on a straight-line basis. The Company used its Old Credit Facility (see Note 3) and cash of Pocono Downs to fund the acquisition.

     The following unaudited pro forma financial information for the Company gives effect to the Pocono Downs Acquisition as if it had taken place at the beginning of the fiscal year for each of the periods presented:

                                                    YEAR ENDED DECEMBER 31,
                                                    -----------------------

                                                     1995                1996
                                                     ----                ----

                                                   (IN THOUSANDS, EXCEPT PER
                                                            SHARE DATA)

Revenues......................................       $91,530            $93,849
Net income....................................         6,546              6,306
Net income per share..........................           .50                .45
Shares used in computation....................        13,104             14,020

     The pro forma consolidated results do not purport to be indicative of results that would have occurred had the acquisition been in effect for the periods presented, nor do they purport to be indicative of the results that will be obtained in the future.

     In addition, pursuant to the terms of the purchase agreement, the Company will be required to pay the sellers of Pocono Downs an additional $10 million if, within five years after the consummation of the Pocono Downs Acquisition, Pennsylvania authorizes any additional form of gaming in which the Company may participate. The $10 million payment would be payable in annual installments of $2 million for five years, beginning on the date that the Company first offers such additional form of gaming.

CHARLES TOWN ACQUISITION

     On February 26, 1996, the Company entered into a joint venture agreement (the "Charles Town Joint Venture") with Bryant Development Company ("Bryant"), the holder of an option to purchase substantially all of the assets of Charles Town Racing Limited Partnership and Charles Town Races, Inc. (together, "Charles Town") relating to the Charles Town Race Track and Shenandoah Downs (together, the "Charles Town Entertainment Complex") in Jefferson County, West Virginia. In connection with the Charles Town Joint Venture agreement, Bryant assigned the option to the Charles Town Joint Venture. In November 1996, the Charles Town Joint Venture and Charles Town entered into an amended and restated option agreement. On November 5, 1996, Jefferson County, West Virginia approved a referendum permitting installation of gaming machines at the Charles Town Entertainment Complex. On January 15, 1997 the Charles Town Joint Venture acquired substantially all of the assets of Charles Town for approximately $16.0 million plus acquisition-related fees and expenses of approximately $2.1 million.

     Pursuant to the original operating agreement governing the Charles Town Joint Venture, the Company held an 80% ownership interest in the Charles Town Joint Venture and was obligated to contribute 80% of the purchase price of the Charles Town Acquisition and 80% of the cost of refurbishing the Charles Town Entertainment Complex. In consideration of the fact that the Company contributed 100% of the purchase price of the Charles Town Acquisition and 100% of the cost of refurbishing the Charles Town Entertainment Complex, the Company amended its operating agreement

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

2. ACQUISITIONS:--(CONTINUED)

with Bryant to, among other things, increase the Company's ownership interest in the Charles Town Joint Venture to 89% and decrease Bryant's interest to 11%. In addition, the amendment provided that the entire amount the Company has contributed, and will contribute, to the Charles Town Joint Venture for the acquisition and refurbishment of the Charles Town Entertainment Complex would be treated, as between the parties, as a loan to the Charles Town Joint Venture from the Company. Accordingly, prior to the distribution of any profits pursuant to the Charles Town Joint Venture, the Company must be repaid in full all such contributions or loans, plus accrued interest, which as of September 30, 1997, equaled $38.2 million.

     The Charles Town Joint Venture acquired its option to purchase the Charles Town Entertainment Complex from Bryant; Bryant, in turn, acquired the option from Showboat Operating Company ("Showboat"). Showboat has retained an option (the "Showboat Option") to operate any casino at the Charles Town Entertainment Complex in return for a management fee (to be negotiated at the time, based on rates payable for similar properties) and a right of first refusal to purchase or lease the site of any casino at the Charles Town Entertainment Complex proposed to be leased or sold and to purchase any interest proposed to be sold in any such casino on the same terms offered by a third party or otherwise negotiated with the Charles Town Joint Venture. The rights retained by Showboat under the Showboat Option extend for a period of five years from November 6, 1996, the date that the Charles Town Joint Venture exercised its option to purchase the Charles Town Races, and expires thereafter unless legislation to permit casino gaming at the Charles Town Entertainment Complex has been adopted prior to the end of the five-year period. If such legislation has been adopted prior to such time, then the rights of Showboat continue for a reasonable time (not less than 24 months) to permit completion of negotiations.

     While the express terms of the Showboat Option do not specify what activities at the Charles Town Entertainment Complex would constitute operation of a casino, Showboat has agreed that the installation and operation of video lottery terminals (like the Gaming Machines the Company has installed and will continue to install) at the Charles Town Entertainment Complex's racetrack would not trigger Showboat's right to exercise the Showboat Option. If West Virginia law were to permit casino gaming at the Charles Town Entertainment Complex and if Showboat were to exercise the Showboat Option, the Company would be required to pay a management fee to Showboat for the operation of the casino.

     The Charles Town Joint Venture refurbished and reopened the Charles Town Entertainment Complex as an entertainment complex that features live racing, dining, simulcast wagering and, effective September 1997, the installation of gaming machines. The cost of the refurbishment is approximately $22.8 million inclusive of $614,000 of capitalized interest and exclusive of the costs of the lease of gaming machines, as of September 30, 1997.

     Effective June 4, 1996, the Charles Town Joint Venture entered into a Loan and Security Agreement with Charles Town. The Loan and Security Agreement provided for a working capital line of credit in the amount of $1,250,000 and a requisite reduction of the purchase price under the option, by $1.60 for each dollar borrowed under that line. Upon consummation of the Charles Town Acquisition, Charles Town Races, Inc. repaid the loan. The parties agreed that $936,000 of the amount borrowed was eligible for the $1.60 purchase price reduction and are negotiating the applicability of the purchase price reduction to the remaining $219,000 that was borrowed.

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

2. ACQUISITIONS:--(CONTINUED)

     The Charles Town Acquisition was accounted for using the purchase method of accounting. Accordingly, a portion of the purchase price was allocated to the net assets acquired based on their estimated fair values. The Company recorded an additional increase to goodwill of approximately $2.1 million.

     The results of operations of Charles Town have been included in the Company's consolidated financial statements since January 15, 1997, the effective date of the acquisition. The balance of the purchase price was recorded as cost over net assets acquired as goodwill, approximately $2.1 million, and is being amortized over forty years on a straight-line basis. The Company used its credit facility (see Note 3) and cash from operations to fund the acquisition.

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

                                                          DECEMBER 31,        SEPTEMBER 30,
                                                          ------------        -------------

                                                         1995       1996           1997
                                                       -------    -------        -------

                                                               (IN THOUSANDS)

Long-Term Debt
Term loans payable to a bank group in
quarterly installments with interest at
8.625% at December 31, 1996 and floating
rates through 2001. The term loans are
collateralized by substantially all of
the Company's assets (see additional
information below under Credit
Facilities) ...................................        $    --    $47,000        $53,500

Term Loan payable to a bank in monthly
installments of $3,434, including
interest at 1% over bank's prime rate .........
The note is due May 2002 and is
uncollateralized ..............................             --         --            158

Notes payable to former minority
stockholders of Pennsylvania National
Turf Club, Inc. upon demand ...................            132        130            128

Note payable to Bryant Development Co.,
Charles Town Joint Venture partner. The
note was due April 1, 1998 and accrued
interest at 8% per annum. The note was
paid in April 1997 ............................            --         250             --


Capital Lease Obligations .....................            258        137             74
                                                       -------    -------        -------

                                                           390     47,517         53,860
Less current maturities .......................            250      1,563          6,009
                                                       -------    -------        -------

                                                       $   140    $45,954        $47,851
                                                       =======    =======        =======

CREDIT FACILITIES

     At December 31, 1996 and September 30, 1997, the Company was contingently obligated under letters of credit with face amounts aggregating $1,436,000 and $1,803,700, respectively. These amounts consisted of $1,336,000 and $1,703,700, respectively, relating to the horsemens' account balances and $100,000 for Pennsylvania pari-mutuel taxes in each period.

     In November 1996, the Company entered into an agreement with a bank group which provides an aggregate of $75 million of credit facilities ("Credit Facility"). Simultaneously with the closing of the Old Credit Facility, the Company repaid amounts outstanding under its previous facility and replaced it. The credit facilities consist of two term loan facilities of $47 million and $23 million (together, the "Term Loans") which were used for the Pocono Downs and Charles Town acquisitions,

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:-- (CONTINUED)

respectively, and which were used for a portion of the cost of refurbishment of the Charles Town Entertainment Complex, and a revolving credit facility of $5 million (together, the "Loans"). The credit facilities mature in November 2001. The Loans are secured by substantially all of the assets of the Company. The Old Credit Facility provides for certain covenants, including those of a financial nature.

     Funding of the first $47 million term loan took place on November 27, 1996 in conjunction with the Pocono Downs acquisition. On January 15, 1997, the Charles Town Acquisition was consummated and, in accordance with the terms of the Credit Facility, the second $23 million term loan was made available for utilization by the Company. The Company borrowed $16.5 million of the $23 million term loan on January 15, 1997.

     The $5 million revolving credit facility (the "Revolving Facility") includes a $2 million sublimit for standby letters of credit for periods of up to twelve months. Up to $3 million of the Revolving Facility was made available on November 27, 1996. The remaining $2 million was made available upon completion of the Charles Town Acquisition on January 15, 1997. On October 30, 1997, the Company increased its Revolving Facility with its banks to $10.0 million.

     At the Company's option, the Loans may be maintained from time to time as Base Rate Loans, which shall bear interest at the highest of: (1) 1/2 of 1% in excess of the federal reserve reported certificate of deposit rate, (2) the rate that the bank group announces from time to time as its prime lending rate and
(3) 1/2 of 1% in excess of the federal funds rate plus an applicable margin of up to 2%. The Loans may also be maintained as Reserve Adjusted Eurodollar Loans, which bear interest at a rate tied to a eurodollar rate plus an applicable margin of up to 3%.

     Mandatory repayments of the Term Loans and the Revolving Facility are required in an amount equal to a percentage of the net cash proceeds from any issuance or incurrence of equity or funded debt by the Company, that percentage to be dependent upon the then outstanding balances of the Term Loans and the Revolving Facility and the Company's leverage ratio; however, the Existing Credit Facility, as amended, permitted the Company to retain up to the first $8 million of proceeds from an offering of the Company's equity securities. Mandatory repayments of varying percentages are also required in the event of either asset sales in excess of stipulated amounts or defined excess cash flow.

     Commencing on December 31, 1997 according to the Existing Credit Facility, the Term Loans will amortize on a quarterly basis with payments thereunder to be split proportionately between the Term Loans in annual aggregate amounts as follows (assuming the Term Loans are fully drawn):

YEAR                                                                  AMOUNT
                                                                  (IN THOUSANDS)

1997.................................................................$2,000
1998..................................................................8,000
1999.................................................................20,000
2000.................................................................20,000
2001.................................................................20,000

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:--(CONTINUED)

DEBT OFFERING

     On December 12, 1997, the Company and certain of its subsidiaries (as guarantors) entered into a purchase agreement concerning the sale and issuance of $80,000,000 aggregate principal amount of its 10.625% Senior Notes due 2004 (the "Offering"). The net proceeds of the Offering were used for repayment of existing indebtedness, for capital expenditures and for general corporate purposes. Pursuant to a registration rights agreement (the "Registration Rights Agreement") among the Company, the Subsidiary Guarantors and the Initial Purchasers, the Company and the Subsidiary Guarantors have agreed (i) to file a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Old Notes (the "Exchange Offer") for senior notes of the Company, guaranteed by the Subsidiary Guarantors, with substantially identical terms to the Old Notes (the "Exchange Notes") (except that the Exchange Notes will not contain terms with respect to transfer restrictions) within 45 days after the Issue Date, (ii) to use their best efforts to cause such registration statement to become effective under the Securities Act within 135 days after the Issue Date and (iii) upon the Exchange Offer Registration Statement being declared effective, to offer the Exchange Notes in exchange for surrender of the Old Notes. Interest on the notes will accrue from their date of original issuance (the "Issue Date") and will be payable semi-annually, commencing in 1998. The notes will be redeemable, in whole or in part, at the option of the Company in 2001 or thereafter at the redemption prices set forth in the Offering, plus accrued and unpaid interest to the date of redemption.

     Concurrent with the Offering, a new $12 million revolving credit facility was established (the "Credit Facility").

     The notes will be general unsecured senior obligations of the Company and will rank pari passu in right of payment to any existing and future unsubordinated indebtedness of the Company and senior in right of payment with all existing and future subordinated indebtedness of the Company. The notes will be unconditionally guaranteed (the "Guarantees") on a senior basis by certain of the Company's existing subsidiaries (the "Subsidiary Guarantors"). The Guarantees (as defined) will be general unsecured obligations of the Subsidiary Guarantors and will rank pari passu in right of payment to any unsubordinated indebtedness of the Subsidiary Guarantors and will rank senior in right of payment to all other subordinated obligations of the Subsidiary Guarantors. The notes are effectively subordinated in right of payment to all secured indebtedness of the Company, including indebtedness incurred under the Credit Facility.

     The following is a schedule of future minimum lease payments under capitalized leases and repayments of long-term debt, as of December 31, 1996:

                                                  CAPITALIZED      TERM LOANS AND
DECEMBER 31,                                        LEASES          NOTES PAYABLE         TOTAL
------------                                        ------          -------------         -----

                                                                   (IN THOUSANDS)

1997 ..........................................    $    90            $ 1,473            $ 1,563
1998 ..........................................         51              5,621              5,672
1999 ..........................................         10             13,429             13,439
2000 ..........................................       --               13,429             13,429
2001 ..........................................       --               13,428             13,428
                                                   -------            -------            -------

Total minimum payments ........................        151             47,380             47,531
Less interest discount amount .................         14               --                   14
                                                   -------            -------            -------

Total present value of net minimum lease
payments and total notes payable ..............        137             47,380             47,517
Current portion ...............................         90              1,473              1,563
                                                   -------            -------            -------

Total non-current portion .....................    $    47            $45,907            $45,954
                                                   =======            =======            =======

     On February 18, 1997, the Company completed a secondary public offering of 1,725,000 shares of common stock and used $19 million of the $23 million proceeds therefrom to reduce the then outstanding Term Loan amounts (see Note
10).

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

4. RELATED PARTY TRANSACTIONS:

     Management fees of $345,000 were paid in 1994 to a related company.

     In August 1994, the Company signed a consulting agreement with its former Chairman expiring in August 1999 at an annual payment of $125,000.

5. CUSTOMER DEPOSITS:

     Customer deposits represent amounts held by the Company for telephone wagering.

6. COMMITMENTS AND CONTINGENCIES:

     The Company is liable for Totalisator Services and equipment under two five-year agreements expiring March 31, 1998. The agreements provide for annual payments based on a specified percentage of the total amount wagered at the Company's racetracks, with minimum annual payments of $500,000.

     The Company is also liable under numerous operating leases for automobiles, other equipment and buildings, which expire through 2004. Total rental expense under these agreements was $636,000, $672,000 and $1,001,000 for the years ended December 31, 1994, 1995 and 1996, respectively. Total rental expense under these agreements was $578,000 and $594,000 for the nine month periods ended September 30, 1996 and 1997, respectively.

     The future lease commitments relating to non-cancelable operating leases as of December 31, 1996 are as follows:

                                 (IN THOUSANDS)
                                 --------------

1997..................................................................$1,010
1998.....................................................................886
1999.....................................................................616
2000.....................................................................615
2001.....................................................................624
Thereafter.............................................................2,267
                                                                      ------

                                                                      $6,018
                                                                      ======

     On July 11, 1996, the Company opened its Lancaster OTW facility. The Company entered into a ten-year lease agreement for the 24,050 square feet Lancaster OTW facility. The Lancaster OTW lease provides for minimum annual lease payments of $192,400 in years one through five and $211,640 in years six through ten. The table presented above does not reflect this lease commitment.

     On April 12, 1994, the Company entered into employment agreements with its Chairman and Chief Financial Officer at annual base salaries of $225,000 and $95,000, respectively. The agreements became effective June 1, 1994 and, as amended, terminate on June 30, 1999. Each agreement prohibits the employee from competing with the Company during its term and for one year thereafter, and requires a death benefit payment by the Company equal to 50% of the employee's annual salary in effect at the time of death.

     On June 1, 1995, the Company entered into an employment agreement with its President and Chief Operating Officer at an annual base salary of $210,000. The agreement terminates on June 12, 1998. The agreement prohibits the employee from competing with the Company during its term and for

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES:--(CONTINUED)

two years thereafter, and requires a death benefit payment by the Company equal to 50% of the employee's annual salary in effect at the time of his death.

     Under an agreement between the Company and its former president, the former president received options to purchase 150,000 shares of common stock at $3.33 per share expiring May 31, 2000.

     Effective January 1, 1990, the Company adopted a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code covering all eligible employees who are not members of a bargaining unit. The Company's contributions are set at 50% of employees' elective salary deferrals which may be made up to a maximum of 6% of employee compensation. The Company made contributions to the plan of approximately $60,000, $70,000 and $89,000 for the years ended December 31, 1994, 1995 and 1996, respectively. The Company made contributions to the plan of approximately $64,000 and $191,000 for the nine month periods ended September 30, 1996 and 1997, respectively.

     On December 11, 1996, GTECH Corporation ("GTECH") commenced an action in the United States District Court for the Northern District of West Virginia against Charles Town Races, the Company, Penn National Gaming of West Virginia, Inc. a wholly-owned subsidiary of the Company, and Bryant. In June 1997, the Company and GTECH settled the action and the Charles Town Joint Venture, which is operated as PNGI Charles Town Gaming, LLC, an 89% subsidiary of the Company entered into an agreement (the "GTECH Agreement") with GTECH relating to the lease, installation and service of a video lottery system ("VLS") at the Charles Town Entertainment Complex. The GTECH Agreement provides that GTECH will be the exclusive provider of VLS and related services, including video lottery terminals and slot machines, if any, at the Charles Town Entertainment Complex; provided, however, the Charles Town Joint Venture has retained management control over the VLS. The GTECH Agreement has a term of five years from the first date on which 400 Gaming Machines are installed, operational and generating net win (total of all cash inserted into, or game credits played on, a video lottery terminal minus the total value of all prizes paid). Pursuant to the GTECH Agreement, the Charles Town Joint Venture has agreed to pay GTECH a fee which can range between 4% and 10% of Gaming Machine gross revenue. The Company generally is obligated to pay a lower percentage of Gaming Machine gross revenue to GTECH at higher levels of average win per day per machine and a higher percentage of Gaming Machine gross revenue at lower levels of average win per day per machine; provided, however, the Charles Town Joint Venture is obligated to pay GTECH the greater of the percentage fee described above or a minimum annual fee of $4.3 million if more than 800 Gaming Machines are in operation at the Charles Town Entertainment Complex. At the end of the term of the GTECH Agreement, the Charles Town Joint Venture will purchase the VLS from GTECH for a cash purchase price equal to the net unamortized residual value of the VLS. In the event GTECH terminates the agreement because of the Charles Town Joint Venture's material misrepresentation and/or breach of the GTECH Agreement, the Charles Town Joint Venture must purchase the VLS from GTECH at a price equal to the net unamortized residual value of the VLS at that time and pay an additional one-time fee as follows: for such termination in the first year of the term, $8,500,000; for such termination in the second year of the term, $6,600,000; for such termination in the third year of the term, $5,000,000; for such termination in the fourth year of the term, $3,700,000; and for such termination in the fifth year of the Term, $2,500,000. In the GTECH Agreement, the Charles Town Joint Venture covenants to maintain tangible net worth equal to at least 105% of the amounts payable as additional fees in the event of a termination as set forth in the preceding sentence.

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES:--(CONTINUED)

     On March 26, 1997, the Company entered into an agreement to purchase property for its Carbondale, Pennsylvania OTW facility. The agreement provides for a purchase price of $200,000 and is subject to numerous contingencies, including approval by the Pennsylvania State Harness Racing Commission (the "Harness Racing Commission"). On June 5, 1997, the Company's application was approved by the Harness Racing Commission. The Company expects to have the facility constructed and operational in the first quarter of 1998.

     On June 20, 1997, the Company acquired options to purchase approximately 100 acres of land in Memphis, Tennessee for an aggregate purchase price of $2.7 million. The Company paid $11,000 to acquire the options and has the right to extend the options from month to month until June 20, 1998 upon the payment of $11,000 per month. The Company has filed an application to the Tennessee State Racing Commission for the proposed development of a harness racetrack and off-track wagering facility at the site on October 9, 1997. A public hearing on the Tennessee racing license application was held on November 15, 1997.

     On July 9, 1997, the Company entered into a lease agreement for its Hazleton OTW facility. The lease is for 13,000 square feet at the Laurel Mall in Hazleton, Pennsylvania. The initial term of the lease is for ten years with two additional five-year renewal options available. The agreement is subject to numerous contingencies, including approval by the Harness Racing Commission. On September 26, 1997, the Company's application was approved by the Harness Racing Commission. The Company expects to have the facility constructed and operational in the first quarter of 1998.

     On September 9, 1997, the Company entered into a lease agreement for its Stroudsburg, Pennsylvania OTW facility. The initial term of the lease is for ten years with two additional five year renewal options available. The agreement is subject to numerous contingencies, including approval by the Harness Racing Commission. On November 6, 1997, the Company's application was approved by the Harness Racing Commission. The Company expects to have the facility renovated and operational in the third quarter of 1998.

     On September 26, 1997, the Company entered into a lease agreement for its proposed Altoona, Pennsylvania OTW facility. The lease is for 14,220 square feet at the Pleasant Valley Shopping Center in Altoona, Pennsylvania. The initial term of the lease is for ten years with two additional five-year renewal options available. The agreement is subjected to numerous contingencies, including approval by the Pennsylvania State Thoroughbred Racing Commission. On September 26, 1997, the Company submitted its application for such approval. If approved, the Company expects to have the facility operational in the third quarter of 1998.

     During the nine months ended September 30, 1997, the Company took a non-recurring pre-tax charge of approximately $599,000 for site development expenses associated with the Company's failure to obtain the approval for the Downington OTW facility and discontinued site development efforts in Indiana.

     The Company is subject to possible liabilities arising from environmental conditions at the landfill adjacent to Pocono Downs racetrack. Specifically, the Company may incur expenses in connection with the landfill in the future, which expenses may not be reimbursed by the four municipalities which are parties to an existing settlement agreement. The Company is unable to estimate the amount, if any, that it may be required to expend.

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

7. INCOME TAXES:

     The provision for income taxes charged to operations was as follows:

                                                                                                   NINE MONTHS
                                                                                                      ENDED
                                                                     YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                                                     -----------------------       -------------

                                                                     1994      1995      1996      1996     1997
                                                                    ------    ------    ------    ------    ------

                                                                                    (IN THOUSANDS)
Current tax expense
Federal...........................................................    $511    $2,605    $2,686    $2,166    $2,186
State.............................................................     377       842       880       707       694
                                                                    ------    ------    ------    ------    ------

Total current.....................................................     888     3,447     3,566     2,873     2,880
                                                                    ------    ------    ------    ------    ------

Deferred tax expense
Federal...........................................................     485        15       178       108       161
State.............................................................       8         5        50        35        52
                                                                         -         -        --        --        --

Total deferred....................................................     493        20       228       143       213
                                                                    ------    ------    ------    ------    ------

Total provision...................................................  $1,381    $3,467    $3,794    $3,016    $3,093
                                                                    ======    ======    ======    ======    ======

Deferred tax assets and liabilities are comprised of the following:

                                                                DECEMBER 31,
                                                                ------------
                                                                                   SEPTEMBER 30,
                                                              1995        1996          1997
                                                              ----        ----          ----
Deferred tax assets
Reserve for debit balances of horsemens'
accounts, bad debts and litigation..........................  $104          $90            $58
                                                              ----      -------       --------

Deferred tax liabilities
Property, plant and equipment...............................  $888      $10,810        $10,982
                                                              ====      =======        =======

     The following is a reconciliation of the statutory federal income tax rate to the actual effective income tax rate for the following periods:

                                                                                    NINE MONTHS
                                                                                        ENDED
                                                           YEAR ENDED DECEMBER 31,   SEPTEMBER 30,
                                                           -----------------------   -------------

                                                            1994     1995    1996    1996    1997
                                                            ----     ----    ----    ----    ----
Percent of Pretax Income
Federal tax rate ........................................   34.0%    34.0%   34.0%   34.0%   34.0%
Increase in taxes resulting from state and local income
taxes, net of federal tax benefit .......................    6.2      6.7     6.6     6.4     6.5
Permanent difference relating to amortization of goodwill    0.6      0.3     0.2     0.2     0.6
Entities previously taxed as S corporations and
partnerships ............................................   (9.2)      --      --      --      --
Other ...................................................    2.1       --      --      --      --
                                                            ----     ----    ----    ----    ----

                                                            33.7%    41.0%   40.8%   40.6%   41.1%
                                                            ====     ====    ====    ====    ====

8. SUPPLEMENTAL PRO FORMA NET INCOME PER SHARE:

     Supplemental pro forma amounts for the year ended December 31, 1994 reflect: (i) the elimination of $345,000 in management fees paid to a related entity; (ii) the inclusion of $133,000 in executive compensation; (iii) the elimination of $413,000 of interest expense

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

8. SUPPLEMENTAL PRO FORMA NET INCOME PER SHARE:--(CONTINUED)

on Company debt which was repaid with the proceeds of the initial public offering, and (iv) a provision for income taxes of $377,000 as if the S corporations and partnerships comprising part of the Company had been taxed as a C corporation. There were no supplemental pro forma adjustments for any subsequent periods.

     Supplemental pro forma net income per share is based on the weighted average number of shares of common stock outstanding, plus the number of shares the Company would have needed to sell to fund the retirement of debt and the number of shares the Company would have needed to sell to fund $1,190,000 of distributions of undistributed S corporation earnings.

9. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     Cash paid during the year for interest was $535,000, $71,000 and $506,000 in 1994, 1995 and 1996, respectively. Cash paid during the nine month periods ended September 30, 1996 and 1997 for interest was $44,000 and $3,010,000, respectively.

     Cash paid during the year for income taxes was $250,000, $2,839,000 and $2,490,000 in 1994, 1995 and 1996, respectively. Cash paid during the nine month periods ended September 30, 1996 and 1997 for income taxes was $3,196,000 and $2,741,000, respectively.

     Non-cash investing and financing activities were as follows:

     The Company purchased Pocono Downs for an aggregate purchase price of $47,320,000, net of cash acquired. In conjunction with the acquisition, liabilities were assumed as follows:

Fair value of assets acquired...................................  $53,150,000
Cash paid for the capital stock and the limited
partnership interests............................................  47,320,000
                                                                  -----------

Liabilities assumed..............................................  $5,830,000
                                                                  ===========

     During 1994, capital lease obligations of $199,000 were incurred to lease new equipment.

     During 1996, the Company issued a $250,000 long-term note payable for the incurrence of prepaid Charles Town Acquisition costs.

10. SHAREHOLDERS' EQUITY:

COMMON STOCK

     On June 3, 1994, the Company completed its initial public offering. The proceeds, net of expenses, amounted to $12,957,000 for 4,500,000 shares of common stock issued. The initial public offering price per share was $3.33.

     On February 18, 1997, the Company completed a secondary public offering of 1,725,000 shares of its common stock. The net proceeds of $23 million were used to reduce $19 million of the Term Loan amounts outstanding under the Existing Credit Facility with the balance of the proceeds to be used to finance a portion of the cost of the refurbishment of the Charles Town Entertainment Complex (see
Note 2 for Acquisitions).

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

10. SHAREHOLDERS' EQUITY:--(CONTINUED)

STOCK OPTIONS AND WARRANTS

     In April 1994, the Company's Board of Directors and shareholders adopted and approved the Stock Option Plan ("Plan"). The Plan permits the grant of options to purchase up to 1,290,000 shares of Common Stock, subject to antidilution adjustments, at a price per share no less than 100% of the fair market value of the Common Stock on the date an option is granted with respect to incentive stock options only. The price would be no less than 110% of fair market value in the case of an incentive stock option granted to any individual who owns more than 10% of the total combined voting power of all classes of outstanding stock. The Plan provides for the granting of both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, and non-qualified stock options which do not so qualify. Unless the Plan is terminated earlier by the Board of Directors, the Plan will terminate in April 2004.

     Stock options that expire between May 26, 2001 and October 23, 2006 have been granted to officers and directors to purchase Common Stock at prices ranging from $3.33 to $17.63 per share.

     All options were granted at market prices. The following table contains information on stock options issued under the Plan for the three year period ended December 31, 1996 and the nine month period ended September 30, 1997:

                                                     OPTION         PRICE RANGE
                                                     SHARES          PER SHARE         AVERAGE PRICE
                                                     ------          ---------         -------------
Outstanding at January 1, 1994...................          --          $--                   $--
Granted..........................................     765,000           3.33                3.33
Canceled.........................................    (300,000)          3.33                3.33
                                                     ---------          ----               -----

Outstanding at December 31, 1994.................     465,000           3.33                3.33
Granted..........................................     345,000       3.33 to 5.58            5.51
                                                     ---------          ----               -----

Outstanding at December 31, 1995.................     810,000       3.33 to 5.58            3.82
Granted..........................................     280,000      5.63 to 17.63           12.99
Exercised........................................    (110,250)          3.33                3.33
                                                     ---------          ----               -----

Outstanding at December 31, 1996.................     979,750      3.33 to 17.63            9.10
Granted..........................................      65,000     15.50 to 16.63           15.59
Exercised........................................     (35,500)     3.33 to 5.63             4.01
                                                     ---------          ----               -----

Outstanding at September 30, 1997................   1,009,250      3.33 to 17.63            7.17
                                                    =========     =============            =====

     In addition, 300,000 common stock options were issued outside the Plan on October 23, 1996. These options were issued at $17.63 per share and are exercisable through October 23, 2006.

                                                                        EXERCISE           WEIGHTED
                                                                      PRICE RANGE           AVERAGE
                                                 OPTION SHARES         PER SHARE             PRICE
                                                 -------------         ---------             -----
Exercisable at year-end:
1994...........................................      150,000            $3.33               $3.33
1995...........................................      270,000         3.33 to 5.58            3.33
1996...........................................      337,250         3.33 to 17.63           3.71

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

10. SHAREHOLDERS' EQUITY:--(CONTINUED)

                                                                       1994 PLAN
                                                                       ---------

Options available for future grant:
1994.................................................................    825,000
1995.................................................................    480,000
1996.................................................................    200,000

     The following table summarizes information about stock options outstanding at December 31, 1996:

                                                                      RANGES             TOTAL
                                                                      ------             -----

                                                                $3.33        $5.58         $3.33
RANGE OF EXERCISE PRICES                                       TO 5.50     TO 17.63     TO 17.63
------------------------                                       -------     --------     --------
Outstanding options:
Number outstanding at December 31, 1996.....................   669,750     310,000       979,750
Weighted average remaining contractual life
(years).....................................................      6.04        7.97          6.96
Weighted average exercise price.............................     $3.81      $14.91         $9.10

Exercisable options:
Number outstanding at December 31, 1996.....................   329,750       7,500       337,250
Weighted average exercise price.............................     $3.66       $5.58         $3.71

     Warrants outstanding have been granted to the underwriters of the Company's initial public offering and to certain officers and directors to purchase Common Stock at prices ranging from $3.33 to $4.00 per share which expire on June 2, 1999 and May 31, 2000. During 1995, the Company canceled 300,000 warrants which were granted to a former officer of the Company at a price of $3.33 per share and were to expire on May 31, 2000. The 300,000 canceled warrants were replaced with 300,000 shares of common stock purchase options at an exercise price of $3.33 per share. A summary of the warrant transactions follows:

                                                                   EXERCISE PRICE
                                                         WARRANT        RANGE               WEIGHTED
                                                          SHARES      PER SHARE           AVERAGE PRICE
                                                          ------      ---------           -------------
Warrants outstanding at January 1, 1994..............        --          $--                   $--
Warrants granted.....................................    690,000     3.33 to 4.00             3.85
                                                         -------     ------------             ----

Warrants outstanding at December 31,
1994.................................................    690,000     3.33 to 4.00             3.85
Warrants canceled....................................   (150,000)        3.33                 3.33
Warrants exercised...................................    (45,000)        4.00                 4.00
                                                         --------        ----                 ----

Warrants outstanding at December 31,
1995.................................................    495,000         4.00                 4.00
Warrants exercised...................................   (300,000)        4.00                 4.00
                                                        ---------        ----                 ----

Warrants outstanding at December 31,
1996.................................................    195,000         4.00                 4.00
Warrants exercised...................................    (21,000)        4.00                 4.00
                                                         --------        ----                 ----

Warrants outstanding at September 30,
1997.................................................    174,000         4.00                 4.00
                                                         =======         ====                 ====

     During 1995, the FASB adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", which has recognition provisions that establish a fair value based method of accounting for stock-based employee compensation plans and established fair value as the measurement basis for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. SFAS 123 also has certain disclosure provisions. Adoption of the recognition provisions

                   PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      (INFORMATION AS OF SEPTEMBER 30, 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             AND 1997 IS UNAUDITED)

10. SHAREHOLDERS' EQUITY:--(CONTINUED)

of SFAS 123 with regard to these transactions with nonemployees was required for all such transactions entered into after December 15, 1995, and the Company adopted these provisions as required. The recognition provision with regard to the fair value based method of accounting for stock-based employee compensation plans is optional. Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employers" ("APB 25") uses what is referred to as an intrinsic value based method of accounting. The Company has decided to continue to apply APB 25 for its stock-based employee compensation arrangements. Accordingly, no compensation cost has been recognized. Had compensation cost for the Company's employee stock option plan been determined based on the fair value at the grant date for awards under the plan consistent with the method of SFAS 123, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                    YEAR ENDED DECEMBER 31,
                                                    -----------------------

                                                     1996               1995
                                                     ----               ----

Net income
As reported....................................   $5,510,000          $4,996,000
Pro forma......................................    5,020,000           4,984,000
Net income per share
As reported....................................        $0.39               $0.38
Pro forma......................................        $0.36               $0.38

STOCK SPLITS

     The Board of Directors authorized a three-for-two stock split on April 18, 1996 on its Common Stock to shareholders of record on May 3, 1996, which was paid on May 23, 1996. On November 13, 1996, the Board of Directors authorized a two-for-one stock split on its Common Stock that was paid on December 20, 1996 to shareholders of record on November 22, 1996. In addition, authorized shares of Common Stock were increased from 10,000,000 to 20,000,000. All references in the financial statements to number of shares, net income per share amounts and market prices of the Company's Common Stock have been retroactively restated to reflect the increased number of shares of Common Stock shares outstanding.

11. LOSS FROM RETIREMENT OF DEBT:

     In 1994 and 1997, the Company recorded extraordinary losses of $115,000 and $383,000, respectively after taxes for the early retirement of debt. The extraordinary losses consist primarily of write-offs of deferred finance costs associated with the retired notes, and legal and bank fees relating to the early extinguishment of the debt.

================================================================================

                   All tendered Old Notes, executed Letters of
                     Transmittal and other related documents
                       should be directed to the Exchange
            Agent. Questions and requests for assistance and requests
             for additional copies of the Prospectus, the Letter of
                     Transmittal and other related documents
                       should be addressed to the Exchange
                                Agent as follows:

                      By Hand, Registered or Certified Mail
                              or Overnight Carrier:

                       State Street Bank and Trust Company
                                 Goodwin Square
                                225 Asylum Street
                               Hartford, CT 06103

                                  By Facsimile:

                                 (860) 244-1889
                                   Attention:
                      Confirm by telephone: (xxx) xxx-xxxx
        (Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail)

                    No person has been authorized to give any
                    information or to make any representation
                  other than those contained in this Prospectus
                and the accompanying Letter of Transmittal, and,
            if given or made, such information or representation must
           not be relied upon as having been authorized. Neither this
            Prospectus nor the accompanying letter of Transmittal nor
        both together constitute an offer to sell at the solicitation of an offer to buy any securities other than the securities to which such offer of solicitation is unlawful. Neither the
           delivery of this Prospectus or the Letter of Transmittal or both together nor any exchange made hereunder shall, under any circumstances, create any implication that there has
           been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

             Until __________, 1998 (25 days after the date of this
           Exchange Offer), all dealers effecting transactions in the new Notes, whether or not participating in this Exchange
                 Offer, may be required to deliver a Prospectus.

================================================================================



================================================================================


                          10 5/8% Senior Notes Due 2004


                         ($80,000,000 Principal Amount)







                           PENN NATIONAL GAMING, INC.






                            Payment of Principal and
                            Interest Unconditionally
                              Guaranteed by Certain
                               of its Subsidiaries







                                ----------------
                                   PROSPECTUS
                                ----------------




                                January __, 1998




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  Indemnification of Directors and Officers

     The Company's Articles of Incorporation and By-laws require it to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director or officer of the Company or any other person designated by the Board of Directors (which may included any person serving at the request of the Company as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise), in each case, against certain liabilities (including, damages, judgments, amounts paid in settlement, fines, penalties and expenses (including attorneys' fees and disbursements)), except where such indemnification is expressly prohibited by applicable law, where such person has engaged in willful misconduct or recklessness or where such indemnification has been determined to be unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. Pennsylvania law permits the Company to provide similar indemnification to employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the stockholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by or in the right of the Company to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Company expects to obtain a directors and officers liability insurance policy prior to the effective date of this Registration Statement.

ITEM 21.  Exhibits

                                  Exhibit Index

Exhibit
Number    Description
------    -----------
4.1*      --Indenture.
4.2*      --Registration Rights Agreement dated as of December 17, 1997 among the Company, certain subsidiaries, BT Alex. Brown Incorporated and Jefferies & Company, Inc.
5**       --Opinion of Morgan, Lewis & Bockius LLP regarding validity of
            Exchange Notes.
10.1      --Amended and Restated Credit Facility dated as of December 17, 1997 among the Company, certain lenders, Bankers Trust Company, as agent, and CoreState Bank, N.A., as co-agent.
10.2(1)   --Second Amended and Restated Operating Agreement of PNGI Charles Town
            Gaming Limited Liability Company dated October 17, 1997.
10.3(1)   --Fourth Amendment, Waiver and Consent among Company, CoreState Bank,
            N.A. and Bankers Trust Company dated 10/30/97.
10.4(2)   --Agreement dated June 25, 1997 by and between GTECH Corporation and
            PNGI Charles Town Gaming, LLC.
10.5(2)   --Option to Purchase Real Property dated June 20, 1997 between
            Roosevelt Boyland Devisees and the Company.
10.6(2)   --Option to Purchase Real Property dated June 20, 1997 between Joyce
            M. Peck and the Company.
10.7(2)   --Option to Purchase Real Property dated June 20, 1997 between Alan J.
            Aste and the Company.
10.8(3)   --Standard Form of Agreement dated March 26, 1997 between the Company and Myers Building Systems, Inc. with respect to the construction of Horse Barns for the Charles Town Race Track.
10.9(4)   --Standard Form of Agreement dated December, 1996 between the Company and Warfel Construction Company with respect to renovations to the Charles Town Race Track.
10.10(5)  --Amended and Restated Option Agreement.
10.10(5)  --Amended and Restated Operating Agreement of PNGI Charles Town Gaming
            Limited Liability Company dated December 31, 1996.
10.10(5)  --Term Sheet to First Amendment to Amended and Restated Operating
            Agreement of PNGI Charles Town Gaming Limited Liability Company.
21(6)     --Subsidiaries of Penn National Gaming, Inc.
23.1**    --Consent of Morgan, Lewis & Bockius (included in Exhibit 5)

23.2*     --Consent of BDO Seidman, LLP
24.1      --Powers of Attorney (included on signature pages hereof)

----------

*    Filed herewith.
**   To be filed by Amendment
(1) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and incorporated herein by reference.
(2) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.
(3) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.
(4) Filed as an exhibit to the Company's Annual Report on Form 10-Q for the year ended December 31, 1996 and incorporated herein by reference.
(5) Filed as an exhibit to the Company's Form 8-K dated January 30, 1997 and incorporated herein by reference.
(6) Filed as an exhibit to the Company's Annual Report on Form 10-K for fiscal 1996, and incorporated herein by reference.


ITEM 22.  Undertakings

     The undersigned registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                        PENN NATIONAL GAMING, INC.

                                        By:  /s/ PETER M. CARLINO
                                             ----------------------
                                             Peter M. Carlino,
                                             Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Penn National Gaming, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                     Capacity                                 Date
         ---------                                     --------                                 ----
/s/  PETER M. CARLINO                   Chairman of the Board and Chief Executive          January 30, 1998
--------------------------------        Officer (Principal Executive Officer)
     Peter M. Carlino

/s/  WILLIAM J. BORK                    President, Chief Operating Officer and Director    January 30, 1998
--------------------------------
     William J. Bork

/s/  PHILIP T. O'HARA, JR.              Vice President and General Manager                 January 30, 1998
--------------------------------
     Philip T. O'Hara, Jr.

/s/  HAROLD CRAMER                      Director                                           January 30, 1998
--------------------------------
     Harold Cramer

/s/  DAVID A. HANDLER                   Director                                           January 30, 1998
--------------------------------
     David A. Handler

/s/  ROBERT P. LEVY                     Director                                           January 30, 1998
--------------------------------
     Robert P. Levy

/s/  JOHN M. JACQUEMIN                  Director                                           January 30, 1998
--------------------------------
     John M. Jacquemin

/s/  JOSEPH A. LASHINGER, JR.           Vice President                                     January 30, 1998
--------------------------------
     Joseph A. Lashinger, Jr.

/s/  ROBERT S. IPPOLITO                 Chief Financial Officer, Secretary and             January 30, 1998
--------------------------------        Treasurer (Principal Financial Officer)
     Robert S. Ippolito

/s/  ROBERT E. ABRAHAM                  Vice President and Corporate Controller            January 30, 1998
--------------------------------        (Principal Accounting Officer)
     Robert E. Abraham

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                        MOUNTAINVIEW THOROUGHBRED RACING
                                        ASSOCIATION

                                        By:  /s/ PETER M. CARLINO
                                             ----------------------------
                                             Peter M. Carlino,
                                             President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Mountainview Thoroughbred Racing Association, a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                     Capacity                                 Date
        ---------                                     --------                                 ----
/s/  PETER M. CARLINO                   President and Director (Principal Executive        January 30, 1998
-------------------------------         Officer)
     Peter M. Carlino

/s/  ROBERT S. IPPOLITO                 Chief Financial Officer (Principal Financial       January 30, 1998
-------------------------------         Officer and Principal Accounting Officer)
     Robert S. Ippolito

/s/  HAROLD CRAMER                      Director                                           January 30, 1998
-------------------------------
     Harold Cramer

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                        PENNSYLVANIA NATIONAL TURF CLUB, INC.


                                        By: /s/ PETER M. CARLINO
                                            --------------------------------
                                            Peter M. Carlino,
                                            President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Pennsylvania National Turf Club, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Capacity                                 Date
        ---------                                     --------                                 ----
/s/  PETER M. CARLINO                   President and Director (Principal Executive        January 30, 1998
---------------------------             Officer)
     Peter M. Carlino

/s/  ROBERT S. IPPOLITO                 Secetary and Treasurer (Principal Financial        January 30, 1998
---------------------------             Officer and Principal Accounting Officer)
     Robert S. Ippolito

/s/  HAROLD CRAMER                      Director                                           January 30, 1998
---------------------------
     Harold Cramer

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                        PENN NATIONAL SPEEDWAY, INC.

                                        By:  /s/ WILLIAM J. BORK
                                             ---------------------------------
                                             William J. Bork,
                                              Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Penn National Speedway, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Capacity                                 Date
        ---------                                     --------                                 ----
/s/  PETER M. CARLINO                   President and Director (Principal Executive        January 30, 1998
-----------------------------           Officer)
     Peter M. Carlino

/s/  ROBERT S. IPPOLITO                 Secretary and Treasurer (Principal Financial       January 30, 1998
-----------------------------           Officer and Principal Accounting Officer)
     Robert S. Ippolito

/s/  WILLIAM J. BORK                    Director                                           January 30, 1998
-----------------------------
     William J. Bork

/s/  HAROLD CRAMER                      Director                                           January 30, 1998
-----------------------------
     Harold Cramer

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                        NORTHEAST CONCESSIONS, INC.


                                        By:  /s/ PETER M. CARLINO
                                             ---------------------------------
                                             Peter M. Carlino,
                                             Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Northeast Concessions, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                     Capacity                                 Date
        ---------                                     --------                                 ----
/s/  WILLIAM J. BORK                    President and Director (Principal Executive        January 30, 1998
-------------------------------         Officer)
     William J. Bork

/s/  ARTHUR E. MANUEL                   Treasurer (Principal Financial                     January 30, 1998
-------------------------------         Officer and Principal Accounting Officer)
     Arthur E. Manuel

/s/  HAROLD CRAMER                      Director                                           January 30, 1998
-------------------------------
     Harold Cramer

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                         THE DOWNS OFF-TRACK WAGERING, INC.


                                         By:  /s/ PETER M. CARLINO
                                              ------------------------------
                                              Peter M. Carlino,
                                              Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by The Downs Off-Track Wagering, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Capacity                                 Date
        ---------                                     --------                                 ----
/s/  WILLIAM J. BORK                    President and Director (Principal Executive        January 30, 1998
-------------------------------         Officer)
     William J. Bork

/s/  ARTHUR E. MANUEL                   Treasurer (Principal Financial                     January 30, 1998
-------------------------------         Officer and Principal Accounting Officer)
     Arthur E. Manuel

/s/  HAROLD CRAMER                      Director                                           January 30, 1998
-------------------------------
     Harold Cramer

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                        THE DOWNS RACING, INC.


                                        By:  /s/ JOSEPH A. LASHINGER, JR.
                                             ----------------------------------
                                             Joseph A. Lashinger, Jr.
                                             President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by The Downs Racing, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                     Capacity                                 Date
           ---------                                     --------                                 ----
/s/  JOSEPH A. LASHINGER, JR.           President, Treasurer, Secretary and Director       January 30, 1998
-------------------------------         (Principal Executive Officer, Principal
     Joseph A. Lashinger, Jr.           Financial Officer and Principal Accounting
                                        Officer)

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                        STERLING AVIATION INC.

                                        By:  /s/ PETER M. CARLINO
                                             --------------------------------
                                             Peter M. Carlino,
                                             President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Sterling Aviation Inc., a Delaware corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Capacity                                 Date
        ---------                                     --------                                 ----
/s/  PETER M. CARLINO                   President and Director (Principal Executive        January 30, 1998
--------------------------------        Officer)
     Peter M. Carlino

/s/  ROBERT S. IPPOLITO                 Secretary and Treasurer (Principal Financial       January 30, 1998
--------------------------------        Officer and Principal Accounting Officer)
     Robert S. Ippolito

/s/  HAROLD CRAMER                      Director                                           January 30, 1998
--------------------------------
     Harold Cramer

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                        PENN NATIONAL HOLDING COMPANY


                                        By:  /s/ PETER M. CARLINO
                                             -------------------------------
                                             Peter M. Carlino,
                                             Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Penn National Holding Company, a Delaware corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Capacity                                        Date
        ---------                                     --------                                        ----
/s/  WILLIAM J. BORK                    President and Director (Principal Executive                   January 30, 1998
------------------------------          Officer)
     William J. Bork

/s/  ROBERT S. IPPOLITO                 Treasurer, Secretary and Director (Principal Financial        January 30, 1998
------------------------------          Officer and Principal Accounting Officer)
     Robert S. Ippolito

/s/  PETER M. CARLINO                   Director                                                      January 30, 1998
------------------------------
     Peter M. Carlino

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                        PNGI POCONO, INC.


                                        By:  /s/ WILLIAM J. BORK
                                             -------------------------
                                             William J. Bork,
                                             President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by PNGI Pocono, Inc., a Delaware corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Capacity                                 Date
        ---------                                     --------                                 ----
/s/  WILLIAM J. BORK                    President and Director (Principal Executive        January 30, 1998
-------------------------------         Officer)
     William J. Bork

/s/  ROBERT S. IPPOLITO                 Treasurer and Secretary (Principal Financial       January 30, 1998
-------------------------------         Officer and Principal Accounting Officer)
     Robert S. Ippolito

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                    PENN NATIONAL GAMING OF WEST VIRGINIA, INC.


                                     By:  /s/ PETER M. CARLINO
                                          -------------------------------------
                                          Peter M. Carlino,
                                          Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Penn National Gaming of West Virginia, Inc., a West Virginia corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Capacity                                 Date
        ---------                                     --------                                 ----
/s/  WILLIAM J. BORK                    President (Principal Executive Officer)            January 30, 1998
-------------------------------
     William J. Bork

/s/  ROBERT S. IPPOLITO                 Secretary and Treasurer (Principal Financial       January 30, 1998
-------------------------------         Officer and Principal Accounting Officer)
     Robert S. Ippolito

/s/  PETER M. CARLINO                   Director                                           January 30, 1998
-------------------------------
     Peter M. Carlino

/s/  HAROLD CRAMER                      Director                                           January 30, 1998
-------------------------------
     Harold Cramer

                                   SIGNATURES

     Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, State of Pennsylvania on January 30, 1998.

                                        TENNESSEE DOWNS, INC.


                                        By:  /s/ PETER M. CARLINO
                                             -------------------------------
                                             Peter M. Carlino,
                                             Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Tennessee Downs, Inc., a Tennessee corporation, in which the undersigned holds offices, and any amendments to the registration statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Capacity                                 Date
        ---------                                     --------                                 ----
/s/  WILLIAM J. BORK                    President and Director (Principal Executive        January 30, 1998
-------------------------------         Officer)
     William J. Bork

/s/  ROBERT S. IPPOLITO                 Treasurer, Secretary and Director (Principal       January 30, 1998
-------------------------------
     Robert S. Ippolito                 Financial Officer and Principal Accounting
                                        Officer)

/s/  PETER M. CARLINO                   Director                                           January 30, 1998
-------------------------------
     Peter M. Carlino

/s/  JOSEPH A. LASHINGER, JR.           Director                                           January 30, 1998
-------------------------------
     Joseph A. Lashinger, Jr.